Exhibit 10.1

EXECUTION COPY

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

February 22, 2017

among

ESSENDANT CO.,
as the Borrower

ESSENDANT INC.,
as Holdings

The Loan Guarantors Party Hereto

The Lenders Party Hereto

BANK OF AMERICA, N.A., PNC BANK NATIONAL ASSOCIATION and

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

PNC CAPITAL MARKETS LLC, and WELLS FARGO BANK, N.A.

as Joint Bookrunners and Joint Lead Arrangers

Table of Contents

SCHEDULES:

Commitment Schedule

Schedule 1.01 –Eligible Real Property

Schedule 1.01(c) – Departing Lender Schedule

Schedule 2.06 – Existing LCs

Schedule 3.05 – Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Insurance

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Opinion of Loan Parties’ Counsel

Exhibit C‑1 – Form of Revolving Borrowing Base Certificate

Exhibit C‑2 – Form of FILO Borrowing Base Certificate

Exhibit D – Form of Compliance Certificate

Exhibit E – Joinder Agreement

Exhibit F-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-4 – U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 22, 2017 (as it may be amended or modified from time to time, this “Agreement”) among ESSENDANT CO., as Borrower, ESSENDANT INC., as Holdings, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower, certain of the Lenders and the Administrative Agent are parties to the below-defined Existing Credit Agreement. The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate FILO Commitment” means, at any time, the aggregate of the FILO Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof.   As of the Effective Date, the Aggregate FILO Commitment is

$100,000,000.

“Aggregate FILO Exposure” means, at any time, the aggregate FILO Exposure of all the Lenders at such time.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is

$1,000,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time (with the Swingline Exposure of each Lender calculated assuming that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time).

“ALTA” means the American Land Title Association.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of

(a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), (b) with respect to FILO Loans, a percentage equal to a fraction the numerator of which is such Lender’s FILO Commitment and the denominator of which is the Aggregate FILO Commitment (provided that, if the FILO Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate FILO Exposure at that time), (c) with respect to Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all the Lenders (provided that, if the Term Loan Commitments have terminated or expired, the Applicable Percentages shall be a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Lender and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders), and (d) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure (with the Swingline Exposure of each Lender calculated assuming that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time) and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a), (b) and (c) above.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver and Term Loan ABR Spread”, “Revolver and Term Loan Eurodollar Spread”, “FILO ABR Spread”, “FILO Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Average Quarterly Revolving Availability during the most recently ended fiscal quarter of the Borrower; provided, that the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 2 during the period from the Effective Date to, but excluding, the first day following the end of the first full fiscal quarter of the Borrower ending after the Effective Date:

Average Quarterly Revolving Availability	Revolver and Term Loan ABR Spread	Revolver and Term Loan Eurodollar Spread	FILO ABR Spread	FILO Eurodollar Spread	Commitmen t Fees Rate
Category 1 Greater than $600,000,000	0.25%	1.25%	1.00%	2.00%	0.25%
Category 2 Less than or equal to $600,000,000 but greater than or equal to $300,000,000	0.50%	1.50%	1.25%	2.25%	0.25%
Category 3 Less than $300,000,000	0.75%	1.75%	1.50%	2.50%	0.25%

For purposes of the foregoing, each change in the Applicable Rate shall be effective during the period commencing on and including the first day of each fiscal quarter of the Borrower and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of the Borrower, the Average Quarterly Revolving Availability during the most recently ended fiscal quarter of the Borrower shall be used.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the chief executive officer, president, chief operating officer, chief financial officer, controller or treasurer of Holdings or the Borrower, acting singly.

“Available FILO Commitment” means, at any time, the Aggregate FILO Commitment minus the Aggregate FILO Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Average Quarterly Revolving Availability” means, for any fiscal quarter of the Borrower, an amount equal to the average daily Revolving Availability during such fiscal quarter as determined by the Administrative Agent; provided that, in order to determine Revolving Availability on any day for purposes of this definition, the Revolving Borrowing Base for such day shall be determined by reference to the most recent Revolving Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) as of such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by any Lender or any of its Affiliates:   (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” means Essendant Co., an Illinois corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) FILO Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect,

(c) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (d) a Swingline Loan, and (e) a Protective Advance.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing, a FILO Borrowing or the Term Loan in accordance with Section 2.03.

“Borrowing Base Collateral” means all Collateral consisting of the Accounts and/or Inventory, respectively, of the applicable Loan Parties.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or a Loan accruing interest at REVLIBOR30 Rate without giving effect to the proviso contained in the definition for “REVLIBOR30 Rate”, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Period” means any period (a) commencing on the day after five

(5) consecutive Business Days during which period Revolving Availability has been less than the greater of (i) $100,000,000 and (ii) 10% of the Covenant and Cash Management Test Amount and (b) continuing until Revolving Availability shall have been at least equal to, for a period of 30 consecutive days, the greater of (i) $100,000,000 and (ii) 10% of the Covenant and Cash Management Test Amount.

“Certified Pre-Owned Ineligible Accounts” means certain Accounts originated by CPO Commerce, LLC, as determined by the Administrative Agent in its Permitted Discretion.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not

(i) directors of Holdings on the date of this Agreement, (ii) nominated or appointed by the board of directors of Holdings or (iii) approved by the board of directors of Holdings as director candidates prior to their election; (c) Holdings shall cease to beneficially own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens granted under the Loan Documents), all of the outstanding voting Equity Interests of the Borrower on a fully diluted basis; or (d) other than pursuant to a transaction permitted by this Agreement, the

Borrower shall cease to beneficially own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens granted under the Loan Documents), all of the outstanding voting Equity Interests of each of its Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Subsidiary) on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following:   (a) the adoption of or taking effect of any law, rule, regulation or treaty;

(b)any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, FILO Loans, Term Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all right, title and interest of any Loan Party in any and all property owned, leased or operated by any Loan Party, now existing or hereafter acquired, that may at any time be required to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations. In no event shall “Collateral” include any Excluded Assets.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other agreements, instruments and documents executed in connection with this Agreement that are intended  to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent in connection with this Agreement or any other Loan Document.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, FILO Commitment and Term Loan Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Fees” has the meaning set forth in Section 2.12.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated  EBITDA” means, with respect to any period, (A) Consolidated Net Income for such period, plus (B) to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation, (vii) any extraordinary non- cash or nonrecurring non-cash charges or losses, (viii) fees, costs and expenses incurred in connection with Permitted Acquisitions in an aggregate amount not to exceed $10,000,000 in any fiscal year, (ix) any expense under settlement accounting arising from an offer to terminated vested participants in the Essendant Pension Plan to accept a lump sum in lieu of future pension payments made during a window offering period in 2016, (x) those certain fees, costs and expenses set forth with more particularity in the Disclosure Side Letter and (xi) in connection with any Qualifying Permitted Acquisition or Material Disposition, calculated on a pro forma basis based on Holdings’ most recent financial statements delivered pursuant to Section 4.01(b) or 5.01(a) or (b), (1) any cost savings and expenses that relate to such Qualifying Permitted Acquisition or Material Disposition in accordance with Article 11 of Regulation S-X under the Securities Act and (2) any demonstrable cost-savings and operating expense reductions (net of continuing associated expenses) that relate to such Qualifying Permitted Acquisition or Material Disposition or are reasonably anticipated by the Borrower to be achieved in connection with such Qualifying Permitted Acquisition or Material Disposition within the 12-month period following the consummation thereof, which the Borrower determines in good faith are reasonable and which are so set forth in a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent; provided that amounts added back pursuant to this subclause (2) shall be permitted only to the extent to the aggregate additions under subclauses (1) and (2) for such period do not exceed 10% of the amount which could have been included in Consolidated

EBITDA in the absence of the adjustment under this clause (xi), minus (C) to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non- cash gains, all calculated for Holdings and its Subsidiaries on a consolidated basis.

Solely for the purposes of calculating Consolidated EBITDA for any Test Period, if at any time during such Test Period, Holdings or any of its Subsidiaries shall have made any Material Disposition, Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, in each case, calculated on a pro forma basis based on Holdings’ most recent financial statements delivered pursuant to Section 4.01(b) or 5.01(a) or (b).

“Consolidated  Interest Expense” means, with reference to any period, the interest expense of Holdings and its Subsidiaries calculated on a consolidated basis for such period (net of interest income).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Holdings and its Subsidiaries calculated on a consolidated basis for such period and on a FIFO basis of inventory valuation.

“Consolidated Total Assets” means, as of any date of determination, with respect to any Person, the total assets of such Person and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date. Unless otherwise specified, “Consolidated Total Assets” means Consolidated Total Assets of Holdings and its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.   “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means, collectively, Bank of America, N.A., PNC Bank National Association, and Wells Fargo Bank, N.A.

“Covenant Trigger Period” means any period (a) commencing on (i) the day after five

(5)consecutive Business Days during which period Revolving Availability has been less than the greater of (x) $100,000,000 and (y) 10% of the Covenant and Cash Management Test Amount, or (ii) the day that Revolving Availability is less than $50,000,000 (giving pro forma effect to any proposed extension of credit on such day) and (b) continuing until Revolving Availability shall have been at least equal to the greater of (i) $100,000,000 and (ii) 10% of the Covenant and Cash Management Test Amount, for a period of 30 consecutive days.

“Covenant and Cash Management Test Amount” means the lesser of (x) the sum of the Revolving Borrowing Base and the FILO Borrowing Base and (y) the sum of the Aggregate Revolving Commitment and the Aggregate FILO Commitment.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) such Lender’s FILO Exposure at such time, plus

(c)an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Customer Contract” means any agreement by and between the Borrower and/or any of its Subsidiaries and a customer of the Borrower and/or any of its Subsidiaries involving (a) an upfront payment of a rebate expected to be earned by such customer over the life of such agreement, (b) retention allowances, conversion allowances or other forms of bonuses or allowances paid to such customer (collectively, “Allowances”) subject to clawback provisions that require all or a portion of the payment of the Allowances to be repaid under certain defined circumstances, (c) installment sales of software and related services, whether or not such installments are subject to interest and (d) the deferral of a due date beyond standard payment terms of a full or partial month’s accounts receivable from such customer, evidenced by a promissory note and which may or may not be subject to interest.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or

(d)has, or has a direct or indirect parent company that has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Departing Lender” means each “Lender” under the Existing Credit Agreement that does not have a Commitment hereunder and is identified on the Departing Lender Schedule hereto.

“Disclosure Side Letter” means the written disclosure memorandum delivered by the Borrower to the Administrative Agent (and disclosed by the Administrative Agent to the

Lenders) on or prior to the Effective Date pursuant to clause (y) of the definition of “Identified Disclosure”.

“Disputed Account” means any Account for which billings are under investigation by the Loan Parties, including without limitation, (x) Accounts subject to rebates made from vendors to a Loan Party, which rebates are passed through to the Account Debtor of such Loan Party that correspond with such Accounts, and (y) Accounts of the Borrower that are subject to any counterclaim, deduction, defense or dispute. Disputed Accounts shall not include Accounts owing from certain Account Debtors disclosed to the Administrative Agent prior to the Closing Date that pay by end customer purchase order or stock keeping unit instead of by invoice.

“Disqualified Institution” means the banks, financial institutions and other institutional lenders and persons, set forth in a list (the “DQ List”) provided to the Administrative Agent in an email to JPMDQ_Contact@jpmorgan.com prior to the Effective Date.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Debt Repayment” means, the repayment in full on the Effective Date of all of the existing Indebtedness outstanding and the termination of any remaining commitments and obligations with respect thereto as of the Effective Date under the receivable securitization program evidenced by, among other documents, that certain Transfer and Administration Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of March 3, 2009, among the Borrower, Essendant Financial Services LLC, Essendant Receivables LLC, each class agent party thereto from time to time, the other investors party thereto from time to time and PNC Bank, National Association as agent.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, web portal access for the Borrower or Holdings, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of (and, to the extent provided in clause (r) below, promissory notes owing to) the Loan Parties that are set forth in the list of trade receivable agings provided as part of the most recently delivered Revolving Borrowing Base Certificate or FILO Borrowing Base Certificate; provided, that Eligible Accounts shall not include any Account:

(a)which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance or a Lien permitted pursuant to Section 6.02(k) which, in each case, does not have priority over the Lien in favor of the Administrative Agent;

(c)which (i) with respect to any Account originated by   Liberty   Bell Equipment Corporation, is unpaid more than 90 days after the date of the original invoice therefor, (ii) with respect to any Account other than Accounts originated by Liberty Bell Equipment Corporation, is unpaid more than 60 days after the original due date therefor,

(iii) with respect to any Account other than Accounts originated by Liberty Bell Equipment Corporation, the total amount of such Account shall by its terms be required to be paid in full within a period of time that is more than 90 days after the date of the initial invoice therefor, or (iv) with respect to any Account has been written off the books of the applicable Loan Party or otherwise designated as uncollectible; provided that up to

$15,000,000 (based on the face amount thereof) of Accounts paid in installments shall not be rendered ineligible pursuant to this clause (c) so long as, in each case, the total amount of such Account shall by its terms be required to be paid in full within six months of the initial invoice therefor and the applicable Account Debtor shall not be more than 15 days past due on any installment payment;

(d)which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(a)

(e)which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20% of the aggregate Eligible Accounts, but only to the extent of such excess;

(f)with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an   invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale  on approval, or consignment, or

(vi) relates to payments of interest;

(h)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party or if such Account was invoiced more than once;

(i)which are subject to any earned accrued rebates on such Accounts owing to the corresponding Account Debtors (net of any upfront payment made by a Loan Party of a rebate expected to be earned by such Account Debtor over the life of such agreement) but only to the extent of such net earned accrued rebate;

(j)which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement,   adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)which is owed by any Account Debtor which, to the knowledge of any Loan Party or Subsidiary thereof, has sold all or substantially all of its assets;

(l)which is owed in any currency other than U.S. dollars or Canadian dollars;

(m)which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion;

(i)

(n)which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(o)which is owed by an Account Debtor or any Affiliate of such Account Debtor which has incurred Indebtedness subject to a Permitted Customer Financing Guarantee but only to the extent of such Permitted Customer Financing Guarantee;

(p)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage  or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)the Account Debtor for which is a Top 200 Vendor Account Debtor and where such Account is subject to any setoff, but only to the extent of such setoff;

(r)which is evidenced by any promissory note, chattel paper or instrument; provided that up to $15,000,000 in the aggregate (based on the face amount thereof) of Accounts evidenced by promissory notes shall not be rendered ineligible pursuant to this clause (s) so long as, in each case, each such promissory note (i) is in a form and on terms accepted by the Loan Parties in the ordinary course of business consistent with past practice, and (ii) by its terms matures and is due and payable in full on or prior to 90 days after the making of such promissory note (and such promissory note has not been amended or otherwise modified to extend such maturity);

(s)which is owed by an Account Debtor which is a Sanctioned Person;

(t)with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof (but only to the extent of such reduction), other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the applicable Loan Party created a new receivable for the unpaid portion of such Account;

(u)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party;

(w)which represents billing for advertising;

(x)which is a Disputed Account, but only to the extent of such counterclaim, deduction, defense, rebate or dispute; or

(i)

(y)owed by that certain Account Debtor disclosed by the Borrower to the Administrative Agent prior to the Effective Date until such time as the Administrative Agent, in its sole discretion, notifies the Borrower that Accounts of such Account Debtor may be submitted for inclusion in the Revolving Borrowing Base and the FILO Borrowing Base (subject to satisfying all eligibility requirements thereafter).

Notwithstanding the foregoing, so long as the other requirements for an Eligible Account have been satisfied, up to $15,000,000 of Accounts (based on the face amount thereof) corresponding with purchasers who are members of the buying group known as “Affiliated Distributors” may qualify as Eligible Accounts even if the members of Affiliated Distributors are the primary obligors in respect of such Accounts, and Affiliated Distributors makes payments on their behalf.   Notwithstanding the foregoing, no Account in collection shall be rendered ineligible under this definition (with the understanding that Accounts in collection shall be included in the determination of the Ineligible Account Percentage).

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Revolving Borrowing Base Certificate and FILO Borrowing Base Certificate.   In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative  Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount,

(i)the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account.

“Eligible Equipment” means the Equipment (including machinery) owned by a Loan Party and meeting each of the following requirements:

(a)such Loan Party has good title to such Equipment;

(b)such Loan Party has the right to subject such Equipment to a Lien in favor of the Administrative Agent; such Equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances or Liens permitted pursuant to Section 6.02(k) which do not have priority over the Lien in favor of the Administrative Agent); provided, however, that Equipment subject to a certificate of title (such as, but not limited to, vehicles) shall constitute Eligible Equipment for purposes of determining the Funding Date Term Loan Amount regardless of whether the Administrative Agent’s Lien has been noted on such certificate;

Party;

(c)
the full purchase price for such Equipment has been paid by such Loan
(a)

(d)such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party in the ordinary course of business of such Loan Party;

(e)such Equipment (i) is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased from a Sanctioned Person; and

(f)such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located.

“Eligible Inventory” means, at any time, the Inventory of the Loan Parties; provided, that Eligible Inventory shall not include any Inventory:

(a)which is not subject to a first priority perfected Lien in favor  of the Administrative Agent;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance or a Lien permitted pursuant to Section 6.02(k) (or, if agreed to by the Administrative Agent, Section 6.02(m)) which, in each case, does not have priority over the Lien in favor of the Administrative Agent;

(c)which is, in the Administrative Agent’s opinion, as determined in its Permitted Discretion, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)which is not finished goods or which constitutes ship-not-billed inventory;

(g)which is not located in the U.S., provided that, up to $15,000,000 of Inventory in transit outside of the U.S. from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as:

(i)the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory and

(2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request,

(ii)if the bill of lading is non-negotiable, the Administrative Agent shall have received a duly executed Collateral Access Agreement, in   form and substance reasonably satisfactory to   the   Administrative   Agent,   from   the applicable customs broker, freight forwarder or carrier for such Inventory,

(iii)if the bill of lading is negotiable, the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of the applicable Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with the applicable Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (2) confirmation that the applicable Loan Party has paid for the goods, and (3) an estimate from the applicable Loan Party of the customs duties and customs fees associated with such Inventory in order to establish an appropriate Reserve,

(iv)the common carrier is not an Affiliate of the applicable vendor or supplier, and

(v)	the customs broker is not an Affiliate of the applicable Loan Party;

(h)from and after the 90th day following the Effective Date, which is located in any location leased by a Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility (not exceeding 3 months’ rent under the applicable lease) has been established by the Administrative Agent in its Permitted Discretion;

(i)from and after the 90th day following the Effective Date, which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve (not exceeding   3 months’ average storage charges) has been established by the Administrative Agent in its Permitted Discretion;

(j)which is being processed  offsite at a third party  location or outside processor, or is in-transit to or from such third party location or outside processor, unless such third party or outside processor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require;

(k)which is a discontinued product or component thereof for which the applicable Loan Party maintains an obsolescence reserve;

(i)

(l)	which is the subject of a consignment by a Loan Party as consignor;

(m)which contains or bears any intellectual property rights licensed to the Borrower or another Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)which is not reflected in a current perpetual inventory  report of the applicable Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(o)	for which reclamation rights have been asserted by the seller;

(p)	which has been acquired from a Sanctioned Person; or

(q)which is subject to a vendor or similar rebate program, but only to the extent of the applicable rebate or rebates, as determined as of the last day of the most recent fiscal quarter of the Borrower then ended.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative  Agent of the next Revolving Borrowing Base Certificate and FILO Borrowing Base Certificate.

“Eligible Real Property” means the real property listed on Schedule 1.01, together with any Fixtures located thereon, owned by a Loan Party (i) that is acceptable in the sole discretion of the Administrative Agent, (ii) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent, (iii) in respect of which the Administrative Agent is satisfied that all actions necessary or desirable in order to create perfected first priority Lien on such real property have been taken, including the filing and recording of Mortgages, (iv) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and which does not indicate any pending, threatened or existing Environmental Liability or noncompliance with any Environmental Law, (v) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent, insuring that the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, shall have a perfected first priority Lien on such real property, evidence of which shall have been provided in form and substance reasonably satisfactory to the Administrative Agent, and (vi) if required by the Administrative Agent:   (A) either (1) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to the Administrative Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such real property is located and acceptable to the Administrative Agent, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent, or (2) such other certificates or documents as the applicable title insurance company requires to remove the standard survey exception and issue standard survey-related endorsements; (B) in respect of which local counsel for the Borrower or other Loan Party in states in which such real property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and (C) in respect of which the applicable Loan Party shall have used its reasonable best efforts to obtain estoppel certificates executed by all tenants of such real property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens on the real property described in the Mortgages have been taken.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Assets” has the meaning specified in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:   (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Fourth Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 8, 2013, by and among the Borrower, Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as Agent, as amended or modified prior to the date hereof.

“Existing LCs” has the meaning set forth in Section 2.06.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Field Exam and Appraisal Period” means any period (a) commencing on the day after five (5) consecutive Business Days during which period Revolving Availability has been less than 15% of the Covenant and Cash Management Test Amount and (b) continuing until Revolving Availability shall have been at least equal to 15% of the Covenant and Cash Management Test Amount, for a period of 30 consecutive days.

“FILO Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate FILO Commitment and (ii) the FILO Borrowing Base minus (b) the Aggregate FILO Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“FILO Borrowing Base” means, at any time, the sum of (a) the product of 10% multiplied by the Loan Parties’ Eligible Accounts at such time minus the Ineligible Account Amount (which subtraction shall be applied prior to multiplying such sum by the applicable percentage), plus

(b) the product of 10% multiplied by the Net Orderly Liquidation Value percentages (with the understanding that certain classes of Inventory shall be assigned different percentage amounts as determined in the Administrative Agent’s Permitted Discretion) identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis minus the Ineligible Inventory Amount (which subtraction shall be applied prior to multiplying such sum by the applicable percentage), minus (c) Reserves.

“FILO Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer, in substantially the form of Exhibit C-2 or another form which is acceptable to the Administrative Agent in its sole discretion.

“FILO Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make FILO Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s FILO Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.    The  initial amount of each Lender’s FILO Commitment is set  forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its FILO Commitment, as applicable.

“FILO Commitment Fee” has the meaning set forth in Section 2.12.

“FILO Exposure”  means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s FILO Loans.

“FILO Lender” means, as of any date of determination, a Lender with a FILO Commitment or, if the FILO Commitments have terminated or expired, a Lender with FILO Exposure.

“FILO Loan” means a Loan made pursuant to Section 2.01(c).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or Holdings.

“Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for the Test Period ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

“Fixed Charges” means, for any period, without duplication, cash Consolidated Interest Expense, plus scheduled principal payments on Indebtedness actually made (excluding the payment of all outstanding principal under the Senior Notes on the final scheduled maturity thereof), plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, plus cash contributions to any Plan to the extent expensed, all calculated for Holdings, the Borrower and their Subsidiaries  on a consolidated  basis in accordance with GAAP.

“Fixtures” has the meaning assigned to such term in the Security Agreement.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a

U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

“Funding Date Term Loan Amount” means the sum of (x) the product of 75% multiplied by the fair market value of the Loan Parties’ Eligible Real Property plus (y) the product of 85% multiplied by the Net Orderly Liquidation Value of the Loan Parties’ Eligible Equipment, as such value is set forth in the most recent appraisals received by the Administrative Agent prior to the date on which the Term Loans are to be made (with such appraisals being in form and substance acceptable to the Administrative Agent).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for   which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantors” means all Loan Guarantors and non-Loan Parties who have delivered an Obligation Guaranty, and the term “Guarantor” means each or any one of them individually.

“Hazardous Materials” means:   (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Holdings” means Essendant Inc., a Delaware corporation.

“Identified Disclosure” means, any change or condition (x) disclosed prior to January 5, 2017 in a filing with the Securities and Exchange Commission and which filing is available on the EDGAR site at www.sec.gov (the disclosure date therefor shall be deemed to be the first day on which such information was available to JPMCB on such web page) or (y) set forth in Schedule 3.06 or otherwise disclosed in this Agreement or in any written disclosure memorandum delivered to the Joint Lead Arrangers on or prior to February 22, 2017.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (b) all financial obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services  (excluding current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and accrued expenses in connection with the provision of services incurred in the ordinary course of such Person’s business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that the amount of any such Indebtedness at any time shall be deemed to be the lesser of (i) such Indebtedness at such time and (ii) the fair market value of such property, as determined by such Person in good faith at such time), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out, (l) any other Off-Balance Sheet Liability and (m) Net Mark-to-Market

Exposure under any and all Swap Agreements (including all renewals, extensions and modifications thereof and substitutions therefor). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Account Amount” means, at any time, the product of the Ineligible Account Percentage multiplied by the aggregate face amount of all Accounts of the Loan Parties at such time.

“Ineligible Account Percentage” means 1.1%, as such percentage may be adjusted from time to time by the Administrative Agent in its Permitted Discretion upon written notice from the Administrative Agent to the Borrower.   The Loan Parties acknowledge and agree that the Ineligible Account Percentage reflects the Administrative Agent’s determination of Accounts that would be rendered ineligible to be included in the Revolving Borrowing Base or FILO Borrowing Base because such Accounts:

(1)are in collection;

(2)are owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;

(3)	are subject to a credit memo, chargeback or debit memo;

(4)represent commission  and/or service charges from Loan Parties to Account Debtors;

(5)	were created on cash-on-delivery terms;

(6)	represent Certified Pre-Owned Ineligible Accounts; or

(7)are Accounts of any Loan Party other than the Borrower that are subject to any counterclaim, deduction, defense or dispute.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Ineligible Inventory Amount” means, at any time, the product of the Ineligible Inventory Percentage multiplied by the aggregate amount of all Inventory of the Loan Parties at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis.

“Ineligible Inventory Percentage” means (x) in the event the FILO Borrowing Base or Revolving Borrowing Base is being determined in part by using the Net Orderly Liquidation Value   percentages   identified   in   the   most   recent   inventory   appraisal   ordered   by   the Administrative Agent, 0.1%, or (y) in all other instances, 7.5%, in each case, as such percentage may be adjusted from time to time by the Administrative Agent in its Permitted Discretion upon written notice thereof by the Administrative Agent to the Borrower.   The Loan Parties acknowledge and agree that the Ineligible Inventory Percentage reflects the Administrative Agent’s determination of Inventory that would be rendered ineligible to be included in the Revolving Borrowing Base or FILO Borrowing Base because such Inventory:

(1)has been returned to the Loan Party by the applicable Account Debtor;

(2)is located at any location where the aggregate value of all Eligible Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) of the Loan Parties at such location is less than $250,000;

(3)is classified by the Administrative Agent, as determined in its   Permitted Discretion, as slow moving; or

(4)	represents consumables and samples not held out for sale.

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated February 2017 relating to the Loan Parties and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan or Swingline Loan, the first day of each calendar quarter and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day that is seven calendar days or in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, other than in the case of an Interest Period of seven calendar days, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) other than in the case of an Interest Period of seven calendar days, any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.   For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, Wells Fargo Bank, National Association and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Effective Date, (i) $12,500,000, in the case of JPMCB, (ii) $12,500,000 in the case of Wells Fargo Bank, National Association, and (iii) such amount as shall be designated to the Administrative Agent and the Borrower in writing by an Issuing Bank. After the Effective Date, any Issuing Bank shall be permitted at any time to (x) increase its Issuing Bank Sublimit or (y) decrease its Issuing Bank Sublimit to an amount not less than such Issuing Bank’s initial Issuing Bank Sublimit, in each case, with the consent of the Borrower and upon providing five (5) days’ prior written notice (or such shorter period as the Administrative Agent shall agree) thereof to the Administrative Agent. After the Effective Date, any Issuing Bank shall be permitted to decrease its Issuing Bank Sublimit to an amount less than such Issuing Bank’s initial Issuing Bank Sublimit with the consent of the Borrower, the Administrative Agent and each of the other Issuing Banks.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.

“Joint Lead Arrangers” means JPMCB, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and Wells Fargo Bank, N.A.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

Credit.

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender  at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment  and Assumption.   Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank. For the avoidance of doubt, the term “Lenders” excludes any Departing Lenders.

“Letters  of Credit”  means the letters of credit issued pursuant  to this Agreement, including all Senior Notes Collateral LCs issued hereunder, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.   It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity Condition Period” means any period (a) commencing on the day after five

(5)consecutive Business Days during which period Revolving Availability has been less than the greater of (i) $100,000,000 and (ii) 10% of the Covenant and Cash Management Test Amount and (b) continuing until Revolving Availability shall have been at least equal to the greater of

(i) $100,000,000 and (ii) 10% of the Covenant and Cash Management Test Amount, for a period of 30 consecutive days.

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, the Senior Notes Intercreditor Termination Agreement and all other agreements, instruments, documents and certificates identified in Sections 4.01 and

4.3executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, legal opinions issued in connection with the other Loan Documents, UCC filings, letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. For the avoidance of doubt, the Information Memorandum is not a Loan Document.

“Loan Guarantor” means each Loan Party.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, Holdings, the Borrower, Holdings’ Material Domestic Subsidiaries (other than the Borrower) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of Holdings, the Borrower and their Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or

(d)the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents.

“Material Disposition” means any sale or other disposition or series of related sales or dispositions by Holdings or any Subsidiary of (1) any equity interests of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Subsidiary) or (2) all or substantially all of the assets of any division or line of business of Holdings or any Subsidiary, in each case, that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $25,000,000 and excluding, in each case, (x) a sale or other disposition by a Subsidiary to Holdings or Holdings or a Subsidiary to a Subsidiary and (y) dispositions of cash or Permitted Investments in the ordinary course of business

“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of Holdings, for the Test Period then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds five percent (5%) of Consolidated EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries; provided further that the Borrower may at any time designate any Subsidiary as a Material Domestic Subsidiary in its sole discretion, even if not required to satisfy the foregoing; provided further that the Borrower may at any time remove any Subsidiary’s designation as a Material Domestic Subsidiary, if after giving effect to such removal, the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries would not exceed five percent (5%) of Consolidated EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to Section 5.01(a) or (b).

“Material Foreign Subsidiary” means each direct or indirect first-tier Foreign Subsidiary of Holdings (i) which, as of the most recent fiscal quarter of Holdings, for the Test Period then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of Consolidated EBITDA and greater than five percent (5%) of consolidated sales for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if the aggregate amount of

Consolidated EBITDA during any Test Period attributable to all direct or indirect first-tier Foreign Subsidiaries that are not Material Foreign Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for such Test Period, the Borrower (or, in the event the Borrower has failed to do so within thirty (30) days following the delivery of financial statements pursuant to Section 5.01(a) or (b) with respect to such Test Period, the Administrative Agent) shall designate sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $25,000,000.   For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means February 22, 2022 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“MIRE Event” means, if there are any Mortgaged Real Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any incremental credit facilities pursuant to Section 2.20 or otherwise, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgaged Real Property” means each parcel of real property subject to, or required to be subject to, pursuant to any Loan Document, a Mortgage.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) or 3(37) of ERISA.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreement as of the date of determination (assuming the Swap Agreement were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date).

“Net Orderly Liquidation Value” means, with respect to Inventory or Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent   in   its   Permitted   Discretion   by   an   appraiser   acceptable   to   the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable  or purchase price adjustment  receivable  or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness  (including interest, expenses and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing

Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (other than the sale or disposition in the ordinary  course of business of accounts or notes receivable  in connection with the compromise or collection thereof consistent with customary  industry practice (and not as part of any bulk sale or financing of receivables)), (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases); provided that “Off-Balance Sheet Liability” shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person’s consolidated balance sheet or (b) is deducted from revenues in determining such Consolidated Net Income but is not thereafter added back in calculating Consolidated EBITDA.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment Conditions” means, with respect to any proposed transaction, the satisfaction of each of the following conditions (a) and (b):

(a)	no Event of Default shall occur or be continuing and

(b)	either

(i)the Payment Conditions Availability Amount, giving effect to such transaction, would be greater than (x) the product of the Covenant and Cash Management Test Amount multiplied by (y) (1) if determined in connection with an Acquisition, 17.5% or (2) otherwise, 20%; or

(ii)the pro forma Fixed Charge Coverage Ratio for the trailing twelve fiscal month period then most recently ended for which financial statements shall have been delivered shall be greater than 1.10 to 1.00 and the Payment Conditions Availability Amount, giving effect to such transaction, would be greater than (x) the product of the Covenant and Cash Management Test Amount multiplied by (y) (1) if determined in connection with an Acquisition, 12.5% or

(2)	otherwise, 15%.

“Payment Conditions Availability Amount” means the average Revolving Availability for the 30 consecutive days occurring immediately before and on the date of a proposed transaction, which amount shall be calculated to include the proposed transaction on a pro forma basis on the date of such transaction, including, without limitation, assets that are acquired as part of such proposed transaction that would be included in the Revolving Borrowing Base and the FILO Borrowing Base in accordance with the definitions thereof, and Revolving Loans, FILO Loans or issuances of Letters of Credit extended on such date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party or any Subsidiary thereof in a transaction that satisfies each of the following requirements:

(a)such Acquisition is not a hostile or contested acquisition;

(b)the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, reasonably related, or incidental thereto;

(c)both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, (x) the representation and warranty set forth in Section 3.18 is true and correct as of the date of such Acquisition and (y) no Event of Default exists, will exist, or would result therefrom;

(a)

(d)as soon as available, but not less than ten (10) days prior to such Acquisition, the Borrower has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Revolving Availability and FILO Availability projections;

(e)if   the Accounts and   Inventory acquired in   connection   with   such Acquisition are proposed to be included in the determination of the Revolving Borrowing Base (other than pursuant to the proviso set forth in the definition of Revolving Borrowing Base) or the FILO Borrowing Base, the Administrative Agent shall have conducted an audit and field examination of such Accounts and Inventory, the results of which shall be satisfactory to the Administrative Agent and the Lenders in their Permitted Discretion;

(f)if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of Holdings and a Loan Party pursuant to the terms of this Agreement;

(g)if such Acquisition is an acquisition of assets located in the U.S., such Acquisition is structured so that Holdings, Borrower or a Subsidiary Guarantor shall acquire such assets;

(h)if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(i)if such Acquisition involves a merger or a consolidation involving the Borrower or a Subsidiary Guarantor, the Borrower or a Subsidiary Guarantor, as applicable, shall be the surviving entity;

(j)no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, Tax, litigation, or other matters) that could have a Material Adverse Effect;

(k)the Payment Conditions shall have been satisfied and the Borrower shall certify to the Administrative Agent to that effect (and provide the Administrative Agent and the Lenders with pro forma Revolving Borrowing Base and FILO Borrowing Base Certificates in form and substance reasonably satisfactory to the Administrative Agent); provided that this clause (k) shall not be required to be complied with in connection with one (1) Acquisition during the term of this Agreement for which the total consideration paid or payable (including any earnout or deferred purchase price obligations) is less than

$25,000,000;

(l)all actions required to be taken with respect to any newly acquired or formed wholly-owned Subsidiary of the Borrower or a Loan Party, as applicable, required under (and in the time frame set forth in) Section 5.14 shall have been taken;

(i)

(m)promptly upon the consummation thereof, the Borrower   shall   have delivered to the Administrative Agent the final executed   material documentation (including, without limitation, the asset or equity   or   similar purchase agreement evidencing such Acquisition, together with all final exhibits and schedules thereto) relating to such Acquisition; and

(n)as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained.

“Permitted Customer Financing Guarantee” means any Guarantee or repurchase or recourse obligations of any Loan Party, incurred in the ordinary course of business, in respect of Indebtedness incurred by a customer of any Loan Party.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes that are not yet due or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided, however, that each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exception;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than forty-five (45) days or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect;

(c)pledges and deposits made in the ordinary course of   business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, utility contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(a)

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Subsidiary; and

(g)in the case of any Mortgaged Real Property, such items as are accepted by the Administrative Agent as exceptions to the lender’s title insurance policy issued with respect to the applicable Mortgage;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)demand deposit accounts maintained in the ordinary course of business;

(f)marketable direct obligations issued by any state of the “U.S.  or any political  subdivision of any such state or any public instrumentality  thereof  having maturities of not more than 90 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; and

(g)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940,

(ii)	are rated AA by S&P and Aa by Moody’s and (iii) have portfolio assets of at least

$5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate has a liability (including any contingent liability).

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prepayment Event” means:

(a)(x) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of   any Term Loan Availability Collateral with a fair value immediately prior to such event equal to or greater than $25,000,000 or (y) any sale, transfer or other disposition (including pursuant to a Sale and Leaseback transaction, but excluding any permitted sale, transfer or disposition between Loan Parties) of any Term Loan Availability Collateral, in each case, at any time any Term Loans are outstanding with a fair value immediately prior to such sale, transfer or disposition equal to or greater than $1,000,000 in the aggregate for all such sales, transfers or dispositions during any fiscal year;

(b)any sale, transfer or other disposition (including pursuant to a Sale and Leaseback transaction) of any property or asset (excluding any Term Loan Availability Collateral but only during any time that any Term Loans are outstanding) of any Loan Party or any Subsidiary, other than dispositions described in Section 6.05(a),(b), (c), (d), (f), (g), (h), (i), or (j), and other than sales, transfers or dispositions which in the aggregate during the term of this Agreement do not exceed $5,000,000; or

(c)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset (excluding any Term Loan Availability Collateral but only during any time that any Term Loans are outstanding) of any Loan Party or any Subsidiary with a fair value immediately prior to such event equal to or greater than $25,000,000.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness incurred or assumed in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of Holdings, the Borrower or any Subsidiary issued as consideration for such Acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Permitted Acquisition” means a Permitted Acquisition in which the cash portion of the Purchase Price is greater than $25,000,000.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and

(c) any Issuing Bank, or any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may (and at the request of any Lender, shall) be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided, that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage (which reserve shall be calculated monthly), reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges)  with respect to the Collateral or any Loan Party.   The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change.   Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Accounts, Eligible Inventory or any other Reserve then established.

“Restricted  Payment” means any dividend or other distribution  (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Loan Party or any option, warrant or other right to acquire any such Equity Interests in any Loan Party.

“REVLIBOR30 Rate” means the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a one (1) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion; in each case the “REVLIBOR30 Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month; provided that, (x) if the REVLIBOR30 Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if the REVLIBOR30

Screen Rate shall not be available at such time for such a period, then the REVLIBOR30 Rate shall be equal to the Alternate Base Rate.

“Revolving Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Revolving Commitment and (ii) the Revolving Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Revolving Borrowing Base” means, at any time, the sum of (a) the product of 85% multiplied by the Loan Parties’ Eligible Accounts at such time minus the Ineligible Account Amount (which subtraction shall be applied prior to multiplying such sum by the applicable percentage), plus (b) the lesser of (i) the product of 75% multiplied by the Loan Parties’ Eligible Inventory at such time, valued at the lower of cost or market value, determined on a first-in-first- out basis and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage (with the understanding that certain classes of Inventory shall be assigned different percentage amounts as determined in the Administrative Agent’s Permitted Discretion) identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in- first-out basis minus the Ineligible Inventory Amount (which subtraction shall be applied prior to multiplying such sum by the applicable percentage); provided that, (i) prior to the completion of satisfactory field examinations and Inventory appraisals by the Administrative Agent of Accounts and Inventory acquired pursuant to a Permitted Acquisition that the Borrower reasonably determines in good faith will qualify as Eligible Accounts and Eligible Inventory after the Administrative Agent completes its appraisal and field examination thereof, such acquired Accounts and Inventory shall be included in the Revolving Borrowing Base in an aggregate amount not to exceed the lesser of (x) $200,000,000 or (y) the sum of (1) the product of 75% multiplied by such non-examined acquired Eligible Accounts plus (2) the product of 55% multiplied by such non-appraised acquired Eligible Inventory at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis; and (ii) after such field examinations and Inventory  appraisals have been performed, the acquired Accounts and Inventory will be included in the Revolving Borrowing Base in the manner set forth above, minus (c) so long as any assets of the Loan Parties or their Subsidiaries secure obligations owing under or in connection with the Senior Notes (other than Letters of Credit issued hereunder), the aggregate outstanding principal amount of the Senior Notes, minus (d) Reserves.

“Revolving Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer, in substantially the form of Exhibit C-1 or another form which is acceptable to the Administrative Agent in its sole discretion.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.   The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Revolving Commitment Fee” has the meaning set forth in Section 2.12.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the

U.S.Department of the Treasury, or the U.S. Department of State or by the United Nations Security Council, the European Union,  any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Note Purchase Agreement” means the Note Purchase Agreement, dated as of November 25, 2013, to which the Borrower is subject, and pursuant to which the Senior Notes were issued, as the same may be amended, restated, supplemented or otherwise modified from time to time including pursuant to that certain Amendment No. 4 to Note Purchase Agreement entered into on the Effective Date.

“Senior Notes” means the Borrower’s $150,000,000 3.75% Secured Senior Notes due January 15, 2021 that were issued pursuant to the Senior Note Purchase Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes Collateral LC” has the meaning set forth in Section 2.06(a).

“Senior Notes Documents” means the Senior Notes, the Senior Note Purchase Agreement, and the Collateral Trust Agreement (as defined in Section 5.08(a)), as each may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes Intercreditor” means the Intercreditor Agreement, dated as of October 15, 2007, by and among JPMCB, in its capacity as “Agent” for the “Lenders” subject thereto and the “Noteholders” party thereto, as each such term is defined in such Intercreditor Agreement, and as such Intercreditor Agreement may have been amended, restated, supplemented or otherwise modified prior to the date hereof.

“Senior Notes Intercreditor Termination Agreement” means the Intercreditor Agreement Termination and Collateral Release Agreement, dated as of the date hereof, by and among, JPMCB, in its capacity as “Agent” for the “Lenders” (as such terms are defined in the Senior Notes Intercreditor), the holders of the Senior Notes, the Borrower and Holdings.

“Solvent” means, when used with respect to Holdings and its Subsidiaries (on a consolidated basis), that at the time of determination:

(i)the fair value of their consolidated assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of their consolidated liabilities, including without limitation contingent liabilities;

(ii)they are then able and presently expect to be able to pay their consolidated debts as they mature; and

(iii)they have capital sufficient to carry on their business as conducted.

(i)

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any unsecured Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations either by the terms of such Indebtedness (which terms may not be amended, waived or modified without the Administrative Agent’s prior written consent) or pursuant to a subordination agreement, in each case in form and substance reasonably acceptable to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held , or

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings or a Loan Party, as applicable.

“Subsidiary Guarantor” means each Material Domestic Subsidiary of Holdings (other than the Borrower) and any other Subsidiary of Holdings that is a party to the Loan Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.15 hereto.

“Supermajority FILO Lenders” means, at any time, Lenders (other than Defaulting Lenders) having FILO Exposures and unused FILO Commitments representing more than

662/3% of the sum of the Aggregate FILO Exposure and unused FILO Commitments at such time.

“Supermajority Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 662/3% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Commitment” means the amount set forth opposite JPMCB’s name on the Commitment Schedule as Swingline Commitment.

“Swingline  Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB in its capacity as lender of Swingline Loans hereunder.   Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding),  value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” means, as of any date of determination, Lenders having a Term Loan Commitment.

“Term Loan Availability Collateral” means all Collateral consisting of Eligible Equipment and/or Eligible Real Property (including, without limitation, any Fixtures), of the applicable Loan Parties, which, in each case, was included in the determination of the Funding Date Term Loan Amount on the date that the Term Loans are extended to the Borrower.

“Term Loan Commitment” means (a) as to any Term Lender, the commitment of such Term Lender to make Term Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Term Lender, as applicable, and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $77,600,000 on the Effective Date. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to such Term Lender’s Applicable Percentage of the Term Loans.

“Term Loans” means the Term Loans extended by the Term Lenders to the Borrower pursuant to Section 2.01(b) hereof.

“Test Period” means, on any date, the most recent four fiscal quarter period ending on or prior to such date.

“Top 200 Vendor Account Debtor” means, for any date, as determined as of the last day of the calendar month most recently ended prior to such date, any Account Debtor that is a vendor and whose Accounts (based on the face amount thereof) owing to the Borrower, when taken together with all of its and its Affiliates’ Accounts (based on the face amount thereof) owing to the Borrower, result in such Account Debtor constituting one of the Borrower’s top 200 customers (based on the face amount of Accounts owing by such customers and their Affiliates) that are vendors.

“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Transactions” means the execution, delivery and performance by Holdings, the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the Effective Date Debt Repayment.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans or the FILO Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans or FILO Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of   Loans and Borrowings.     For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.   The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference  herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties,  including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.   Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.   Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein  and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.   Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent a change in GAAP occurs (whether or not such change is, as of the date hereof, already scheduled to occur after the date hereof) which results in operating leases being treated or classified as capital leases or which reclassifies capital leases using different terminology (e.g., as “finance leases”), such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants), and the Loan Parties and the Subsidiaries shall continue to provide financial reporting which differentiates between operating leases and capital leases, in each case in accordance with GAAP as in effect on the date hereof.

SECTION 1.05. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01. Commitments.Subject to the terms and conditions set forth herein,

(a) each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10(a)) in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of (x) the Aggregate Revolving Commitment and (y) the Revolving Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04, (b) if requested by the Borrower in accordance with Section 2.03, each Term Lender severally (and not jointly) agrees to make a Term Loan in a single funding (the date of such funding, the “Funding Date”) to the Borrower on or prior to April 21, 2017, in an amount equal to the lesser of such Lender’s Term Loan Commitment and its Applicable Percentage of the Funding Date Term Loan Amount, in each case by making immediately available funds available to the Administrative Agent’s designated account, not later than 11:00 a.m., Chicago time on the date such Term Loans are funded, and (c) each Lender with a FILO Commitment severally (and not jointly) agrees to make FILO Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in

(i) such Lender’s FILO Exposure exceeding such Lender’s FILO Commitment or (ii) the Aggregate FILO Exposure exceeding the lesser of (x) the Aggregate FILO Commitment and

(y)the FILO Borrowing Base.   Within  the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow FILO Loans and Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Revolving Loans shall be extended to the Borrower only at such times as (x) the Aggregate FILO

(y)

Commitment has been fully funded or the FILO Borrowing Base has been fully utilized such that additional FILO Loans are not then available to be made or (y) the FILO Commitments have been terminated and the Obligations in respect of the FILO Commitments have been paid in full in the manner set forth in Section 2.09(b)(ii).

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan or Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.   Any  Protective  Advance and any Swingline  Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b)Subject to Section 2.14, each Revolving Borrowing, FILO Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance  herewith, provided that unless the Borrower has provided the Administrative Agent with a written indemnification indemnifying the Lenders against costs of the type described in Section 2.16 with respect thereto, all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be a Loan accruing interest as set forth in Section 2.13(b). Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Loans shall not be subject to a minimum borrowing amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings.     To request a Borrowing other than a Swingline Loan, the Borrower shall notify the Administrative Agent of such request either in writing in a form approved by the Administrative Agent and signed by the Borrower or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) in the case of a Eurodollar Borrowing, noon, Chicago time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, noon, Chicago time, on the date of the proposed Borrowing (or, solely with respect to Term Loans, one (1) Business Day prior to the proposed Borrowing); provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or a communication through

Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii)whether such Borrowing constitutes a Revolving Borrowing, a FILO Borrowing, or a Term Loan Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s Permitted Discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed an amount equal to 5% of the Aggregate Revolving Commitment as in effect on the date of the proposed Protective Advances; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied (including, without limitation, the condition that the Aggregate FILO Commitment be fully funded prior to the extension of a Revolving Loan). The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to

make Protective Advances may be revoked at any time by the Required Lenders.   Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Revolving Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)       Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.05. Swingline Loans.

(a)Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Lender’s Swingline Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of the Aggregate Revolving Commitment and the Revolving Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed in writing) or through Electronic System, if arrangements for doing   so   have been approved by the Administrative Agent, not later than 2:00 p.m., Chicago time, on the day of a proposed Swingline Loan.   Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business   Day)   and amount of the requested Swingline Loan.     The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.   The Swingline Lender shall make each Swingline Loan available to the Borrower by advancing funds to the Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 4:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(b)The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.   Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in

(a)

such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 11:00 a.m., Chicago time, on a Business Day no later than 4:00 p.m., Chicago time on such Business Day and if received after 11:00 a.m., Chicago time, “on a Business Day” shall mean no later than 9:00 a.m. Chicago time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.   The Administrative Agent shall notify the Borrower of any participations  in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant therefor for the support of its or its Subsidiaries’ obligations. In addition, the Borrower may request the issuance of Letters of Credit denominated in dollars solely for the purpose of providing collateral support for its obligations under and in connection with the Senior Notes (each such Letter of Credit, a “Senior Notes Collateral LC”). The Issuing Bank may agree or decline to issue any such Senior Notes Collateral LC in its sole discretion, and shall have no obligation to issue any such Senior Notes Collateral LC. No Senior Notes Collateral LC shall be issued without the prior consent of the Administrative Agent.   No Senior Notes Collateral LC shall be issued if the Administrative Agent determines, in its sole discretion, that obligations under or in connection with the Senior Notes are secured by or otherwise receiving credit support from any assets of the Loan Parties or any of their Subsidiaries other than Senior Notes Collateral LCs.   No Senior Notes Collateral LCs shall remain outstanding after the repayment in full of all of the existing Indebtedness outstanding and the termination of any remaining commitments and obligations with respect thereto under the Senior Notes (and the reimbursement in full of all LC Disbursements of the Issuing Bank under such Senior Notes

Collateral LCs). Notwithstanding the foregoing or anything to the contrary set forth herein, a Senior Notes Collateral LC with a face amount of $165,000,000 was issued under the Existing Credit Agreement. Such Letter of Credit shall be deemed to have been issued hereunder as of the Effective Date and shall be subject to the terms and conditions hereof. No other Senior Notes Collateral LCs shall be issued hereunder. The issuance of Letters of Credit, other than Senior Notes Collateral LCs, shall be in the sole discretion of the Issuing Bank (and the Issuing Bank shall have no obligation to issue any such Letter of Credit) at any time the aggregate face amount of all outstanding Letters of Credit (other than Senior Notes Collateral LCs), after giving effect to such requested Letter of Credit, exceeds or would exceed $25,000,000. All Letters of Credit shall be issued in a form reasonably acceptable to the Administrative Agent and the Issuing Bank at any time and from time to time during the Availability Period.   In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit).   Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. Schedule 2.06 sets forth certain letters of credit outstanding as of the Effective Date (the “Existing LCs”). Upon the Effective Date, the Existing LCs shall be deemed to be Letters of Credit issued hereunder and shall be subject to the terms and conditions hereof.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.   To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or transmit through Electronic System to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure for all Letters of Credit other than Senior Notes Collateral LCs shall not exceed

$50,000,000, (ii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment, (iii) the aggregate LC Exposure for all Senior Notes Collateral LCs shall not exceed $165,000,000 and, (iv) the Aggregate Revolving Exposure shall not exceed the lesser of

(x) the   Aggregate   Revolving   Commitment   and   (y) the   Revolving   Borrowing   Base. Notwithstanding the foregoing or anything to the contrary contained herein, with respect to all Letters of Credit other than Senior Notes Collateral LCs, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. With respect to Senior Notes Collateral LCs, JPMCB, in its capacity as an Issuing Bank, shall be deemed to have a separate sublimit with respect to such Letters of Credit, and, for the avoidance of doubt, Revolving Availability shall decrease on a dollar-for-dollar basis based on the aggregate LC Exposure in respect of Senior Notes Collateral LCs. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of
(b)

Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that, any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); provided further that, any Letter of Credit may extend beyond the date referred to in clause (ii) above if such Letter of Credit is cash collateralized, no later than thirty (30) days prior to the Maturity Date, in an amount equal to 105% of the face amount of such Letter of Credit in accordance  with Section 2.06(j) hereof and on terms and conditions reasonably acceptable to the applicable Issuing Bank and the Administrative Agent.

(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or,

(ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (a) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (b) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, on the day of receipt; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.   If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such   notice, each   Revolving Lender shall pay to   the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit,  or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, or the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby  waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without   responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(b)

(g)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed in writing) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)Interim Interest.   If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.   Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank. (A) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.   The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing  Bank pursuant to Section 2.12(b).   From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and

(ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with paragraph (i) of this Section.

(j)Cash Collateralization. If any Event of Default shall occur and be continuing, on the first Business Day following the Borrower’s receipt of notice from the Administrative Agent or the Required   Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders  with LC Exposure representing greater  than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the

(b)

benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.   Such  deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals,   all   expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(b)

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Term Loans shall be made as provided in Sections 2.01(b) and 2.02(b) and Swingline Loans shall be made as provided in Section 2.05.   The Administrative Agent will make such Loans available to the Borrower by promptly advancing funds so received to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.   (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.   This Section shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b)To  make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or through   Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.   Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or Electronic System to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by
(b)

the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).

(c)Each telephonic and written Interest Election Request (including   requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing

(i)no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and

(ii)unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments; Increase in Revolving Commitments.   (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate on earliest to occur of the following: (x) immediately after the funding of any Term Loans, (y) immediately upon the termination of the Revolving Commitments or (z) at 5:00 p.m., Chicago time, on April 21, 2017, (ii) the FILO Commitments shall terminate immediately upon the termination of the Revolving Commitments and (iii) each of the Revolving Commitments and the FILO Commitments shall terminate on the Maturity Date.

(b)(i) The Borrower may at any time terminate the Revolving Commitments upon

(I) the payment in full of all outstanding Loans (including, without limitation, the Term Loans and the FILO Loans), together  with accrued and unpaid interest thereon and on any LC Exposure, (II) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (III) the payment in full of the accrued and unpaid fees, and

(IV) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.

(ii)The Borrower may at any time terminate the FILO Commitments upon

(i)the payment in full of all outstanding FILO Loans, together with accrued and unpaid interest thereon, (ii) the payment in full of all accrued and unpaid fees in respect thereof, and (iii) the payment in full of all reimbursable expenses and other Obligations in respect of the FILO Commitments, together with accrued and unpaid interest thereon.

(c)(i) The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $25,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of the Aggregate Revolving Commitment and the Revolving Borrowing Base.

(ii)The Borrower may from time to time reduce the FILO Commitments; provided that (i) each reduction of the FILO Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the FILO Commitments if, after giving effect to any concurrent prepayment of the FILO Loans in accordance with Section 2.11, the Aggregate FILO Exposure would exceed the lesser of the Aggregate FILO Commitment and the FILO Borrowing Base.

(d)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments or the FILO Commitments under paragraph (b) or (c) of this Section at least five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.   Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments or the FILO Commitments shall be permanent. Each reduction of the Revolving Commitments and the FILO Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments or FILO Commitments.

(b)

(e)The Borrower shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution (other than an Ineligible Institution) provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, (ii) the Borrower may make a maximum of four (4) such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $500,000,000, (iv) the Administrative Agent and the Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in Section 2.09(f) have been satisfied.   Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(f)Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Aggregate Revolving Commitment to exceed $1,500,000,000. As a condition precedent to such an increase or addition, the Borrower shall deliver to the Administrative Agent

(i)	a certificate of each Loan Party signed by an authorized officer of such Loan Party

(A)certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) no Default exists and (3) if either before or after giving effect to such an increase in the Aggregate Revolving Commitments, a Covenant Trigger Period has occurred or is continuing, the Loan Parties are in compliance (on a pro forma basis) with the covenant contained in Section 6.12 and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(g)On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in  immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to   clause (ii) of the immediately preceding sentence shall be

(b)

accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.   (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each FILO Lender the then unpaid principal amount of each FILO Loan on the Maturity Date; (iii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made. Commencing with the first calendar month immediately succeeding the calendar month in which the Funding Date occurred (but in any event, commencing  no sooner than April 1, 2017), the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender on the first Business Day of each calendar month the aggregate principal amount of $506,000 (as adjusted from time to time pursuant to Section 2.11(d)). To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrower on the Maturity Date.

(b)At all times that a Cash Dominion Period is in effect pursuant to Section 7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, second to prepay any Swingline Loans that may be outstanding, third to prepay the Revolving Loans and to cash collateralize outstanding LC Exposure, fourth to prepay the Term Loans (to be applied to the remaining installments of the Term Loans ratably in accordance with the then outstanding amounts thereof), and fifth to prepay the FILO Loans.   Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).

(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum

(b)

received by the Administrative Agent hereunder for the account of the Lenders  and each Lender’s share thereof.

(e)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.16; provided, however, that notwithstanding anything to the contrary set forth herein, no FILO Loan shall be voluntarily repaid if (x) a Revolving Loan or Swingline Loan is then outstanding, (y) a Default is then outstanding or would result therefrom, or (z) a Liquidity Condition Period is then in effect.

(b)(i) In the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (A) the Aggregate Revolving Commitment and   (B) the Revolving Borrowing Base, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize the LC Exposure in an  account with the Administrative Agent pursuant to Section 2.06(j), as applicable in an aggregate amount equal to such excess, (ii) in the event and on such occasion that the Aggregate FILO Exposure exceeds the lesser of (A) the Aggregate FILO Commitment and (B) the FILO Borrowing Base, the Borrower shall prepay the FILO Loans in an aggregate amount equal to such excess. If the Borrower is required to make payments under both clauses (i) and (ii), amounts shall be applied under clause (i) prior to being applied under clause (ii).

(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or any other Loan Party or any Domestic Subsidiary in respect of any Prepayment Event, the Borrower shall, within 2 Business Days after such Net Proceeds are received by Holdings or any other Loan Party or Subsidiary, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a)(x),

(b)or (c) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then

(b)

either (i) so long as a Cash Dominion Period is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Cash     Dominion Period is in effect, then such Net Proceeds shall be applied by the Administrative Agent as set  forth in Section 2.11(d) below and upon  such application, the Administrative Agent shall establish a Reserve against the Revolving Borrowing Base and/or FILO Borrowing Base, as applicable, in an amount equal to the amount of such proceeds so applied to Revolving Loans and/or FILO Loans, as applicable, and, thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1)Borrower shall request a Revolving Borrowing or a FILO Borrowing, as the case may be (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2)so long as the conditions set forth in Section 4.02 have been met, the Revolving Lenders shall make such Revolving Borrowing or the FILO Lenders shall make such FILO Borrowing, as the case may be, or the Administrative Agent shall release funds from the cash collateral account; and

(3)the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Borrowing or FILO Borrowing, as the case may be;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied, except that, if prior to the end of such 180-day period, the applicable Loan Party or Subsidiary has committed to so apply such Net Proceeds within the succeeding 12 months, (i) a prepayment shall be required at the end of such 180-day period in an amount equal to such Net Proceeds that have not been so committed or applied, and (ii) a prepayment shall be required at the end of such succeeding 12-month period in an amount equal to such Net Proceeds that have not been so applied or previously used to prepay the Obligations or cash collateralize the LC Exposure.

(d)All such amounts pursuant to Section 2.11(c) (as to any event described in clause (a) of the definition of the term “Prepayment Event”) shall be applied, first to prepay the Term Loans (to be applied to the remaining installments of the Term Loans ratably in accordance with the then outstanding amounts thereof), second to prepay any Protective Advances that may be outstanding, pro rata, third to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure, and fourth to prepay  the FILO Loans without a corresponding reduction in the FILO Commitments. All such amounts pursuant to Section 2.11(c) (as to any event described in clause (b) or (c) of the definition of the term “Prepayment Event”) shall be applied, first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure, third to prepay Term Loans (to be applied to the remaining installments of the Term Loans ratably in accordance with the then outstanding amounts thereof), and fourth to prepay the FILO Loans without a

(d)

corresponding reduction in the FILO Commitments. If the precise amount of Net Proceeds allocable to Term Loan Availability Collateral is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion.

(e)Except with respect to prepayments required under clause (b) or (c) above, the Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed in writing) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than (i) 10:00 a.m., Chicago time, (A) in the case of prepayment of a Eurodollar Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment or (ii) 11:00 a.m., Chicago time, on the date of prepayment, in the case of prepayment of a Swingline Loan. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than prepayment pursuant to clause (b) or (c) above) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a revolving commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate (the “Revolving Commitment Fee”). The Borrower agrees to pay to the Administrative Agent for the account of each Lender a FILO commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available FILO Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the FILO Commitments terminate (the “FILO Commitment Fee”; together with the Revolving Commitment Fee, the “Commitment Fees”). Accrued Commitment Fees shall be payable in arrears on the first day of each calendar quarter and on the date on which the Revolving Commitments and/or the FILO Commitments terminate, as applicable, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of this Section 2.12(a), any Lender’s Swingline Exposure shall not be deemed to be a component of the Aggregate Revolving Credit Exposure for purposes of calculating the Revolving Commitment Fee.

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to

(b)

Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each calendar quarter following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)All fees payable hereunder  shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising ABR Borrowings shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurodollar Borrowing  shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Swingline Loans shall accrue interest at the REVLIBOR30 Rate plus the Applicable Rate for Eurodollar Revolving Borrowings, or, if such rate is unavailable, at the Alternate Base Rate for Revolving Borrowings plus the Applicable Rate.

(c)Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default under clauses (a), (h), (i) or (j) of Article VII, (1) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (2) in the case of any other amount outstanding hereunder, such amount shall

(b)

accrue at 2% above the rate applicable to ABR Loans (including any applicable margin in respect thereof). With respect to any other Event of Default which may occur from time to time, the Administrative Agent may, and at the direction of the Required Lenders shall, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% above the rate applicable to ABR Loans (including any applicable margin in respect thereof).

(e)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or ABR FILO Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).   The applicable Alternate Base Rate, Adjusted LIBO Rate,   REVLIBOR30 Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes,

(B)	Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and

(C)Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case

(b)

may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Any request for compensation under this Section 2.15 shall be accompanied by calculations demonstrating in reasonable detail the basis of such request, shall be based on the good faith determination of the applicable Lender, Issuing Bank or other Recipient (and not on an arbitrary or capricious basis), using reasonable allocation and attribution methods, and shall be made only if such Lender, Issuing Bank or other Recipient is making such requests generally of similarly situated customers. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.   In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower  shall compensate  each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten
(10) days after receipt thereof.

SECTION 2.17. Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.   If any applicable law (as reasonably determined by an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely  pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.   A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.   Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such  Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.   A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan

(b)

Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.   (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such   properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.   Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN   or   IRS   Form W-8BEN-E,   as   applicable,   establishing   an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(1)

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for   portfolio interest   under   Section 881(c)   of   the   Code,   (x) a   certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of   the   Code,   or   a     “controlled   foreign   corporation”   described   in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and

(y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the Beneficial Owner, an executed   IRS   Form W-8IMY,   accompanied   by   IRS   Form W-8ECI,   IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or   Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation  prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely

(A)

for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified  party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).   Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving  rise to such refund had never been paid.   This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.   Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)FATCA.     For purposes of determining withholding Taxes imposed   under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)Defined Terms.   For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.   (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under

Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim.   Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.   If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)Any proceeds of Collateral received by the Administrative Agent   (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when a Cash Dominion Period is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest then due and payable on the Revolving Loans and the Term Loans (other than the Protective Advances) ratably, sixth, to pay interest then due and payable on the FILO Loans, ratably, seventh, to prepay principal on the Revolving Loans and the Term Loans (other than the Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing with respect to Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established, ratably (with amounts applied to the Term Loans applied to the remaining installments of the Term Loans ratably in accordance with the then outstanding amounts thereof), eighth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, ninth, to prepay principal on the FILO Loans, ratably, tenth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent   pursuant to Section 2.22 and to the extent not paid pursuant to clause seventh above, and eleventh, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of

(b)

Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any  deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective   Loans   and participations in LC Disbursements and Swingline Loans; provided   that   (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to Holdings or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).   The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise

(b)

against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and

(ii)	above shall be made in any order determined by the Administrative Agent in its discretion.

(g)The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to   any   Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment

(a)

(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to   any   Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent,  require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such  outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment and FILO Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment, Revolving Exposure, FILO Exposure, and, if applicable, Term Loan Commitment and Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(a)

(c)if any Swingline  Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non- Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent   (x) first,   prepay   such   Swingline   Exposure   and   (y) second,   cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such   Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will   be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

(a)

If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22. Banking Services and Swap Agreements.   Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent).   In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, following the end of each calendar month (or promptly upon the Administrative Agent’s request therefor), a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations.   The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in

Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.23. MIRE Events. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Real Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), ten (10) days or (b) if there are any Mortgaged Real Properties in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by applicable Flood Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers.   Each Loan Party and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and requirements of reasonableness, good faith and fair dealing.

SECTION 3.03. Governmental Approvals; No Conflicts.   The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents,

(b) will not violate any material Requirement of Law applicable to any Loan Party or any

Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument where the principal amount thereof or amounts owing thereunder exceed $25,000,000 and which is binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change.   (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2015, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2016, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings, the Borrower and their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)       No event, change or condition has occurred except as disclosed in the Identified Disclosure, that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2015.

SECTION 3.05. Properties.   (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except where the failure of the foregoing to be true would not have a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, except where the failure of the foregoing to be true would not have a Material Adverse Effect, and all of such real and personal property is free of all Liens other than those permitted by Section 6.02.

(b)       Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in its business as currently conducted, except where the failure to own or hold license rights thereto would not reasonably be expected to have a Material Adverse Effect. Schedule 3.05 sets forth a correct and complete list of all such patent applications and issued patents, pending and registered trademarks, and registered copyrights owned by the Loan Parties as of the date of this Agreement. The use of such trademarks, tradenames, copyrights, patents and other intellectual property by each Loan Party and each Subsidiary does not infringe upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement, in each case except where such infringement or licensing agreement or similar arrangement would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Authorized Officer, threatened against or affecting any Loan Party or any

Subsidiary (i) as to which the Borrower reasonably expects an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than matters set forth in the Identified Disclosures) or (ii) that seeks to enjoin or delay the Transactions.

(b)Except for matters set forth in the Identified Disclosures (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability, and no Authorized Officer knows of any basis for any Environmental Liability, in each case that would reasonably be expected to have a Material Adverse Effect, and (ii) except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, or (C) has received notice of any claim with respect to any Environmental Liability.

(c)Since the date of this Agreement, there has been no change in the status of the matters set forth in the Identified Disclosures that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status.   No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate  proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, or (b) to the extent that the failure to do so would not be reasonably expected to result in a Material Adverse Effect.   No tax liens (except for Liens permitted pursuant to clause (a) of Permitted Encumbrances) have been filed and, as of the Effective Date, no claims are being asserted with respect to any such Taxes.

SECTION 3.10. ERISA.   During the twelve consecutive month period prior to the Effective Date and the date of the extension of any Loan or the issuance of any Letter of Credit,

(i) no formal step has been taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA and (ii) no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 303(k) of ERISA. During the twelve consecutive month period prior to the Effective Date and the date of any subsequent Credit Extension, neither Holdings nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability that would reasonably be expected to exceed in the aggregate $20,000,000.

Each Plan complies with all applicable requirements of law and regulations except with respect to non-compliance that would not reasonably be expected to have a Material Adverse Effect. During the twelve consecutive month period prior to the Effective Date and the date of any Credit Extension, neither Holdings nor any ERISA Affiliate has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and, to the knowledge of Holdings, no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan which withdrawal, reorganization or termination would reasonably be expected to result in liability to Holdings or any ERISA Affiliate that would exceed in the aggregate $20,000,000.

SECTION 3.11. Disclosure.   The Loan Parties have disclosed to the Lenders (in the Identified Disclosure or otherwise) all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.   Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) other than projected financial information and information of a general economic or industry-specific nature contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and when taken as a whole, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information  was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date (it being recognized by the Administrative Agent and the Lenders that such projected financial information is not to be viewed as a guaranteed outcome).

SECTION 3.12. [Reserved].

SECTION 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, Holdings and its Subsidiaries (on a consolidated basis) are Solvent.

(b)       No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14. Insurance.   Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Holdings maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.15. Capitalization and Subsidiaries.   Schedule 3.15 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to Holdings of each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary or a Material Foreign Subsidiary, (b) a true and complete listing of each class of each of the Borrower’s and each other Subsidiaries’ authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each Subsidiary. As of the Effective Date, all of the issued and outstanding Equity Interests owned by any Loan Party have been  (to the extent such concepts are relevant  with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Subsidiary.

SECTION 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens (upon the filing of any financing statements, notices or mortgages contemplated thereby in the offices specified therein) constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted under Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement entered into by the Administrative Agent on behalf of the Secured Parties, (b) Liens perfected only by possession (including possession of any certificate of title), to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) Liens perfected by any method other than the filing of a financing statement under the UCC, obtaining a blocked account control agreement, or filing or a mortgage or deed of trust under the applicable law of any state of the United States.

SECTION 3.17. Employment Matters.   As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary, except to the extent that non-payment thereof would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.19. Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.20. No Burdensome Restrictions.     No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

SECTION 3.21. Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and to the knowledge of such Loan Party, its officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or, to the knowledge of any Loan Party, any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.22. EEA Financial Institutions.   No Loan Party is an EEA Financial Institution.

SECTION 3.23. Status as Senior Debt.   The Loans and other Obligations of the Loan Parties constitute senior Indebtedness of the Loan Parties ranking at least pari passu in right of payment with all other Indebtedness of the Loan Parties.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence   reasonably   satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic

(a)

transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the form of Exhibit B, all in form and substance satisfactory to the Administrative Agent and its counsel.

(b)Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of Holdings for the 2014 and 2015 fiscal years, (ii) unaudited interim consolidated financial statements of Holdings for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Holdings and its Subsidiaries, as reflected in the audited, consolidated financial statements described in clause (i) of this paragraph and (iii) satisfactory projections for the five-year period beginning with the fiscal year ending December 31, 2017 and ending December 31, 2021 (including, without limitation, projected income statements, balance sheet and cash flows for Holdings and its Subsidiaries for each fiscal quarter for the fiscal year ending December 31, 2017).

(c)Closing Certificates; Certified Certificate of Incorporation; Good   Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall

(A)certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower and Holdings, their Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership   agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(d)No Default Certificate.     The Administrative Agent shall have   received a certificate, signed by a Financial Officer of Holdings and the Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, and

(iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(e)Fees. The Lenders, the Joint Lead Arrangers, JPMCB and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the

(a)

Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(f)Lien Searches.   The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)Pay-Off Letter. (x) The Administrative Agent shall have received a satisfactory pay-off letter for the Effective Date Debt Repayment, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit and (y) each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Rate Management Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” each as defined in the Existing Credit Agreement).

(h)Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i)Customer List. The Administrative Agent shall have received a true and complete customer list for Holdings and its Domestic Subsidiaries, which list shall state the customer’s name and mailing address and shall be certified as true and correct by a Financial Officer.

(j)Control Agreements. The Administrative Agent shall have received each Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement.

(k)Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the Effective Date.

(l)Revolving Borrowing Base and FILO Borrowing Base Certificates.     The Administrative Agent and the Lenders shall have received a Revolving Borrowing Base Certificate and a FILO Borrowing Base Certificate which calculates the Revolving Borrowing Base and the FILO Borrowing Base, respectively, as of December 31, 2016.

(m)Closing Revolving Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, Revolving Availability shall not be less than $300,000,000.

(a)

(n)Senior Notes Documents.   The Administrative Agent shall be satisfied that the Senior Notes Documents permit the Secured Obligations and the   Transactions and the Administrative Agent shall have received a fully executed   and effective Senior Notes Intercreditor Termination Agreement in form and substance satisfactory to the Administrative Agent, which, among other things, evidences the release of the holders of Senior Notes interests in, and Liens and security interests upon, the Collateral and the termination of the Senior Notes Intercreditor.

(o)Pledged Equity Interests; Stock Powers; Pledged Notes.   The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) subject to Section

4.4of the Security Agreement, each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(p)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(q)Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.

(r)Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable).

(s)Tax Withholding.   The  Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(t)Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of Holdings and its Affiliates shall be acceptable to the Administrative Agent in its sole discretion.

(u)Field Examination.   The Administrative Agent or its designee   shall   have conducted a field examination of the applicable Loan Parties’ Accounts, Inventory and related working capital matters and of the Loan Parties’ related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its sole discretion and the report thereof has been delivered to the Lenders.

(a)

(v)Legal Due Diligence.    The  Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be reasonably satisfactory to Administrative Agent in its sole discretion.

(w)Appraisal(s). The Administrative Agent and the Lenders shall have received appraisals of the applicable Loan Parties’ Inventory from one or more firms satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent in its sole discretion.

(x)USA PATRIOT Act, Etc. The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

(y)Other Documents.   The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on March 31, 2017 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance,  amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing, and (ii) no Protective Advance shall be outstanding.

(c)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Revolving Availability shall not be less than zero.

(d)If the Borrower has requested a Revolving Loan and the FILO Commitments remain outstanding (and have not been terminated pursuant to Section 2.09(ii) or otherwise),

(a)

either the Aggregate FILO Commitment shall have been fully funded or the FILO Borrowing Base shall have been fully utilized such that additional FILO Loans are not then available to be made.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of,   any such Letter of Credit is in the best interests of the Lenders.

SECTION 4.03. Term Loans. In additions to the conditions set forth in Sections 4.01 and 4.02, the obligation of each Lender to make a Term Loan, is subject to the satisfaction of the following conditions:

(a)Environmental Reports.   The Administrative Agent and the Lenders shall have received environmental review reports with respect to the real properties of Holdings and its Subsidiaries   specified   by   the   Administrative   Agent   from   firm(s)   satisfactory   to   the Administrative Agent, which reports shall be acceptable to the Administrative Agent and the Lenders. Any environmental hazards or liabilities identified in any such environmental review report shall indicate the Loan Parties’ plans with respect thereto.

(b)Mortgages, etc.   The Administrative Agent shall have received, with respect to each parcel of real property which is required to be subject to a Lien in favor of the Administrative Agent, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)a Mortgage on such property;

(ii)evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to   create   a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties;

(iii)ALTA or other mortgagee’s title policy;

(iv)Either (1) an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent or (2) such other certificates or documents as the applicable title insurance company requires to remove   the   standard   survey exception   and   issue   standard   survey-related endorsements;

(i)

(v)an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(vi)if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent;

(vii)a current appraisal of the real property prepared by an   appraiser reasonably acceptable to the Administrative Agent, such appraisal to be in form and substance satisfactory to the Administrative Agent;

(viii)an environmental assessment of the real property prepared   by an environmental engineer reasonably acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, all in form and substance satisfactory to the Administrative Agent;

(ix)all information reasonably requested by the Administrative Agent (or by any Co-Syndication Agent upon written notice by such Co-Syndication Agent to the Borrower and the Administrative Agent) to allow such Co-Syndication Agent or the Administrative Agent to conduct flood due diligence and flood insurance compliance with respect to any such real property reasonably satisfactory to the Co-Syndication Agents and the Administrative Agent and the Administrative Agent shall have received confirmation (which confirmation may be delivered via email) from each Co-Syndication Agents of the foregoing; and

(x)such other information, documentation,  and certifications as may be reasonably required by the Administrative Agent.

(c)Appraisal(s). The Administrative Agent and the Lenders shall have received appraisals of the applicable Loan Parties’ Equipment and real property from one or more firms satisfactory to the Administrative Agent, which appraisals shall   be satisfactory to the Administrative Agent in its sole discretion.

(d)Other   Conditions.     Such   other   certificates,   documents,   instruments   and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to such requesting Lender), all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 5.01. Financial Statements; Revolving Borrowing Base and FILO Borrowing Base and Other Information. The Borrower will furnish or caused to be furnished to the Administrative Agent and each Lender:

(a)within ninety (90) days after the end of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2016), its audited consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or otherwise reasonably acceptable to the Required Lenders (without a “going concern” or like qualification (other than any such qualification with respect to the Obligations being treated as short-term indebtedness resulting solely from the Maturity Date occurring one year from the time such  opinion is delivered), commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results   of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that the Borrower shall be   deemed to have delivered the foregoing to the Administrative Agent and the Lenders if such information has been filed with the SEC and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Administrative Agent and the Lenders without charge, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Administrative Agent and the Lenders on such web page;

(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ending March 31, 2017), its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Finan- cial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the Borrower shall be deemed to have delivered the foregoing to the Administrative Agent and the Lenders if such information has been filed with the SEC and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Administrative Agent and the Lenders without charge, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Administrative Agent and the Lenders on such web page;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated

(a)

Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio and, during any Covenant Trigger Period, demonstrating compliance with Section 6.12, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) certifying if any Subsidiaries have, as of the delivery of the last certificate under this clause (c), qualified independently as, or are being designated by the Borrower to become, Material Domestic Subsidiaries or Material Foreign Subsidiaries;

(d)concurrently with any delivery of financial statements under clause (a) above, commencing with the financial statements for the fiscal year of Holdings ending December 31, 2017, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of  their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)as soon as available but in any event sixty (60) days after the end of each fiscal year of Holdings and its Subsidiaries (commencing with the fiscal year ending December 31, 2017), a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of Holdings for each fiscal quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f)as soon as available but in any event within thirty (30) days (or, solely with respect to the calendar months ending January 31, 2017 and February 28, 2017, forty-five (45) days) of the end of each calendar month, commencing with the calendar month ending January 31, 2017, as of the period then ended, a Revolving Borrowing Base Certificate and a FILO Borrowing Base Certificate, as the case may be, and supporting information in connection therewith, together with any additional reports with respect to the Revolving Borrowing Base or the FILO Borrowing Base as the Administrative Agent may reasonably request (with the understanding that the Loan Parties shall only report a general balance for all net earned accrued rebates described in clause (i) of the definition of Eligible Accounts as of the end of each calendar month and that reporting of net earned accrued rebates of Account Debtors on an individual basis shall only occur in connection with a field examination of a Loan Party);

(g)within three (3) Business Days of the end of each calendar week (it being understood that a calendar week ends on Friday), (x) during any Liquidity Condition Period or

(y)at such other time as may be requested by the Administrative Agent, as of the weekly period then ended, a Revolving Borrowing Base Certificate and a FILO Borrowing Base Certificate, as the case may be; provided that only information pertaining to the roll-forward of Accounts shall be required to be updated (and no information with respect to determinations of Eligible Accounts under clauses (q), (w) or (x) of the definition thereof shall be required to be updated) from the previously delivered Revolving Borrowing Base Certificate and FILO Borrowing Base Certificate (it being understood that delivery of the monthly Revolving Borrowing Base

(y)

Certificates and FILO Borrowing Base Certificates shall continue to be required in the manner set forth in clause (f) above);

(h)as soon as available but in any event within thirty (30) days of the end of each calendar month (or, solely with respect to the calendar months ending January 31, 2017 and February 28, 2017, forty-five (45) days), as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i)a detailed aging of the Accounts of the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date,  including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor corresponding therewith; provided that, for each calendar month ending on or prior to 180 days after the Effective Date (as such period may be extended by the Administrative Agent in its sole discretion), if such calendar month is not the last calendar month of a fiscal quarter of Holdings, then the Borrower may furnish a summary (rather than a detailed) aging of the Accounts of the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together   with a summary specifying the name, address, and balance due for each Account Debtor corresponding therewith;

(ii)a schedule detailing the Inventory of the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date, in form reasonably satisfactory to the Administrative Agent, by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated  to  the Borrower are deemed by the Administrative Agent to be appropriate, and including, if requested by the Administrative Agent in its Permitted Discretion, a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties and complaints and claims made against the Loan Parties); and

(iii)a worksheet of calculations  prepared by the Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(i)as soon as available but in any event within thirty (30) days of the end of each fiscal quarter of Holdings, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent, a reconciliation of the Accounts and Inventory of the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date between (A) the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to Sections 5.01(h)(i) and (ii) and (B) the amounts and dates shown in the reports delivered pursuant to Sections 5.01(h)(i) and (ii) and the Revolving Borrowing Base Certificate and FILO Borrowing Base Certificate delivered pursuant to clause (g) above as of such date;

(h)

(j)as soon as available but in any event within thirty (30) days of the end of each calendar month (or, solely with respect to the calendar months ending January 31, 2017 and February 28, 2017, forty-five (45) days) and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the accounts payable of the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(k)concurrently with any delivery of financial statements under clause (a) above, an updated customer list for the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer;

(l)promptly upon the Administrative Agent’s request in its Permitted Discretion:

(i)copies of invoices issued by the Loan Parties that are providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; and

(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party that is providing Revolving Borrowing Base or FILO Borrowing Base credit as of such date;

(m)promptly upon the Administrative Agent request in its Permitted Discretion, each Loan Parties’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal as maintained by the Loan Parties;

(n)promptly upon request therefor by the Administrative Agent (which request may be made no more than once during any calendar year), a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(o)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; provided, that the Borrower shall be deemed to have delivered the foregoing to the Administrative Agent and the Lenders if such information has been filed with the SEC and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available  to the Administrative Agent and the Lenders without charge, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Administrative Agent and the Lenders on such web page;

(p)promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that Holdings or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices

(h)

described in Section 101(l)(1) of ERISA that Holdings or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if Holdings or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Holdings or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(q)promptly following any request therefor, such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events.   Each of the Borrower and Holdings will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)within five (5) Business Days after an Authorized Officer obtains   actual knowledge thereof, the occurrence of any Default;

(b)receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that

(i)seeks damages in excess of $15,000,000, (ii) seeks injunctive relief, (iii) is asserted  or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, if such violation or imposition would reasonably be expected to have a Material Adverse Effect, or (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $15,000,000 in respect of any Tax, fee, assessment, or other governmental charge, or (vii) involves any product recall requiring the return of goods by a Loan Party or its customers (for goods purchased by the customer from any Loan Parties) to the applicable manufacturer where the aggregate fair market value of the assets subject thereto is at least $15,000,000;

(c)within two (2) Business Days after an Authorized Officer obtains   actual knowledge thereof, any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral in excess of $15,000,000;

(d)any loss, damage, or destruction to the Collateral in the amount of $15,000,000 or more, whether or not covered by insurance;

(e)within two (2) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral with an aggregate fair market value of at least $250,000 is located;

(f)all amendments to the Senior Notes Documents, together with a copy of each such amendment;

(g)As soon as possible and in any event within 10 days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would

(a)

reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $15,000,000; and

(h)any other development that results, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower and Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04. [Reserved].

SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.

SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep and maintain, and cause each of the Subsidiaries to keep and maintain, in all material respects, complete, accurate and proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities and (b) permit any representatives designated by the Administrative Agent (or if an Event of Default has occurred and is continuing, any Lender) (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon two (2) Business Days’ prior written notice to the Borrower (except when an Event of Default has occurred and is continuing, in which case no prior notice will be required), to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.   The Administrative Agent shall have the right to conduct and the Loan Parties shall be responsible for the costs of expenses of one (1) field examination during any 12-month period and one (1) additional field examination (for the total of two (2) such field examinations during any 12-month period) conducted at any time when a Field Exam and Appraisal Period has occurred and is continuing. Additionally, there shall be no limitation on the number or frequency of field examinations if an Event of

Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any field examinations conducted while an Event of Default has occurred and is continuing. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with access to its suppliers. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with  Laws and Material Contractual Obligations.   Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds.

(a)The proceeds of the Loans and the Letters of Credit will be used only for the general corporate purpose of Holdings and its Subsidiaries in the ordinary course of business (including, without limitation, to finance Permitted Acquisitions and, in the case of the Senior Notes Collateral LC, to provide credit support for the Senior Notes) and the Effective Date Debt Repayment. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.   The Borrower shall cause JPMCB, as Issuing Bank, to issue the Senior Notes Collateral LCs on the Effective Date to the “Collateral Trustee” under and as defined in that certain Collateral Trust Agreement (the “Collateral Trust Agreement”), dated as of February 22, 2017, by and among the holders of the Senior Notes, the Borrower, Holdings and Wilmington Trust, National Association as “Collateral Trustee”.

(b)The Borrower will not request any Borrowing or Letter of Credit, and the Loan Parties shall not use, and shall take appropriate precautions to ensure that their Subsidiaries and their and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the U.S. or the European Union, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Accuracy of Information. The Loan Parties will ensure that any written information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder other than projected financial information and information of a general economic or industry-specific nature contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole (after giving effect (without limitation) to the Identified Disclosures), not materially misleading when made, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Administrative Agent and the Lenders that such projected financial information is not to be viewed as a guaranteed outcome).

SECTION 5.10. Insurance.   Each Loan Party will, and will cause each Subsidiary to, maintain with financially  sound and reputable insurance companies (a) insurance in such amounts subject to such deductibles and self-insurance retentions and against such risks (including,  without limitation:  loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement,  and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish, or cause to be furnished, to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. If at any time any Mortgaged Real Property is located in a designated “special flood hazard area” with respect to which flood insurance has been made available under applicable Flood Laws, the Loan Parties will (i) maintain fully paid flood hazard insurance on such Mortgaged Real Property on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, and (ii) provide within thirty (30) days (or such longer period as the Administrative Agent shall agree) evidence of such coverage as Administrative Agent may reasonably request, including, without limitation, (x) copies of any such flood insurance policies naming the Administrative Agent as loss payee and (y) the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, in each case to the extent requested by the Administrative Agent.

SECTION 5.11. Casualty and Condemnation. The Borrower will (a) furnish, or cause to be furnished, to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.12. Appraisals. At any time that the Administrative Agent requests, each Loan Party that is providing Revolving Borrowing Base credit or FILO Borrowing Base credit as of the date of such request will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law. Notwithstanding the foregoing, the Administrative Agent shall have the right to request and the Loan Parties shall be responsible for the costs of expenses of only one (1) Inventory appraisal during any 12-month period and only one (1) additional appraisal (for the total of two

(2)such Inventory appraisals during any 12-month period) conducted at any time when a Field Exam and Appraisal Period has occurred and is continuing.   Additionally, there shall be no limitation on the number or frequency of Inventory appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing.

SECTION 5.13. Depository Banks. Holdings and each Subsidiary will maintain with the Administrative Agent or a bank or banks acceptable to the Administrative Agent (with the understanding that PNC Bank, National Association, The Northern Trust Company, and Bank of America, N.A. are acceptable to the Administrative Agent) as its principal depository bank or banks, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business.

SECTION 5.14. Additional Collateral; Further Assurances.

(a)Subject to applicable Requirement of Law, each Loan Party will cause each Subsidiary that is (i) formed, (ii) acquired or (iii) that qualifies independently as, or is designated by the Borrower or the Administrative Agent as a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary”, in each case after the date of this Agreement, promptly but in any event within thirty (30) days to become a Loan Party by executing a Joinder Agreement. Upon execution and delivery  thereof, each such Person  (i) shall  automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including, during any time any Term Loans are outstanding, any parcel of real property located in the U.S. owned by any Loan Party.

(b)Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary directly owned by any Loan Party, in each case, (x) on the Closing Date and (y) after the date of this Agreement, promptly but in any event within thirty (30) days after each Domestic Subsidiary or Material Foreign Subsidiary that is (i) formed, (ii) acquired or (iii) in the case of a Material Foreign Subsidiary, that qualifies independently as, or is designated by the Borrower or the Administrative Agent as a Material Foreign Subsidiary pursuant to the definition of “Material Foreign Subsidiary”, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(c)Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative

(a)

Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Sections 4.01 and 4.03, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection  and priority  of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

(d)If any material assets (including, at any time any Term Loans are outstanding, any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will (i) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)On and after the first date on which Revolving Availability is less than

$100,000,000, the Administrative Agent may request that its Lien on all Equipment subject to a certificate of title (such as, but not limited to, vehicles) be noted thereon.   The Loan Parties, promptly upon receipt of such request, shall take all steps reasonably requested by the Administrative Agent to cause such Lien to be noted on such certificate, including, without limitation, delivering such certificates of title to the Administrative Agent and/or delivering such certificates to the applicable secretaries of state (or other applicable governmental entities) in order to have such Lien officially noted on such certificates by such secretaries of state or other governmental entities.

SECTION 5.15. Post-Closing Matters.   Notwithstanding anything to the contrary set forth herein or in any other Loan Document, to the extent not delivered on the Effective Date:

(a)on or prior to one (1) Business Day after the Effective Date (as such period may be extended by the Administrative Agent in its sole discretion), Essendant Receivables LLC shall modify its organizational documents in a manner satisfactory to the Administrative Agent, to, among other things, give effect to the transactions contemplated hereby;

(b)on or prior to thirty (30) days after the Effective Date (as such period may be extended by the Administrative Agent in its sole discretion), Nestor Sales LLC shall cause the Nestor Sales Account (as defined in the Security Agreement) to be subject to a fully executed and effective Deposit Account Control Agreement (as defined in the Security Agreement); and

(c)No later than April 30, 2017 (as such date may be extended by the Administrative Agent in its sole discretion), all payments to, and cash, checks and other similar payments received from Account Debtors that are deposited in any Liberty Bell BAML Receivables

(a)

Account (as defined in the Security Agreement) shall be deposited in a Collateral Deposit Account (as defined in the Security Agreement) subject to a fully executed and effective Deposit Account Control Agreement and the Liberty Bell BAML Receivables Accounts shall be closed.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations as to which no claim has been made in writing) shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)the Secured Obligations;

(b)Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c)Indebtedness of Holdings to any Subsidiary and (subject to Section 6.13) of any Subsidiary to Holdings or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to Holdings or any other Loan Party shall be subject to Section 6.04 and

(ii)Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary (subject to Section 6.13) of Indebtedness of Holdings or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by Holdings or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)(x) Indebtedness of Holdings or any Subsidiary incurred to   finance   the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations or (y) purchase money Indebtedness of Holdings or any Subsidiary to finance the acquisition of assets used in its business, and, in each case, any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f)

(a)

below; provided that (i) such Indebtedness is incurred prior to or within 6 months after such acquisition or the completion of such construction or improvement  and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed $50,000,000 at any time outstanding;

(f)Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (j), (l) and (q) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, except by an amount equal to any premium or reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary other than improvements on and proceeds of property subject to Liens securing the Original Indebtedness, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness (except to the extent permitted under paragraph (d) or (m) of this Section 6.01), (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the economic terms of such Refinance Indebtedness other than payments, fees and interests are not materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness and
(vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g)Indebtedness  owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)Indebtedness of any Loan Party (1) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business and (2) bank overdrafts outstanding for not more than two (2) Business Days, in each case incurred in the ordinary course of business;

(i)Subordinated Indebtedness;

(j)Indebtedness incurred or assumed by Holdings, the Borrower or any Subsidiary in connection with a Permitted Acquisition but not created in contemplation of such event; provided that (i) such Indebtedness exists at the time such Permitted Acquisition is consummated and (ii) the aggregate outstanding principal amount of such Indebtedness permitted by this clause

(j)together with any Refinance Indebtedness in respect thereof permitted by clause (f) above shall not exceed $50,000,000 at any time;

(j)

(k)	Swap Agreements permitted in accordance with Section 6.07;

(l)to the extent the same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition;

(m)Guarantees arising with respect to (i) customary indemnification obligations under a Loan Party or any Subsidiary’s charter and bylaws (or equivalent formation documents),

(ii) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property, (iii) Guarantees of (a) real property leases, (b) personal property operating leases, in each case entered into in the ordinary course of business by Holdings or any of its Subsidiaries and (c) vendor financing arrangements and other obligations of Holdings or any of its Subsidiaries otherwise permitted by this Agreement and incurred in the ordinary course of business, (iv) subject to Section 6.13, trade payables of any Subsidiary of the Borrower incurred in the ordinary course of business, (v) non-financial indemnities and guarantees of performance made in the ordinary course of business by Holdings or any Subsidiary that would not, individually or in the aggregate, have a Material Adverse Effect, and (vi) Permitted Customer Financing Guarantees and (vii) customary indemnification obligations, representations and warranties and guaranties in favor of purchasers and lenders in connection with asset dispositions permitted hereunder;

(n)Indebtedness under the Senior Notes outstanding on the Effective Date after giving effect to the Transactions, together with any extension, renewal or increase thereof;

(o)unsecured Indebtedness, so long as (i) no Event of Default shall be continuing as of the date of issuance thereof and (ii) such Indebtedness shall have a maturity date no earlier than six (6) months after the Maturity Date, and shall not provide for mandatory principal prepayments or amortization prior to six (6) months after the Maturity Date;

(p)secured Indebtedness, so long as (i) no Event of Default shall be continuing as of the date of issuance thereof, (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $300,000,000 at any time, (iii) mandatory principal prepayments or amortization in respect of such Indebtedness shall not exceed $50,000,000 prior to six (6) months after the Maturity Date, and (iv) in each case, to the extent such Indebtedness is secured by any assets of any Loan Party, the holders of such Indebtedness (or an agent or other representative for such holders) shall have entered into an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent; and

(q)additional Indebtedness (including Indebtedness arising from agreements with any governmental authority or public subdivision or agency thereof relating to the construction of buildings, and the purchase and installation of equipment, to be used in the business of Holdings and its Subsidiaries); provided that the aggregate   outstanding principal amount of such Indebtedness permitted by this clause (q) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above shall not exceed $50,000,000 at any time.

Notwithstanding the foregoing, Holdings and the Borrower will not permit any of their Foreign Subsidiaries to create, incur or suffer to exist any Indebtedness except: (i) Indebtedness permitted by clauses (b), (c) and (h), (ii) Guarantees permitted under this Section 6.01 and (iii) other

Indebtedness permitted by the foregoing clauses of this Section 6.01 in an aggregate principal amount not to exceed $75,000,000 at any time outstanding.

For   purposes   of   determining   compliance   with   any   dollar-denominated   restriction   on Indebtedness in this Agreement where the Indebtedness is denominated in a currency other than dollars, the amount of such Indebtedness will be the dollar equivalent thereof determined on the date of the incurrence of such Indebtedness.   The principal amount of any Indebtedness that refinances Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the dollar equivalent of the Indebtedness being refinanced, except to the extent that the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the dollar equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred.

SECTION 6.02. Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a)Liens created pursuant to any Loan Document;

(b)Permitted Encumbrances;

(c)any Lien on any property or asset of Holdings or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)Liens on fixed or capital assets acquired, constructed or improved by Holdings or any Subsidiary or Liens securing Indebtedness permitted under Section 6.01(e) to finance such acquisition, construction or improvement; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 6 months after such acquisition, construction or improvement, and (ii) such Liens shall not apply to any property or assets of Holdings or any Subsidiary other than the   assets so acquired, constructed or improved, together with improvements thereon and proceeds thereof;

(e)any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party (other than improvements thereon and proceeds thereof) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(a)

(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(g)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h)Liens granted by a Subsidiary that is not a Loan Party in favor of Holdings or another Subsidiary in respect of Indebtedness owed by such Subsidiary;

(i)deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(j)licenses, leases or subleases granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of Holdings, the Borrower and the Subsidiaries taken as a whole;

(k)statutory and contractual landlords’ Liens under leases to which Holdings, the Borrower or any Subsidiary is a party;

(l)Liens in favor of a banking institution or securities intermediary arising as a matter of applicable law or customary contractual rights encumbering deposits (including the right of set-off) or financial assets held by such banking institutions or securities intermediaries incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or securities industry or customary Liens in favor of providers of credit card processing services that arise by contract in the ordinary course of business;

(m)Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs’ duties in connection with the importation of goods;

(n)any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

(o)Liens encumbering cash deposits in an amount not to exceed $30,000,000 to secure Permitted Customer Financing Guarantees;

(p)Liens securing Indebtedness permitted by Section 6.01(p) so long as, to the extent such Liens encumber any assets of any Loan Party, the Secured Obligations shall be secured by a Lien on all property and assets securing such Indebtedness;

(q)Liens on shares of Holdings’ capital stock that have been repurchased by Holdings and held in treasury;

(r)Liens on the Collateral securing Swap Obligations so long as any Liens on the Borrowing Base Collateral and at any time any Term Loans are outstanding, the Term Loan Availability Collateral shall be (i) subordinate to the Liens on the Collateral securing the Secured Obligations and (ii) subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(a)

(s)sales (including sales of Accounts and other income and revenues and rights in respect thereof) permitted under Section 6.05;

(t)Liens arising pursuant to healthcare benefit programs in the ordinary course of business; provided that the aggregate amount of deposits encumbered by Liens permitted under this clause (s) shall not exceed $3,000,000 at any time;

(u)[Reserved]; and

(v)Liens not otherwise permitted under this Section 6.02 to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing Indebtedness not in excess of $25,000,000, in the aggregate at any one time outstanding.

Notwithstanding the foregoing, none of the Liens may at any time attach to any Loan Party’s Revolving Borrowing Base Collateral or FILO Borrowing Base Collateral constituting Eligible Accounts or Eligible Inventory and, at any time any Term Loans are outstanding, the Term Loan Availability Collateral, other than (i) Liens created pursuant to any Loan Document, (ii) those permitted under the definition of Permitted Encumbrances, and (iii) so long as such Liens are junior to the Liens on the Revolving Borrowing Base Collateral and the FILO Borrowing Base Collateral and, at any time any Term Loans are outstanding, the Term Loan Availability Collateral securing the Secured Obligations, Liens allowed under clauses (c), (d), (e), (j), (k), (m), (p) and (r) of this Section 6.02.

SECTION 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately  after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge or consolidate into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Person  (other than the Borrower or Holdings) may merge or consolidate into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger or consolidation is a Loan Party, such surviving entity is a Loan Party or becomes a Loan Party promptly upon the completion of the applicable merger or consolidation, (iii) any Person (other than Holdings) may merge or consolidate with the Borrower in connection with any Permitted Acquisition; provided that the Borrower shall be the surviving corporation and (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Loan Parties and is not materially disadvantageous to the Lenders; provided that any such merger involving  a Person that is not a wholly  owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and any such merger involving a Foreign Subsidiary shall be subject to Section 6.13.

(b)No Loan Party will, nor will it permit any Subsidiary to, carry on and conduct its business other than in substantially the same fields of enterprise as conducted by Holdings and its Subsidiaries as of the Effective Date and those reasonably related thereto and reasonable extensions thereof.

(b)

(c)No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date, except that the foregoing shall not prohibit any Subsidiary from changing its fiscal year to match the fiscal year of Holdings.

(d)Neither Holdings nor the Borrower will operate as anything other than a “C corporation” as defined by the IRS for income tax filing purposes.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations for the payment of money or obligations constituting Indebtedness, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)cash and Permitted Investments;

(b)investments in existence on the date hereof and described in Schedule 6.04 and any renewal or extension of any such investments that does not increase the amount of the investment being renewed or extended as determined as of such date of renewal or extension;

(c)investments by Holdings in the Borrower and by the Borrower   and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided  that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.14) and (B) except for investments made to Foreign Subsidiaries and permitted by Section 6.13, the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(d)loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (B) except for loans and advances made to Foreign Subsidiaries and permitted by Section 6.13, the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed

$25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)Guarantees constituting Indebtedness permitted by Section 6.01, provided that, except for Indebtedness of Foreign Subsidiaries permitted by Section 6.13, the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall   not exceed $25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $1,000,000 in the aggregate at any one time outstanding;

(g)investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business (including, without limitation, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices);

(h)investments in the form of Swap Agreements permitted by Section 6.07;

(i)investments of any Person existing at the time such Person becomes a Subsidiary of Holdings or consolidates or merges with Holdings or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j)investments received in connection with the disposition of assets permitted by Section 6.05;

(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l)investments (x) constituting customer advances or (y) arising as a result of any required payment under any Permitted Customer Financing Guarantee, in an aggregate amount of clauses (x) and (y) not to exceed $120,000,000 at any time outstanding;

(m)extensions of trade credit in the ordinary course of business;

(n)investments pursuant to Customer Contracts arising in the ordinary course of business;

(o)to the extent otherwise permitted under this Agreement, the creation or formation of new Subsidiaries (as opposed to the Acquisition of new Subsidiaries), so long as all applicable requirements under Section 5.14 shall have been, or concurrently therewith are, satisfied;

(p)investments constituting expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of

(a)

Holdings and its Subsidiaries prepared in accordance with GAAP to the extent otherwise permitted under this Agreement;

(q)deposits made in the ordinary course of business and referred to in clauses (c) and

(d)	of the definition of Permitted Encumbrances and Section 6.02(i);

(r)other investments (other than hostile Acquisitions) in an aggregate amount not to exceed $25,000,000;

(s)transactions permitted by Section 6.13;

(t)transactions permitted by Section 6.03(a), so long as such transaction is otherwise permitted under this Agreement;

(u)Permitted Acquisitions; and

(v)other investments (other than hostile Acquisitions) so long as, immediately after giving effect to the making of any such investment, the Payment Conditions have been satisfied.

Notwithstanding the foregoing, any investments made in or to Foreign Subsidiaries shall be governed by Section 6.13. For purposes of valuing any investment (other than an investment in a Foreign Subsidiary in existence on the Effective Date) hereunder, such investment shall be valued at the initial amount thereof, without giving effect to any write-downs or write-offs thereof or any revaluation for currency fluctuations after the date any such investment is made, but giving effect to any net reduction in such investment resulting from any repurchase, repayment or redemption of such investment, proceeds realized on the sale of such investment and amounts received representing any return of capital. For purposes of valuing any investment in a Foreign Subsidiary in existence on the Effective Date hereunder, such investment shall be valued at the book value thereof as at the Effective Date, without giving effect to any write- downs or write-offs thereof or any revaluation for currency fluctuations after the Effective Date, but giving effect to any net reduction in such investment resulting from any repurchase, repayment or redemption of such investment, proceeds realized on the sale of such investment and amounts received representing any return of capital.

SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings permit any Subsidiary  to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)sales, transfers and dispositions of (i) Inventory in the ordinary course of business,

(ii) obsolete, discontinued or excess property, property no longer used in the business of Holdings, the Borrower or any Subsidiary or other assets in the ordinary course of business of Holdings, the Borrower or any Subsidiary, and (iii) licenses of and other grants of non-exclusive rights to use software and intellectual property in the ordinary course of business;

(b)sales, transfers and dispositions of assets to Holdings or any Subsidiary, provided that any such sales, transfers or dispositions involving a Loan Party and a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.09 and 6.13;

(c)sales, transfers and dispositions  of Receivables  (as defined in the Security Agreement) in connection with the compromise, settlement or collection thereof;

(d)sales, transfers and dispositions of cash, cash equivalents and other property constituting investments permitted by Section 6.04;

(e)Sale and Leaseback Transactions permitted by Section 6.06;

(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings or any Subsidiary;

(g)the license or sublicense of software, trademarks, and other intellectual property which do not materially interfere with the business of Holdings and its Subsidiaries, taken as a whole;

(h)consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business of Holdings and its Subsidiaries, taken as a whole;

(i)leases or subleases or licenses of real property to other Persons not materially interfering with the business of Holdings and its Subsidiaries, taken as a whole;

(j)dispositions of shares of Holdings’ capital stock that have been repurchased by Holdings and held in treasury; and

(k)sales, transfers, leases and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section which are for not less than fair market value; provided that both immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of since the Effective Date in reliance upon this clause (k) shall not exceed during the twelve-month period ending with the month in which any such sale, lease transfer or other disposition occurs, 10% of Consolidated Total Assets (determined as of the last day of Holdings’ most recently completed fiscal year in respect of which the Borrower has delivered financial statements in accordance with Section 5.01); provided further that, in addition to the foregoing, the Loan Parties and their Subsidiaries may make unlimited sales, transfers, leases or dispositions of assets so long as a Cash Dominion Period is not in effect and the Payment Conditions shall have been satisfied at the time of such sale, transfer, lease or disposition;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and (other than those permitted by paragraphs (a) and (b) above) for at least 75% cash consideration.

SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and a Loan Party or Subsidiary thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except (x) for any such sale of any fixed or capital assets by Holdings or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after Holdings or such Subsidiary acquires or completes the construction of such fixed or capital asset or (y) for any Sale and Leaseback Transaction at any time no Term Loans are outstanding, so long as such Sale and Leaseback Transaction is otherwise permitted under this Agreement or (z) for any Sale and Leaseback Transaction when any Term Loans are outstanding, so long as the entire Net Proceeds of such Sale and Leaseback Transaction (or, if less, the amount thereof necessary to prepay the Term Loans in full) are applied to the prepayment of the Term Loans.

SECTION 6.07. Swap Agreements.     No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Subsidiary has actual exposure (other than those in respect of Equity Interests of Holdings or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest- bearing liability or investment of Holdings or any Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of Holdings and the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests to the Borrower or any other Subsidiary of the Borrower, (iii) any Subsidiary of the Borrower which is not a wholly-owned Subsidiary may pay dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such dividends receives at least its proportionate share thereof, (iv) the Borrower may declare and make dividends or distributions to Holdings to enable Holdings to, and Holdings may (A) pay any income, franchise or like taxes, (B) pay its operating expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not exceeding $10,000,000 in any fiscal year (excluding in any event non-cash charges related to employee compensation or compensation to non-executive members of Holdings’ board of directors), (C) so long as no Event of Default shall be continuing or result therefrom, repurchase its common stock and warrants and/or redeem or repurchase vested management options, in each case, from directors, officers and employees of Holdings and its Subsidiaries, and (D) so long as no Event of Default shall be continuing or result therefrom, declare and pay regularly scheduled quarterly dividend payments to its shareholders in an amount not to exceed during any fiscal quarter of Holdings an amount in excess of 105% of the amount of cash dividends issued by Holdings in Holdings’

immediately preceding fiscal quarter and (v) the Loan Parties may make other Restricted Payments subject to the satisfaction of the Payment Conditions after giving effect to such Restricted Payment.

(b)No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)payment of Indebtedness created under the Loan Documents;

(ii)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof (with the understanding that unsecured Indebtedness incurred pursuant to 6.01(o) shall not provide for regularly scheduled principal payments (or other mandatory prepayments) prior to six (6) months after the Maturity Date and secured Indebtedness incurred pursuant to 6.01(p) shall not provide for regularly scheduled principal payments (and mandatory prepayments permitted pursuant to clause (iv) below) of such Indebtedness in excess of $50,000,000 in the aggregate prior to six (6) months after the Maturity Date);

(iii)refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)mandatory prepayments of secured Indebtedness incurred pursuant to 6.01(p) and which prepayments are permitted by the terms of Section 6.01(p) and any applicable intercreditor agreement and any voluntary prepayments of   secured   Indebtedness incurred pursuant to 6.01(p) so long as no Event of Default shall be continuing or result therefrom which voluntary prepayments are permitted by the terms of any applicable intercreditor agreement;

(v)payment of secured Indebtedness (other than secured   Indebtedness incurred pursuant to 6.01(p)) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05;

(vi)(A) mandatory prepayments required to be made pursuant to the Senior Notes Documents as in effect on the date hereof or (B) other prepayments of the Senior Notes so long as no Event of Default shall be continuing or result therefrom; and

(vii)other payments in respect of Indebtedness so long as the relevant Payment Conditions are satisfied after giving effect to such payment.

SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such

Subsidiary than would obtain in a comparable arm’s-length transaction, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of Holdings or any Subsidiary who are not employees of Holdings or any Subsidiary, and compensation and employee benefit arrangements  paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, long-term incentive plans and stock ownership plans approved by the applicable Loan Party’s board of directors.

SECTION 6.10. Restrictive Agreements.   No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Holdings or any other Subsidiary or to Guarantee Indebtedness of Holdings or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 or in the Senior Notes Documents (or any extension, renewal or refinancing thereof, or any amendment or modification thereto, that does not expand the scope of, any such restriction or condition in any material respect), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or the assets of any Loan Party or Subsidiary thereof pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases, license agreements and other contracts restricting the assignment (including subletting) thereof, (vi) the foregoing shall not apply to any agreement or other instrument of a Person acquired by a Loan Party or any of its Subsidiaries in existence at the time of such Acquisition (but not created in connection therewith or in contemplation thereof), (vii) the foregoing shall not apply to customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (viii) the foregoing shall not apply to customary provisions contained in leases and other agreements entered into in the ordinary course of business, (ix) the foregoing shall not apply to restrictions under agreements evidencing or governing or otherwise relating to Indebtedness permitted under Section 6.01 of Subsidiaries that are not Loan Parties; provided that such restriction is only with respect to the assets of Subsidiaries that are not Loan Parties, (x) restrictions on the transfer of any shares of Holdings’ capital stock that have been repurchased by Holdings and held in treasury and (xi) clause (a) of the foregoing shall not apply to restrictions on the transfer of any assets subject to a Lien permitted by Section 6.02 and Indebtedness permitted by Section 6.01.

SECTION 6.11. Amendment of Senior Notes Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under any Senior Notes Document, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders. Without limiting the foregoing, no amendment or modification of the Senior Notes Documents that conforms any terms of the Senior Notes Documents to the terms of this Agreement (other than with respect to any provisions related to the granting of Liens to secure the Secured Obligations or any similar provisions set forth in this Agreement) shall be deemed adverse to the Lenders.

SECTION 6.12. Fixed Charge Coverage Ratio. During the continuance of a Covenant Trigger Period, the Fixed Charge Coverage Ratio as of the last day of any Test Period, commencing with the fiscal quarter ending immediately preceding the first date that a Covenant Trigger Period exists, shall not be less than 1.0 to 1.0.

SECTION 6.13. Foreign Subsidiary Investments. Holdings and the Borrower will not, nor will they permit any other Loan Party or Domestic  Subsidiary  to form any Foreign Subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Foreign Subsidiary) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any Foreign Subsidiary, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether  through purchase  of assets, merger or otherwise)  of a Foreign Subsidiary (a “Foreign Subsidiary Investment”) at any time in an aggregate amount greater than

$75,000,000.   In addition to the foregoing, Loan Parties may make other Foreign Subsidiary Investments (other than hostile Acquisitions) so long as, immediately after giving effect to the making of any such investment, the Payment Conditions have been satisfied.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and, in the case of any such reimbursement obligation, such failure shall continue unremedied for a period of one (1) Business Day;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or

(a)

any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)any Loan Party shall fail to observe or perform  any covenant, condition or agreement contained in Section 5.01 (other than Sections 5.01(e) and (p)), 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.07, 5.08, or in Article VI (other than Section 6.06);

(e)any Loan Party shall fail to observe or perform  any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Authorized Officer’s obtaining actual knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Sections 5.01(e) and (p), Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence) through 5.06, 5.10, 5.11, 5.13 or 6.06 of this Agreement or (ii) 30 days after the earlier of any Authorized Officer’s obtaining actual knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and the period of grace, if any, specified in the applicable documents evidencing or governing such Material Indebtedness shall have expired;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party, Material Domestic Subsidiary or Material Foreign Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty

(60)	days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)any Loan Party, Material Domestic Subsidiary or Material Foreign Subsidiary shall (i) voluntarily commence any proceeding or file any petition   seeking liquidation,

(i)

reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)any Loan Party, Material Domestic Subsidiary or Material Foreign Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k)Holdings, the Borrower or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money in excess of

$50,000,000 in the aggregate, which judgment(s), in any such case, is/are not (a) stayed on appeal or otherwise being appropriately contested in good faith or (b) paid in full or otherwise fully covered (subject to any applicable deductible) by third-party insurers under Holdings’ or any Subsidiary’s insurance policies;

(l)an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)a Change in Control shall occur;

(n)the occurrence of any “default”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o)the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect or any action shall be taken by or at the direction of any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

(p)except as permitted by the terms of any Loan  Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral (with respect to Collateral having an aggregate book value in excess of $15,000,000) purported to be covered thereby, or (ii) any Lien (with respect to Collateral having an aggregate book value in excess of $15,000,000) securing any Secured Obligation shall cease to be a perfected, first priority Lien; provided that any such affected Collateral shall be deemed to be ineligible with

(i)

respect to any determination of any Revolving Borrowing Base or FILO Borrowing Base or (if applicable) in the determination of the Funding Date Term Loan Amount;

(q)any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(r)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(s)at any time LC Exposure exists with respect to a Senior Notes Collateral LC, assets of a Loan Party or any Subsidiary thereof secure or otherwise provide credit support for obligations owing under or in connection with the Senior Notes, then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

(i)terminate the Commitments, whereupon the Commitments shall terminate immediately, and

(ii)declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.   Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may and at the request of the Required Lenders shall exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto (including, without limitation, acting under the Senior Notes Intercreditor Termination Agreement). In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02. Rights as a Lender.   The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.   The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or Holdings), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub- agents appointed by the Administrative Agent.   The Administrative Agent and any such sub- agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub- agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.07. Non-Reliance.

(a)Each Lender acknowledges  and agrees that the extensions of credit   made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report;

(iii)the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will

(i)

rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.08. Other Agency Titles.   The Co-Syndication Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such and other than as expressly set forth in Section 4.03(b)(ix). Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09. Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party  and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b)

(c)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered   (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)collect and receive any  monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

(d)The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale  thereof  conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other applicable jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis  (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).   In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this

(b)

Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly  or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.10. Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.   (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:

(i)	if to any Loan Party, to the Borrower at: One Parkway North Boulevard Suite 100

Deerfield, IL 60015

Attention: Treasurer

with a copy to:

Essendant Co.

One Parkway North Boulevard Suite 100

Deerfield, IL 60015

Attention:General Counsel

(ii)if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A. 10 S. Dearborn, 22nd floor Chicago, IL 60603

Attention: Hilda C. Carbajal Facsimile No: (312) 233-2275

(iii)if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, or

(ii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 4.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender.   Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided   that   approval   of   such   procedures   may   be   limited   to   particular   notices   or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as  by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication

(b)

shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)Electronic Systems.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is  provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors   or omissions in the Communications.   No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice,   demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.   No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including  any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest, fees or any other Obligations payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), including, without limitation, any change in any payment waterfall or payment priority which would result in FILO Loans and related obligations being paid at a higher priority than set forth herein as of the Effective Date (for example, principal payments in respect of FILO Loans being made ahead of principal payments in respect of a Revolving Loan while an Event of Default is outstanding),

(v) (A) increase the advance rates set forth in the definition of Revolving Borrowing Base or add new categories of eligible assets, without the written consent of each Revolving Lender (other than any Defaulting Lender) or (B) otherwise modify the definition of Revolving Borrowing Base and the component definitions thereof to the extent such modification would increase Revolving Availability, in each case, without the written consent of the Supermajority Revolving Lenders, (vi) (A) increase the advance rates set forth in the definition of FILO Borrowing Base or add new categories of eligible assets, without the written consent of each FILO Lender (other than any Defaulting Lender) or (B) otherwise modify the definition of FILO Borrowing Base and the component definitions thereof to the extent such modification would increase FILO Availability, in each case, without the written consent of the Supermajority FILO Lenders, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (viii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (ix) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting

Lender), or (x) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit (other than in the manner set forth in the definition of Issuing Bank Sublimit) or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively.   The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.  The Administrative Agent and the Borrower may amend, restate, amend and restate or otherwise modify any intercreditor agreement, as provided therein, in connection with a transaction permitted hereunder. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(c)The   Lenders   and   the   Issuing   Bank   hereby   irrevocably   authorize   the Administrative Agent to release, and upon receipt by the Administrative Agent of evidence reasonably satisfactory to it that any of the events set forth in the following clauses (i) through

(v) have occurred and all conditions set forth therein have been satisfied, the Administrative Agent shall release, Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated   Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender,

(ii)to the extent that such Collateral constitutes property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) to the extent that such Collateral constitutes property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, and (v) in the case of any property subject to a Mortgage, upon (A) the request of the Borrower, (B) the termination of all Term Loan Commitments, (C) the payment in full of all outstanding Term Loans, together with accrued and unpaid interest thereon, (D) the payment in full of all accrued and unpaid fees in respect thereof, and (E) the payment in full of all reimbursable expenses and other Obligations in respect of the Term Loans, together with accrued

(ii)

and unpaid interest thereon.   The Lenders and the Issuing Banks hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Collateral or Subsidiary Guarantor pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or Issuing Bank. Except as provided in the foregoing, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $50,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. Notwithstanding the forgoing, except to the extent provided by Section 9-509(d)(2) of the UCC, the Loan Parties shall not enter into, file or authorize the filing of any Lien release or termination agreements (including, without limitation, any UCC-3 termination statements) without the written consent of the Administrative Agent.

(d)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non- Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been  prepaid on such date rather than sold to the replacement Lender.

(e)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.   (a) The Loan Parties shall, jointly and severally, pay all (i) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, JPMCB, in its capacity as the Lead Arranger and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, the reasonable and documented fees, disbursements and other charges of the Administrative Agent’s primary counsel and any special and local counsel reasonably retained by the Administrative Agent, (ii) reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that the Borrower’s obligations to pay fees, disbursements and charges of counsel under this clause (iii) shall be limited to one primary counsel for the Administrative Agent and the Lenders taken as a whole, together with any local counsel and special counsel reasonably required by the Administrative Agent, and, solely in the case of an actual or perceived conflict of interest between the Administrative Agent and one or more of the Lenders, one additional counsel for each set of similarly affected Lenders in respect of such actual or perceived conflict (together with any local and special counsel reasonably required by such Lenders). Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)appraisals and insurance reviews;

(ii)field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)Taxes, fees and other charges for (A) lien and title searches  and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

(i)

All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans (which Revolving Loan may be made even if the conditions precedent set  forth in Section 4.02(d) has not been satisfied) or to another deposit account, all as described in Section 2.18(c).

(b)The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental Taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii)any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Loan Parties’ failure to pay any such amount shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.

(d)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, (i) for any damages arising from
(b)

the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)All amounts  due under this Section  shall be payable after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution or a Disqualified Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or a FILO Loan; and

(A)

(D)the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or a FILO Loan.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to   such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan,

$1,000,000, unless each of the Borrower and the Administrative  Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)the   parties   to   each   assignment shall   execute and   deliver   to   the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non- public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Parent,

(c)a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust

(b)

shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount   (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).   The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.   The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest

(ii)

thereon.   No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution or a Disqualified Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the

Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.   For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)Disqualified Institutions.

(i)Notwithstanding anything to the contrary set forth in this Agreement, (x) the Borrower shall promptly notify the Administrative Agent at any time a Financial Officer of the Borrower becomes aware of an existing or prospective Lender constituting a Disqualified Institution and (y) Disqualified Institutions (1) will not (a) have the right to receive information, reports or other materials provided to Lenders by the Borrower or Holdings, the Administrative Agent or any other Lender, (b) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (c) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(ii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of this Section 9.04, the Borrower may, at its sole expense and effort, upon notice to such Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign to one or more assignees, without recourse, all of its interest, rights and obligations under this   Agreement in accordance with and subject to the restrictions contained in this Section 9.04.   Notwithstanding anything to the contrary herein, the Borrower retains the right to take legal action  and  seek compensation against any Lender who assigned any Commitments, Loans or participation to any Disqualified Institution, in violation of this Section 9.04.

(iii)Notwithstanding anything to the contrary set forth herein,   (x) the Administrative Agent may provide the contents of the DQ List to any Lender, Participant, or any prospective assignee or Participant, (y) the Administrative Agent shall not be liable for any loss, cost or expense resulting from any assignment or participation made to or held by a Disqualified Institution, and (z)

(i)

the Administrative Agent shall not have any duty to ascertain, monitor or enforce compliance by any Lender, Participant, or any prospective assignee or Participant of the DQ List.   Notwithstanding anything to the contrary set forth in this Agreement, if the Borrower consents in writing to an Assignment and Assumption to any Person or to otherwise  permit any Person to become a Lender or Participant hereunder, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement.

(f)The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Borrower, assign its rights and obligations as a Joint Lead Arranger under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Effective Date.

SECTION 9.05. Survival.   All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.   The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)       Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf.   or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.   If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.   The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.   (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the

(b)

judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.   Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (solely in connection with the transactions contemplated hereby) directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) other than, to the Administrative Agent’s actual knowledge, any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any Subsidiary or its or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings or the Borrower and other than information pertaining to this Agreement routinely  provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Issuing Bank and the Lenders acknowledges that (x) the Information may include trade secrets, protected confidential information, or material non-public information concerning Holdings or a Subsidiary, (y) it has developed compliance procedures regarding the use of such information and (z) it will handle such information in accordance with applicable law, including federal and state securities laws, and to preserve its trade secret or confidential character.   Notwithstanding anything to the contrary set forth herein the Administrative Agent may provide the contents of the Disclosure Side Letter to any Lender or, subject to clause (f) of the first sentence in this Section 9.12, any Participant, prospective assignee or prospective Participant.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law.   The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein.   Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.15. Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16. Appointment for Perfection.   Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17. Interest Rate Limitation.     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18. Marketing Consent. The Loan Parties hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, but without any prior approval by any Loan Party, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower notifies JPMCB in writing that such authorization is revoked.

SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(i)

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.20. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Holdings,  the Borrower and their Affiliates,  on the one hand, and the Lenders and their Affiliates, on the other hand, (B) each of Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrower or any of their Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Holdings, the Borrower or any of their Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions  that involve interests that differ from those of Holdings, the Borrower and their Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Holdings, the Borrower or their Affiliates. To the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.21. Senior Notes Intercreditor Termination Agreement.     Each of the Lenders hereby acknowledges that it has received and reviewed the Senior Notes Intercreditor and the Senior Notes Intercreditor Termination Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs JPMCB to enter into the Senior Notes Intercreditor Termination Agreement on behalf of such Lender and agrees that JPMCB, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Senior Notes Intercreditor Termination Agreement.

ARTICLE X

Loan Guaranty

SECTION 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor).   Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection.   Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03. No Discharge or Diminishment of Loan Guaranty.   (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:   (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(b)

(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non- perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any   of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.   The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.   To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s  obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08. Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.   Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default that shall exist under Article VII hereof as a result of any such notice of termination.

SECTION 10.09. Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.   If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

SECTION 10.10. Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11. Contribution.

(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan  Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined  immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then,  following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective  Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of  the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.

(a)

SECTION 10.12. Liability Cumulative.   The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater  amount).   Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

Existing Credit Agreement.

The Borrower, the other Loan Parties, the Lenders and the Administrative Agent agree that, upon

(i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Sections 4.01 and 4.02 on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Indebtedness created thereunder.   The commitment of each Lender that is a party to the Existing Credit Agreement shall, on the Effective Date, automatically be deemed amended and the only commitments shall be those hereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans and letters of credit incurred under the Existing Credit Agreement which are outstanding on the Effective Date (after giving effect to the payments described in clause (d) below) shall, other than with respect to such loans that are paid with the proceeds of Loans made on the Effective Date, continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents,

(c) all obligations constituting “Obligations” under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date (after giving effect to the payments described in clause (d) below) shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall  make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Credit Exposure hereunder reflects such Lender’s ratable share of the aggregate Credit Exposures on the Effective Date, and the Borrower hereby agrees to compensate each Lender (including each Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans on the terms and in the manner set forth in Section 2.16 hereof and (e) upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ESSENDANT CO., as the Borrower

By	/s/Robert J. Kelderhouse Name: Robert J. Kelderhouse

Title: Vice President and Treasurer ESSENDANT INC., as Holdings

By	/s/Robert J. Kelderhouse Name: Robert J. Kelderhouse

Title: Vice President and Treasurer

OTHER LOAN PARTIES:

ESSENDANT FINANCIAL SERVICES LLC ESSENDANT MANAGEMENT SERVICES LLC ESSENDANT INDUSTRIAL LLC

ESSENDANT RECEIVABLES LLC

O.K.I. SUPPLY, LLC NESTOR SALES LLC

NESTOR SALES HOLDCO, LLC NESTOR HOLDING COMPANY

LIBERTY BELL EQUIPMENT CORPORATION LABEL INDUSTRIES, INC.

TRANSSUPPLY GROUP, LLC

CPO COMMERCE ACQUISITION, LLC CPO COMMERCE, LLC

By	/s/Robert J. Kelderhouse Name: Robert J. Kelderhouse

Title: Vice President and Treasurer

Signature Page to

Fifth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Lender, Issuing Bank and Swingline Lender

By /s/Hilda C. Carbajal Name: Hilda C. Carbajal
Title: Authorized Officer

Signature Page to

Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Lender

By /s/Ciara Bochenek Name: Ciara Bochenek
Title: Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as Lender and Issuing Bank

By /s/Nicholas Ply Name: Nicholas Ply
Title: Director

Signature Page to

Fifth Amended and Restated Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as Lender

By /s/Jim Clifton Name: Jim Clifton
Title: Senior Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By /s/Daniel Yu Name: Daniel Yu
Title: Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

TD BANK, N.A, as Lender

By /s/Donald J. Cavanagh Name: Donald J. Cavanagh
Title: Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Lender

By /s/Linda Skinner Name: Linda Skinner
Title: VP

Signature Page to

Fifth Amended and Restated Credit Agreement

CITIZENS BANK, N.A., as Lender

By /s/Lori C. Hilker Name: Lori C. Hilker
Title: Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

THE NORTHERN TRUST COMPANY, as Lender

By /s/Molly Drennan Name: Molly Drennan
Title: Senior Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement and will not be a party to this Agreement.

MUFG UNION BANK, as Departing Lender (and solely with respect to Article XI of this Agreement)

By /s/Mark Maloney Name: Mark Maloney
Title: Authorized Signatory

Signature Page to

Fifth Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement and will not be a party to this Agreement.

FIRST HAWAIIAN BANK, as Departing Lender (and solely with respect to Article XI of this Agreement)

By /s/Todd T. Nitta Name: Todd T. Nitta
Title: Senior Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement and will not be a party to this Agreement.

FIFTH THIRD BANK, as Departing Lender (and solely with respect to Article XI of this Agreement)

By /s/Kurt Marsan Name: Kurt Marsan
Title: Vice President

Signature Page to

Fifth Amended and Restated Credit Agreement

COMMITMENT SCHEDULE

Lender	Revolving Commitment	FILO Commitment	Term Loan Commitment	Swingline Commitment
JPMorgan Chase Bank, N.A.	$176,410,541.94	$27,500,000.00	$13,689,458.06	$100,000,000.00
Bank of America, N.A.	$160,077,951.00	$27,500,000.00	$12,422,049.00	$0.00
PNC Bank National Association	$162,397,921.31	$25,000,000.00	$12,602,078.69	$0.00
Wells Fargo Bank, N.A.	$167,037,861.92	$20,000,000.00	$12,962,138.08	$0.00
U.S. Bank National Association	$111,358,574.61	$0.00	$8,641,425.39	$0.00
TD Bank, N.A.	$64,959,168.52	$0.00	$5,040,831.48	$0.00
Keybank National Association	$64,959,168.52	$0.00	$5,040,831.48	$0.00
Citizens Bank, N.A.	$46,399,406.09	$0.00	$3,600,593.91	$0.00
The Northern Trust Company	$46,399,406.09	$0.00	$3,600,593.91	$0.00
Total	$1,000,000,000.00	$100,000,000.00	$77,600,000.00	$100,000,000.00

Commitment Schedule

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:Essendant Co.

4.	Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:The Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 among Essendant Co., as Borrower, Essendant Inc., as Holdings, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

1 Select as applicable.

6.	Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans3
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                   , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR

[NAME OF ASSIGNOR]

By:	Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:	Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this

Assignment (e.g. “Revolving Commitment,” “FILO Commitment,” “Swingline Commitment,” “Term Loan Commitment,” etc.)

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as

[Administrative Agent, Issuing Bank and Swingline Lender]

By	Title:

[NAME OF RELEVANT PARTY, as Issuing Bank]

By

Consented to:

ESSENDANT CO., as Borrower

By	Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1   Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.   From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute   one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.   This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A

EXHIBIT B

OPINION OF COUNSEL FOR THE LOAN PARTIES

Faegre Baker Daniels LLP 2200 Wells Fargo Center ☐ 90 South Seventh Street Minneapolis ☐ Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

February 22, 2017

JPMorgan Chase Bank, N.A.,

  as Administrative Agent for the

  Lenders referred to below

The Lenders who are parties to

  the Credit Agreement referred

  to below as of the date hereof

Ladies and Gentlemen:

We have acted as special counsel for Essendant Co., an Illinois corporation (the “Borrower”), Essendant Inc., a Delaware corporation (“Holdings”), CPO Commerce Acquisition, LLC, a Delaware limited liability company (“CPO Acquisition”), CPO Commerce, LLC, an Illinois limited liability company (“CPO”), Essendant Financial Services LLC, an Illinois limited liability company (“Essendant Financial”), Essendant Industrial LLC, an Illinois limited liability company (“Essendant Industrial”), Essendant Management Services LLC, an Illinois limited liability company (“Essendant Management”), Label Industries, Inc., a Missouri corporation (“Label”), Liberty Bell Equipment Corporation, a Pennsylvania corporation (“Liberty Bell”), Nestor Holding Company, a Delaware corporation (“Nestor Holding”), Nestor Sales LLC, a Georgia limited liability company (“Nestor Sales”), Nestor Sales Holdco, LLC, a Delaware limited liability company (“Nestor Sales Holdco”), O.K.I. Supply, LLC, an Illinois limited liability company (“OKI”), TransSupply Group, LLC, an Illinois limited liability company (“TransSupply”), and Essendant Receivables LLC, an Illinois limited liability company (“Essendant Receivables”), in connection with that certain Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (the “Credit Agreement”) among the Borrower, Holdings, the other Loan Parties (as defined below) party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).  Holdings, CPO Acquisition, Nestor Holding and Nestor Sales Holdco are hereinafter collectively called the “Delaware Loan Parties” and individually called a “Delaware Loan Party”.  The Borrower, CPO, Essendant Financial, Essendant Industrial, Essendant Management, OKI, TransSupply and Essendant Receivables are hereinafter

JPMorgan Chase Bank, N.A., et al.	Page 176	February 22, 2017

collectively called the “Illinois Loan Parties” and individually called an “Illinois Loan Party”.  The Delaware Loan Parties, the Illinois Loan Parties, Label, Liberty Bell and Nestor Sales are hereinafter collectively called the “Loan Parties” and individually called a “Loan Party”.

This opinion letter is being delivered to you pursuant to Sections 4.01(a) of the Credit Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Schedules hereto and, if not defined therein, the Credit Agreement.

We have made such examination of law and facts as we have deemed necessary as a basis for our opinions set forth below.  In connection with such examination, we have reviewed originals or facsimile or electronic copies of the following documents:

(i)	the Credit Agreement;

(ii)	the following promissory notes (the “Notes”);

(a)	Promissory Note of the Borrower dated the date hereof payable to the order of PNC Bank National Association evidencing the Revolving Loans made by such Lender pursuant to the Credit Agreement,
(b)	Promissory Note of the Borrower dated the date hereof payable to the order of PNC Bank National Association evidencing the Term Loans made by such Lender pursuant to the Credit Agreement,
(c)	Promissory Note of the Borrower dated the date hereof payable to the order of U.S. Bank National Association evidencing the Revolving Loans made by such Lender pursuant to the Credit Agreement,
(d)	Promissory Note of the Borrower dated the date hereof payable to the order of U.S. Bank National Association evidencing the Term Loans made by such Lender pursuant to the Credit Agreement,
(e)	Promissory Note of the Borrower dated the date hereof payable to the order of Citizens Bank, N.A. evidencing the Loans made by such Lender pursuant to the Credit Agreement, and
(f)	Promissory Note of the Borrower dated the date hereof payable to the order of KeyBank National Association evidencing the Loans made by such Lender pursuant to the Credit Agreement;

(iii)

the Second Amended and Restated Pledge and Security Agreement dated as of the date hereof among the Loan Parties, any additional entities which become parties thereto by executing a Security Agreement Supplement (as defined therein), and the Administrative Agent (the “Security Agreement”);

(iv)	the following Confirmatory Grants of Security Interests, each dated the date hereof (the “IP Security Documents”):

(a)	Confirmatory Grant of Security Interest in United States Trademarks by Borrower in favor of the Administrative Agent,

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(b)	Confirmatory Grant of Security Interest in United States Trademarks by Essendant Industrial in favor of the Administrative Agent,
(c)	Confirmatory Grant of Security Interest in United States Trademarks by CPO in favor of the Administrative Agent,
(d)	Confirmatory Grant of Security Interest in United States Trademarks by Label in favor of the Administrative Agent,
(e)	Confirmatory Grant of Security Interest in United States Trademarks by Liberty Bell in favor of the Administrative Agent,
(f)	Confirmatory Grant of Security Interest in United States Trademarks by Nestor Sales in favor of the Administrative Agent,
(g)	Confirmatory Grant of Security Interest in United States Copyrights by Borrower in favor of the Administrative Agent,
(h)	Confirmatory Grant of Security Interest in United States Copyrights by Essendant Industrial in favor of the Administrative Agent,
(i)	Confirmatory Grant of Security Interest in United States Copyrights by OKI in favor of the Administrative Agent, and
(j)	Confirmatory Grant of Security Interest in United States Copyrights by Nestor Sales in favor of the Administrative Agent;

(v)

the Multi‑Party Account Control Agreement dated as of the date hereof among the Borrower, CPO, Label, Liberty Bell, Nestor Sales, the Administrative Agent and The Northern Trust Company (the “Northern Trust Control Agreement”);

(vi)

the Deposit Account Control Agreement dated as of the date hereof among Essendant Industrial, Essendant Receivables, Liberty Bell, Nestor Sales, the Administrative Agent and PNC Bank National Association (the “PNC Control Agreement”); and

(vii)

the Intercreditor Agreement Termination and Collateral Release Agreement (the “Intercreditor Termination Agreement”), dated as of the date hereof, by and among, JPMCB, in its capacity as “Agent” for the “Lenders” (as such terms are defined in the Senior Notes Intercreditor), the holders of the Senior Notes, the Borrower and Holdings;

(viii)

the Note Purchase Agreement dated November 25, 2013, pursuant to which the Borrower issued its $150,000,000 3.75% Secured Senior Notes due January 15, 2021, as amended by Amendment No. 1 to Note Purchase Agreement dated January 27, 2016, Amendment No. 2 to Note Purchase Agreement dated August 30, 2016, Amendment No. 3 to Note Purchase Agreement dated February 9, 2016 [sic] and Amendment No. 4 to Note Purchase Agreement (“Amendment No. 4”) dated February 22, 2017 (as so amended, the “Note Purchase Agreement”);

(ix)	the following 3.75% Secured Senior Notes due January 5, 2021, issued by the Borrower (the “Senior Notes”):
(a)	Note No. R-1, dated January 15, 2014, payable to The Prudential Insurance Company of America in the principal amount of $9,350,000;
(b)	Note No. R-2, dated January 15, 2014, payable to The Prudential Insurance

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Company of America in the principal amount of $7,690,000;
(c)	Note No. R-3, dated January 15, 2014, payable to The Prudential Life Insurance Company, Ltd. in the principal amount of $15,000,000;
(d)	Note No. R-4, dated January 15, 2014, payable to Prudential Retirement Insurance and Annuity Company in the principal amount of $4,970,000;
(e)	Note No. R-5, dated January 15, 2014, payable to Prudential Retirement Insurance and Annuity Company in the principal amount of $3,350,000;
(f)	Note No. R-6, dated January 15, 2014, payable to Prudential Retirement Insurance and Annuity Company in the principal amount of $1,770,000;
(g)	Note No. R-7, dated January 15, 2014, payable to Prudential Retirement Insurance and Annuity Company in the principal amount of $1,070,000;
(h)	Note No. R-8, dated January 15, 2014, payable to Farmers Insurance Exchange in the principal amount of $8,225,000;
(i)	Note No. R-9, dated January 15, 2014, payable to Farmers New World Life Insurance Company in the principal amount of $4,650,000;
(j)	Note No. R-10, dated January 15, 2014, payable to Mid Century Insurance Company in the principal amount of $3,525,000;
(k)	Note No. R-11, dated January 15, 2014, payable to How & Co. in the principal amount of $1,400,000;
(l)	Note No. R-12, dated January 15, 2014, payable to Metropolitan Life Insurance Company in the principal amount of $53,000,000;
(m)	Note No. R-13, dated January 15, 2014, payable to Metropolitan Life Insurance Company in the principal amount of $7,000,000;
(n)	Note No. R-14, dated January 15, 2014, payable to MetLife Insurance Company of Connecticut, on behalf of Separate Account Security Agreement (Structured Annuity)in the principal amount of $1,000,000;
(o)	Note No. R-15, dated January 15, 2014, payable to Massachusetts Mutual Life Insurance Company in the principal amount of $17,900,000;
(p)	Note No. R-16, dated January 15, 2014, payable to Gerlach & Co. in the principal amount of $1,650,000;
(q)	Note No. R-17, dated January 15, 2014, payable to Massachusetts Mutual Life Insurance Company in the principal amount of $1,450,000;
(r)	Note No. R-18, dated January 15, 2014, payable to Woodmen of the World Life Insurance Society in the principal amount of $7,000,000; and
(s)	Note No. R-19, dated July 16, 2015, payable to MetLife Insurance Company USA, on behalf of Separate Account Security Agreement (Structured Annuity) in the principal amount of $1,000,000;
(x)

the Collateral Trust Agreement dated as of the date hereof among Wilmington Trust, National Association, as collateral trustee, the holders of the Senior Notes, the Borrower and Holdings (the “Collateral Trust Agreement”); and

(xi)	the Financing Statements described on Schedule 1 hereto.

The Credit Agreement, the Notes, the Security Agreement, the IP Security Documents, the Northern Trust Control Agreement, the PNC Control Agreement and the Intercreditor Termination Agreement are

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hereinafter collectively called the “Loan Documents” and individually called a “Loan Document”.  As used in this opinion letter, the term “Effective Time” means the time at which the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement have become effective pursuant to Section 4.01 of the Credit Agreement.

All opinions rendered under this opinion letter with respect to each Loan Party other than Essendant Receivables speak as of the date hereof at the Effective Time.  All opinions rendered under this opinion letter with respect to Essendant Receivables speak as of the date hereof after the Effective Time, the consummation of the Effective Date Debt Repayments, and the amendment and restatement on the date hereof of the limited liability company agreement of Essendant Receivables.

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

(1)Each Delaware Loan Party is a corporation or limited liability company (as the case may be) validly existing and in good standing under the laws of the State of Delaware.  Each Illinois Loan Party is a corporation or limited liability company (as the case may be) validly existing and in good standing under the laws of the State of Illinois.

(2)Each Delaware Loan Party and each Illinois Loan Party has the corporate or limited liability company power (as applicable) to execute and deliver the Loan Documents to which it is a party and to consummate the transactions effected thereby.

(3)The execution and delivery by each Delaware Loan Party and each Illinois Loan Party of the Loan Documents to which it is a party and the consummation by each Delaware Loan Party and each Illinois Loan Party of the transactions effected thereby have been properly authorized by all necessary corporate or limited liability company action (as applicable) on the part of such Loan Party.

(4)Each Delaware Loan Party and each Illinois Loan Party has duly executed and delivered the Loan Documents to which it is a party.

(5)The execution and delivery by each Delaware Loan Party and each Illinois Loan Party of the Loan Documents to which it is a party and the consummation by each Delaware Loan Party and each Illinois Loan Party of the transactions effected thereby do not violate such Loan Party’s articles or certificate of incorporation, formation or organization (as applicable) or such Loan Party’s bylaws, limited liability company agreement or operating agreement (as applicable).

(6)The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the consummation by each Loan Party of the transactions effected thereby do not (i) violate any provisions of statutory law or regulation of the United States of America or the State of New York (or, solely with respect to the Northern Trust Control Agreement, the State of Illinois) applicable to such Loan Party or (ii) require such Loan Party to obtain the consent or approval of, or make any filing with, the government of the United States of America or the State of New York (or, solely with respect to the Northern Trust Control Agreement, the State of Illinois) or any department, commission or agency thereof under any provision of statutory law or regulation of the United States of America or the State of Illinois

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or State of New York applicable to such Loan Party, except for consents, approvals and filings that have already been obtained or made, or (iii) result in a breach of, or constitute a default under, or result in the creation of any lien or security interest upon any property of such Loan Party pursuant to, the Note Purchase Agreement, the Senior Notes or the Collateral Trust Agreement.

(7)Under the laws of the State of Illinois, the Northern Trust Control Agreement constitutes a valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms.  Under the laws of the State of New York, each of the other Loan Documents constitutes a valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms.

(8)(a)The provisions of the Security Agreement are sufficient to create in the Administrative Agent’s favor, as security for the Secured Obligations, a security interest in all right, title and interest of each Loan Party in and to those items and types of Collateral (the “Code Collateral”) described in the Security Agreement in which a security interest may be created under Article 9 of the Uniform Commercial Code as adopted and in effect in the State of New York (the “New York UCC”).

(b)The New Financing Statement Amendments are in appropriate form for filing in the Uniform Commercial Code records of the Delaware Secretary of State or the Illinois Secretary of State (as applicable).  Upon filing of the New Financing Statement Amendments in such records, the security interest in all right, title and interest of each Delaware Loan Party and each Illinois Loan Party (other than Essendant Receivables) in and to the Code Collateral granted to the Administrative Agent under the Security Agreement will constitute a perfected security interest in that portion of such Code Collateral in which a security interest may be perfected by the filing of a financing statement under, respectively, the Uniform Commercial Code as adopted and in effect in the State of Delaware (the “Delaware UCC”) or the Uniform Commercial Code as adopted and in effect in the State of Illinois (the “Illinois UCC”).  Our opinion is based on our review of the Original Financing Statements and Prior Financing Statement Amendments attached hereto as Schedule 1 and the assumptions that the Original Financing Statements and all Prior Financing Statement Amendments were each properly authorized and that no terminations or other amendments relating to the Original Financing Statement (other than the Prior Financing Statement Amendments) have been filed with the Secretary of State of the State of Delaware or the State of Illinois.  With respect to our review of the Original Financing Statements and the Prior Financing Statement Amendments, we have relied upon copies of the reports of National Corporate Research, Ltd., updated through December 15, 2016 (in the case of Holdings, Liberty Bell, Nestor Holding and Nestor Sales HoldCo), December 21, 2016 (in the case of the Borrower, CPO, Essendant Financial, Essendant Industrial, Essendant Management, OKI and TransSupply), December 22, 2016 (in the case of Label), December 26, 2016 (in the case of Nestor Sales) and January 23, 2017 (in the case of CPO Acquisition and Essendant Receivables) (the “Search Reports”).  In rendering the forgoing opinion, we have assumed that the Search Reports are accurate and complete as of its date.

(c)The Essendant Receivables Financing Statement is in appropriate form for filing in the Uniform Commercial Code records of the Illinois Secretary of State.  Upon filing of the Essendant Receivables Financing Statement in such records, the security interest in all right, title and interest of Essendant Receivables in and to the Code Collateral granted to the Administrative Agent under the Security Agreement will be perfected in that portion of such Code Collateral in which a security interest

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may be perfected by the filing of a financing statement under the Illinois UCC.

(d)Upon the delivery (within the meaning of such term under Section 8‑301(a) of the New York UCC) by a Loan Party to the Administrative Agent of all certificates evidencing that portion of the Pledged Stock (as defined in the Security Agreement) constituting certificated securities (as defined in the New York UCC) owned by such Loan Party, together with properly completed undated powers endorsing such Pledged Stock in blank duly executed by such Loan Party, the security interest in such Pledged Stock granted to the Administrative Agent for the benefit of the Secured Parties under such Pledge Agreement will be perfected by control under the New York UCC.

(e)Assuming that each of the accounts specifically referred to in the Northern Trust Control Agreement is a “deposit account” as defined in Section 9‑102 of the Illinois UCC, the Northern Trust Control Agreement is effective to perfect, under the Illinois UCC, the security interest in such accounts granted to the Administrative Agent under the Security Agreement. Assuming that each of the accounts specifically referred to in the PNC Control Agreement is a “deposit account” as defined in Section 9‑102 of the New York UCC, the PNC Control Agreement is effective to perfect, under the New York UCC, the security interest in such accounts granted to the Administrative Agent under the Security Agreement.

(9)No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “ICA”).

We hereby confirm to you that, to our Actual Knowledge, there is no litigation pending against any Loan Party that challenges the validity of, or seeks to enjoin the consummation of the transactions effected by, any of the Loan Documents.

ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS

In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

A.

We have relied solely on certificates of public officials, as described on Schedule 2 hereto, as to the opinions set forth in paragraph (1) above, and we have assumed that the information set forth in such certificates is true and correct as of the date of this opinion letter.  As to the accuracy of certain factual matters, we have relied on representations made by the Loan Parties in the Loan Documents, the assumptions set forth below, and certificates of officers of the Loan Parties reasonably believed by us to be appropriate sources of information, in each case without independent verification thereof or other investigation; provided, however, that our Primary Lawyers have no Actual Knowledge concerning the factual matters upon which reliance is placed that would render such reliance unreasonable.  For purposes of this opinion letter, the term “Primary Lawyers” means lawyers in this firm who have given substantive legal attention to representation of the Loan Parties in connection with this matter, and the term “Actual Knowledge” means the conscious awareness by such Primary Lawyers at the time this opinion letter is delivered of facts or other information without any other investigation.

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B.

This opinion letter is limited to (i) the laws of the State of New York; (ii) the laws of the State of Illinois; (iii) the federal laws of the United States of America (including the ICA); (iv) the Delaware General Corporation Law; (v) the Delaware Limited Liability Company Act; and (vi) solely with respect to paragraphs (8)(b) hereof, the Delaware UCC.  For purposes of the opinions rendered pursuant to paragraph (8)(b), we have reviewed the variations to the official text of Articles 1 and 9 of the Delaware UCC as set forth in State UCC Variations, 2016‑2, Volume 1 of Thomson Reuters’ Uniform Commercial Code Reporting Service, and we have assumed the accuracy of that volume.  Except with respect to such variations, we have assumed, with your consent and without independent inquiry, that the Delaware UCC is, in all respects material to this opinion letter, identical to the official text of the Uniform Commercial Code as promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, and that there are no judicial interpretations thereof material to this opinion letter.

C.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation (i) the enforceability of the governing law provisions contained in the Loan Documents; and (ii) which jurisdiction’s laws govern perfection, the effect of perfection or non‑perfection, and priority of the security interests granted in the Collateral.  The opinion set forth in paragraph (8)(d) are given as if New York is the jurisdiction where the certificates evidencing the Pledged Stock described in that opinion are and will continue to be located. The opinion set forth in paragraph (8)(e) with respect to the Northern Trust Control Agreement is given as if Illinois is the jurisdiction of the bank with which the accounts referred to in the Northern Trust Control Agreement are maintained. The opinion set forth in paragraph (8)(e) with respect to the PNC Control Agreement is given as if New York is the jurisdiction of the bank with which the accounts referred to in the PNC Control Agreement are maintained.

D.

We have relied, without investigation, upon the following assumptions:  (i) natural persons who are involved on behalf of a Loan Party have sufficient legal capacity to enter into and perform the transactions contemplated by the Loan Documents and to carry out their role in such transactions; (ii) the respective Loan Parties hold the requisite title and rights to the Collateral; (iii) each party to a Loan Document (other than a Loan Party) has satisfied those legal requirements that are applicable to it to the extent necessary to make such Loan Document enforceable against it; (iv) each party to a Loan Document (other than a Loan Party) has complied with all legal requirements pertaining to its status (such as legal investment laws, foreign qualification statutes and business activity reporting requirements) as such status relates to its rights to enforce such Loan Document against any of the Loan Parties that are parties thereto; (v) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (vi) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vii) the conduct of the parties to the Loan Documents has complied with any requirement of good faith, fair dealing and conscionability; (viii) the Administrative Agent, the Lenders and any representative acting

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for any of them in connection with the Loan Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as a part of, any of the Loan Documents; (ix) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Loan Documents; (x) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible; (xi) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (xii) documents reviewed by us (other than the Loan Documents) would be enforced as written; (xiii) none of the Loan Parties will in the future take any discretionary action (including a decision not to act) permitted under the Loan Documents that would result in a violation of law or constitute a breach or default under any other agreement or court order; (xiv) the Loan Parties will obtain all permits and governmental approvals required in the future, and will make all governmental filings and take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Loan Documents or performance of the Loan Documents; (xv) all parties to the transactions contemplated by the Loan Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Documents; and (xvi) the Loan Documents and the transactions effected pursuant thereto, including without limitation any contracts of guaranty or suretyship included in the Loan Documents, are necessary or convenient to the conduct, promotion or attainment of the business of each of the Loan Parties.

E.

We have also assumed, without investigation, that (i) the name of the secured party shown on the Financing Statements is the correct legal name of the Administrative Agent; (ii) the Administrative Agent has the power and authority to act as agent for the Secured Parties under the Loan Documents; (iii) to the extent that the Loan Documents terminate or amend the Existing Credit Agreement, the Collateral Documents (as defined in the Existing Credit Agreement) or the Senior Notes Intercreditor, such Loan Documents have been duly and validly executed by the parties (other than the Loan Parties) required to effect such termination or amendment; (iv) each of Nestor Sales, Liberty Bell and Label is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has duly authorized, executed and delivered the Loan Documents to which it is a party, and has the power and authority under its organizational documents and the laws of its jurisdiction of organization to entered into and perform its obligations under such Loan Documents and to consummate the transactions effected thereby; and (v) Amendment No. 4 has been duly and validly executed by all of the Noteholders (as defined therein) required to effect such amendment, and all conditions to the effectiveness of Amendment No. 4 have been satisfied.

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F.

The opinions expressed above are limited to the specific issues addressed and to laws and facts existing on the date hereof.  By rendering our opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any change in facts, that may occur after the date hereof.

G.

The opinions expressed above are limited by the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable transactions, receivership, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general principles of equity.

H.

Without limiting any other qualifications set forth herein, the opinion expressed in paragraph (7) above is subject to the effect of generally applicable laws (including without limitation common law) that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy; (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (viii) may limit the enforceability of provisions restricting competition, the solicitation of customers or employees, the use or disclosure of information or other activities in restraint of trade; (ix) may require mitigation of damages; (x) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (xi) relate to the sale, collection or disposition of collateral or the requirements of a commercially reasonable sale; (xii) relate to the exercise of voting rights or rights to receive distributions in respect of investment property included in collateral; or (xiii) provide a time limitation after which rights may not be enforced (i.e., statutes of limitation).

I.

We express no opinion as to the enforceability or effect in the Loan Documents of (i) any provision that provides for the payment of premiums upon mandatory prepayment or acceleration or of liquidated damages (whether or not denominated as such); (ii) any usury “savings” provision; (iii) any fraudulent transfer, fraudulent conveyance or voidable transactions “savings” provision; (iv) any provision that authorizes one party to act as

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attorney‑in‑fact for another party; (v) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any provision relating to evidentiary standards, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (vi) any provision waiving legal or equitable defenses or other procedural, judicial or substantive rights, such as rights to damages, rights to counterclaim or set‑off, the application of statutes of limitation and rights to notice; (vii) any provision that provides for set‑off or similar rights; (viii) any provision that provides for rights or remedies upon a change in composition of the board of directors of any party; or (ix) any provision that imposes increased interest rates or late payment charges upon overdraft, delinquency in payment or default, or provides for the compounding of interest or the payment of interest on interest, to the extent any such provisions may be deemed to be penalties or forfeiture.  In addition, we express no opinion as to the enforceability in any Loan Document of any provision whereby the Loan Parties acknowledge the power of any regulatory authority to reduce, convert, modify or cancel any liabilities of the Administrative Agent or any Lender to a Loan Party as part of any so‑called “bail‑in” proceeding or agree to be bound by any such reduction, conversion, modification or cancellation, or as to the enforceability of the Loan Parties’ obligations under any Loan Document if the Administrative Agent or any Lender becomes the subject of a bail‑in proceeding.

J.

The opinion expressed in paragraph (7) above is subject to the qualification that certain other provisions of the Loan Documents may be further limited or rendered unenforceable by applicable laws, but in our opinion such laws do not render the Loan Documents invalid as a whole or preclude the practical realization of the principal benefits purported to be provided thereby.

K.

We express no opinion as to the enforceability or effect of any agreement, instrument or undertaking (including without limitation any statutory undertaking) that is not itself a Loan Document solely as a result of any provision in a Loan Document requiring that a Loan Party perform or cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, or otherwise incorporating by reference, such agreement, instrument or undertaking.

L.

With respect to our opinion in paragraph (7) above, we hereby advise you that (i) in the absence of an effective waiver or consent, a guarantor may be discharged from its guaranty (and any accommodation security) to the extent the guarantied obligations are modified or other action or inaction by a creditor increases the scope of the guarantor’s risk or otherwise detrimentally affects the guarantor’s interests, such as by impairing the value of collateral securing the guarantied obligations, negligently administering the guarantied obligations, or releasing the borrower or a co‑guarantor from the guarantied obligations; and (ii) a guarantor may have the right to revoke a guaranty (and any accommodation security) with

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respect to obligations incurred after the revocation, notwithstanding the absence of an express right of revocation.

M.

In rendering the opinions expressed herein, we have only considered the applicability of statutes, rules and regulations that a lawyer in the relevant jurisdiction exercising customary professional diligence would reasonably recognize as being directly applicable to general business organizations that are not engaged in regulated business activities and to transactions involving such organizations of the type effected pursuant to the Loan Documents.

N.

Except to the extent that any such legal issue has been explicitly addressed in this opinion letter, the opinions expressed above do not address any of the following legal issues: (i) securities laws and regulations, the rules and regulations of securities exchanges, and laws and regulations relating to commodity (and other) futures and indices, swaps, security-based swaps and other similar instruments (and activities related thereto), including without limitation all laws and regulations administered by one or both of the Securities and Exchange Commission and the Commodity Futures Trading Commission; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws and regulations (e.g., ERISA); (iv) antitrust and unfair competition laws and regulations; (v) laws and regulations concerning filing and notice requirements (e.g., the Hart‑Scott‑Rodino Antitrust Improvements Act, as amended), other than requirements applicable to charter‑related documents such as certificates of merger; (vi) laws, regulations, directives and executive orders restricting transactions with, or freezing or otherwise controlling assets of, designated foreign persons or governing investments by foreign persons in the United States (e.g., the Trading with the Enemy Act, as amended, regulations of the Office of Foreign Asset Control of the United States Treasury Department, and the Foreign Investment and National Security Act of 2007, as amended); (vii) compliance with fiduciary duty and conflict‑of‑interest requirements; (viii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (ix) environmental laws and regulations; (x) land use and subdivision laws and regulations; (xi) tax laws and regulations; (xii) intellectual property laws and regulations; (xiii) racketeering laws and regulations (e.g., RICO); (xiv) health and safety laws and regulations (e.g., OSHA); (xv) labor laws and regulations; (xvi) laws, regulations and policies concerning national and local emergency (e.g., the International Emergency Economic Powers Act, as amended), possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; and (xvii) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

O.

We express no opinion as to the effect of any prohibitions against assignment or similar restrictions that may be contained in, or otherwise apply as a matter of law or any governing document to, any particular account, chattel paper, document, instrument, investment property, letter of credit, lease, license, contract, permit, franchise or general intangible

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constituting a part of the Collateral.

P.

Except as expressly provided in paragraph (8) above with respect to creation and perfection, we express no opinion as to the creation, attachment, perfection or relative priority of any lien provided for in the Loan Documents or the necessity of making any filings in connection therewith.  Furthermore, we express no opinion as to (i) the creation, attachment or perfection of any security interest in commercial tort claims or timber to be cut (as each such term is defined or used in the New York UCC, the Delaware UCC or the Illinois UCC) or any cooperative interest (as such term is defined in the NY UCC); or (ii) the perfection of any security interest in fixtures or as‑extracted collateral (as each such term is defined in the Delaware UCC or the Illinois UCC).

Q.

With respect to our opinions set forth in paragraph (8)(a) above, we call your attention to the fact that, under Section 9‑108(c) of the New York UCC, a description of collateral in a security agreement as “all the debtor’s assets” or “all the debtor’s personal property”, or using words of similar import, does not reasonably identify the collateral.  Accordingly, we express no opinion with respect to the creation, attachment or perfection of any security interest in any property or assets constituting a part of the Collateral solely as a result of the inclusion in the Security Agreement of such a super‑generic collateral description.  However, we note that, under Section 9‑504 of the Delaware UCC and the Illinois UCC, a financing statement sufficiently indicates the collateral if it covers “all assets”.

R.

Under the Delaware UCC and the Illinois UCC, a financing statement filed in the State of Delaware or the State of Illinois, respectively, is effective for a period of five years from the date of filing (and for an additional period in certain limited circumstances).  The effectiveness of a filed financing statement may be continued for five additional years, however, by action (such as the filing of a continuation statement) in the manner prescribed by law.  If a Loan Party changes its name or jurisdiction of organization, or if a new debtor (within the meaning of Section 9‑102 of the Delaware UCC or the Illinois UCC (as the case may be) has or acquires rights in its Collateral, an amendment to the Financing Statement naming such Loan Party as debtor or the filing of an additional financing statement may be required to maintain the perfection of the security interest granted under the Security Agreement.

S.	The perfection of any security interest in proceeds is limited to the extent set forth in Section 9‑315 of the Delaware UCC and the Illinois UCC.

T.

Any reference to the “filing” of a New Financing Statement Amendment which amends an Original Financing Statement naming a Delaware Loan Party as debtor means the submission thereof through an Authorized UCC Filer, as that term is used in the Administrative Rules of the Delaware Secretary of State, or the electronic submission of data corresponding thereto in accordance with procedures established by the Delaware Secretary of State.  Our opinion that any such New Financing Statement Amendment is “in appropriate form for filing” means that such New Financing Statement Amendment is in appropriate form for filing through such an Authorized UCC Filer, if so filed, or contains

JPMorgan Chase Bank, N.A., et al.	Page 188	February 22, 2017

the data required to be submitted electronically through any such procedure for electronic submission, if so submitted.
U.

With respect to our opinion in paragraph (9) above that none of the Loan Parties is required to be registered as an “investment company” under the ICA, we have relied exclusively, as to all factual matters, on a certificate of an officer of the Loan Parties.  We note that, for purposes of determining whether a particular entity is an “investment company” within the meaning of the ICA, it is necessary to examine the “value” of the assets of such entity within the meaning of Section 2(a)(41)(A) of the ICA.  Section 2(a)(41)(A) of the ICA provides that the “value” of certain assets held by an entity shall be the “fair value” of such assets as determined in good faith by such entity’s board of directors (or similar governing body).  Although the aforesaid officer’s certificate makes certifications regarding the value of the assets of each Loan Party and its subsidiaries, the officer signing such certificate did not request the board of directors (or similar governing body) of any Loan Party or of any such subsidiary to determine the value of any assets required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii) of the ICA, but obtained values from other sources said officer deemed reliable.  We have assumed, however, with your permission, that all assets of each Loan Party and its subsidiaries that are required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii) of the ICA by the board of directors (or similar governing body) of such Loan Party or of the relevant subsidiary, as the case may be, would have been valued at the same values ascribed to such assets by the officer signing the aforesaid certificate for purposes of making the certifications contained therein had the board of directors (or similar governing body) of such Loan Party or of the relevant subsidiary determined the “fair value” thereof pursuant to said Section.

This opinion letter is being furnished to the addressees hereof in connection with the transactions effected pursuant to the Loan Documents, and may not be used for any other purpose or relied on by or assigned, published or communicated to any other person without our prior written consent in each instance.  We hereby consent (i) to delivery of copies of this opinion letter to any person, not otherwise an addressee hereof, who becomes (A) an assignee of any rights or obligations of the Lenders under the Credit Agreement in accordance with the terms of the Credit Agreement, or (B) a successor Administrative Agent in accordance with Section 8.06 of the Credit Agreement, and (ii) to reliance on this opinion letter by any such assignee or successor to the same extent as the addressees hereof as if this opinion letter had been addressed and delivered to such or successor on the date hereof on the condition and understanding that (x) we assume no responsibility or obligation to consider the applicability or the correctness of this opinion letter to any person other than the addressees hereof, (y) any such reliance by an assignee or successor must be actual and reasonable under the circumstances existing at the time of such assignment or succession, including any circumstances relating to changes in law or to facts or other developments known to or reasonably knowable by such assignee or successor at such time, and (z) in no event shall any assignee or successor have any greater rights with respect to this opinion letter than did its assignor or predecessor.  We further consent to delivery of copies of this opinion letter to (i) any regulators, auditors, accountants or counsel of any addressee hereof or any such assignee or successor, (ii) any rating agency or agencies involved in any securitization backed by payments under the Credit Agreement, and (iii) the servicer for any securitization backed by payments under the Credit Agreement, in each case on the condition and understanding that (x) such disclosure is made solely to enable such person to be

JPMorgan Chase Bank, N.A., et al.	Page 189	February 22, 2017

informed that an opinion letter has been rendered and to be made aware of its terms, but not for the purpose of reliance, and (y) we assume no duty or liability to any person to whom such disclosure is made.  In furtherance and not in limitation of the foregoing, our consent to such reliance shall in no event constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By _________________________________

James M. Pfau

Schedule 1

FINANCING STATEMENTS/AMENDMENTS

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New Borrower Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against United Stationers Supply Co. on October 15, 2007 as filing number 12589255 (the “Original Borrower Financing Statement”), which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on May 28, 2012 as filing number 09182147, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on June 12, 2015 as filing number 9361085 pursuant to which the debtor’s name was changed to Essendant Co. (the “Prior Borrower Financing Statement Amendment”) (the Original Borrower Financing Statement, as amended by the Prior Borrower Financing Statement Amendment and the New Borrower Financing Statement Amendment, being herein called the “Borrower Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Delaware Secretary of State, a copy of which is attached hereto (the “New Holdings Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Delaware Secretary of State against United Stationers Inc. on October 15, 2007 as filing number 20073873881 (the “Original Holdings Financing Statement”), which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Delaware Secretary of State on June 4, 2012 as filing number 20122120220, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Delaware Secretary of State on June 11, 2015 as filing number 20152513348 pursuant to which the debtor’s name was changed to Essendant Inc. (the “Prior Holdings Financing Statement Amendment”) (the Original Holdings Financing Statement, as amended by the Prior Holdings Financing Statement Amendment and the New Holdings Financing Statement Amendment, being herein called the “Holdings Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Delaware Secretary of State, a copy of which is attached hereto (the “New CPO Acquisition Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Delaware Secretary of State against CPO Acquisition on June 18, 2014 as filing number 20142404580 (the “Original CPO Acquisition Financing Statement”) (the Original CPO Acquisition Financing Statement, as amended by the New CPO Acquisition Financing Statement Amendment, being herein called the “CPO Acquisition Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New CPO Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against CPO on June 19, 2014 as filing number 19385906 (the “Original CPO Financing Statement”) (the Original CPO Financing Statement, as amended by the New CPO Financing Statement Amendment, being herein called the “CPO Financing Statement”);

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●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New Essendant Financial Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against United Stationers Financial Services LLC on October 15, 2007 as filing number 12589263 (the “Original Essendant Financial Financing Statement”), which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on May 28, 2012 as filing number 09182140,which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on June 12, 2015 as filing number 9361086 pursuant to which the debtor’s name was changed to Essendant Financial Services LLC (the “Prior Essendant Financial Financing Statement Amendment”) (the Original Essendant Financial Financing Statement, as amended by the Prior Essendant Financial Financing Statement Amendment and the New Essendant Financial Financing Statement Amendment, being herein called the “Essendant Financial Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New Essendant Industrial Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against ORS Nasco Target, LLC on November 27, 2012 as filing number 17786792 (the “Original Essendant Industrial Financing Statement”), which was previously amended by that certain Uniform Commercial Code Financing statement amendment filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219157 pursuant to which the debtor’s name was changed to ORS Nasco, LLC and that certain Uniform Commercial Code Financing Statement amendment filed with the Illinois Secretary of State on June 12, 2015 as filing number 9361084 pursuant to which the debtor’s name was changed to Essendant Industrial LLC (the “Prior Essential Industrial Financing Statement Amendments”) (the Original Essendant Industrial Financing Statement, as amended by the Prior Essendant Industrial Financing Statement Amendments and the New Essendant Industrial Financing Statement Amendment, being herein called the “Essendant Industrial Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New Essendant Management Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against United Stationers Technology Services LLC on October 15, 2007 as filing number 12589247 (the “Original Essendant Management Financing Statement”), which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on May 28, 2012 as filing number 09182150, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219155 pursuant to which the debtor’s name was changed to United Stationers Management Services LLC, which was corrected by that certain Uniform Commercial Code indexing correction statement filed by the Illinois Secretary of State on June 14, 2013 as filing number 1852461 which corrected the additional debtor name on the UCLD 01 format from United Stationers Technology Services LLC to United Stationers Management Services LLC and by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on June 12, 2015 as filing

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number 9361087 pursuant to which the debtor’s name was changed to Essendant Management Services LLC (the “Prior Essendant Management Financing Statement Amendments”) (the Original Essendant Management Financing Statement, as amended by the Prior Essendant Management Financing Statement Amendments and the New Essendant Management Financing Statement Amendment, being herein called the “Essendant Management Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “Second New Essendant Management Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against United Stationers Technology Services LLC on March 24, 2003 as filing number 6738265 (the “Second Original Essendant Management Financing Statement”), which was previously assigned to JPMorgan Chase Bank, N.A., as Collateral Agent, by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on October 15, 2007 as filing number 8893062, which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on October 16, 2007 as filing number 8893347, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on October 17, 2007 as filing number 8893491 pursuant to which the debtor’s address was updated, which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on November 5, 2007 as filing number 08896449, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on November 7, 2008 as filing number 08955005 pursuant to which the secured party’s name and address was amended, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219151 pursuant to which the secured party’s name and address was amended, which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219152 pursuant to which the debtor’s name was changed to United Stationers Management Services LLC, which was continued by that certain Uniform Commercial Code financing statement continuation filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219154, and by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on June 12, 2015 as filing number 9361083 pursuant to which the debtor’s name was changed to Essendant Management Services LLC (the “Second Prior Essendant Management Financing Statement Amendments”) (the Original Essendant Management Financing Statement, as amended by the Prior Essendant Management Financing Statement Amendments and the New Essendant Management Financing Statement Amendment, being herein called the “Second Essendant Management Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Delaware Secretary of State, a copy of which is attached hereto (the “New Nestor Holding Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Delaware Secretary of State against Nestor Holding Company on September 15, 2015 as filing number 20154087101 (the “Original Nestor Holding Financing Statement”) (the Original Nestor Holding Financing Statement, as amended by the New Nestor Holding Financing Statement

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Amendment, being herein called the “Nestor Holding Financing Statement”);

●

Uniform Commercial Code financing statement amendments for filing with the Delaware Secretary of State, copies of which are attached hereto (the “New Nestor Sales Holdco Financing Statement Amendment”), which amend the Uniform Commercial Code financing statement filed with the Delaware Secretary of State against Nestor Sales Holdco on September 15, 2015 as filing number 20154087309 (the “Original Nestor Sales Holdco Financing Statement”) (the Original Nestor Sales Holdco Financing Statement, as amended by the New Nestor Sales Holdco Financing Statement Amendment, being herein called the “New Nestor Sales Holdco Financing Statement”);

●

a Uniform Commercial Code financing statement amendment for filing with the Illinois Secretary of State, a copy of which is attached hereto (the “New OKI Financing Statement Amendment”), which amends the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against O.K.I. Supply Target, LLC on December 26, 2012 as filing number 17863142 (the “Original OKI Financing Statement”) which was previously amended by that certain Uniform Commercial Code financing statement amendment filed with the Illinois Secretary of State on January 9, 2013 as filing number 9219156 pursuant to which the debtor’s name was changed to O.K.I. Supply, LLC (the “Prior OKI Financing Statement Amendment”) (the Original OKI Financing Statement, as amended by the Prior OKI Financing Statement Amendment and the New OKI Financing Statement Amendment, being herein called the “OKI Financing Statement”);

●

Uniform Commercial Code financing statement amendments for filing with the Illinois Secretary of State, copies of which are attached hereto (the “New TransSupply Financing Statement Amendment”), which amend the Uniform Commercial Code financing statement filed with the Illinois Secretary of State against TransSupply on December 3, 2014 as filing number 19854787 (the “Original TransSupply Financing Statement”) (the Original TransSupply Financing Statement, as amended by the New TransSupply Financing Statement Amendment, being herein called the “TransSupply Financing Statement”); and

●

a Uniform Commercial Code financing statement for filing with the Illinois Secretary of State against Essendant Receivables, a copy of which is attached hereto (the “Essendant Receivables Financing Statement”).

The New Borrower Financing Statement Amendment, the New Holdings Financing Statement Amendment, the New CPO Acquisition Financing Statement Amendment, the New CPO Financing Statement Amendment, the New Essendant Financial Financing Statement Amendment, the New Essendant Industrial Financing Statement Amendment, the New Essendant Management Financing Statement Amendment, the New Nestor Holding Financing Statement Amendment, the New Nestor Sales Holdco Financing Statement Amendment, the New OKI Financing Statement Amendment, and the New TransSupply Financing Statement Amendment are herein collectively called the “New Financing Statement Amendments” and individually called a “New Financing Statement Amendment”.  The Original Borrower Financing Statement, the Original Holdings Financing Statement, the Original CPO Acquisition Financing Statement, the Original CPO Financing Statement, the Original Essendant Financial Financing Statement, the Original Essendant Industrial Financing Statement, the Original Essendant Management Financing Statement, the Original Nestor Holding Financing Statement, the Original Nestor Sales Holdco

S1-4

Financing Statement, the Original OKI Financing Statement, and the Original TransSupply Financing Statement are herein collectively called the “Original Financing Statements” and individually called an “Original Financing Statement”.  The Prior Borrower Financing Statement Amendment, the Prior Holdings Financing Statement Amendment, the Prior Essendant Financial Financing Statement Amendment, the Prior Essendant Industrial Financing Statement Amendments, the Prior Essendant Management Financing Statement Amendments, and the Prior OKI Financing Statement Amendment are herein collectively called the “Prior Financing Statement Amendments” and individually called a “Prior Financing Statement Amendment”.  The Borrower Financing Statement, the Holdings Financing Statement, the CPO Acquisition Financing Statement, the CPO Financing Statement, the Essendant Financial Financing Statement, the Essendant Industrial Financing Statement, the  Essendant Management Financing Statement, the Nestor Holding Financing Statement, the Nestor Sales Holdco Financing Statement, the OKI Financing Statement, the TransSupply Financing Statement, and the Essendant Receivables Financing Statement are herein collectively called the “Financing Statements” and individually called a “Financing Statement”.

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Schedule 2

GOOD STANDING CERTIFICATES

●	Good standing certificate for the Borrower dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Holdings dated January 24, 2017 from the Delaware Secretary of State

●	Good standing certificate for CPO Acquisition dated January 24, 2017 from the Delaware Secretary of State

●	Good standing certificate for CPO dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Essendant Financial dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Essendant Industrial dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Essendant Management dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Nestor Holding dated January 24, 2017 from the Delaware Secretary of State

●	Good standing certificate for Nestor Sales Holdco dated January 24, 2017 from the Delaware Secretary of State

●	Good standing certificate for OKI dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for TransSupply dated January 24, 2017 from the Illinois Secretary of State

●	Good standing certificate for Essendant Receivables dated January 24, 2017 from the Illinois Secretary of State

437 Madison Avenue 29th Floor New York, NY 10022 212-867-9500 Fax 212-599-1759 1105 Market Street, 15th Floor Wilmington, DE 19801-1201 302-504-7800 Fax 302-504-7820	123 South Broad Street Avenue of the Arts Philadelphia, PA 19109 215-772-1500 Fax 215-772-7620 February 22, 2017

LibertyView

457 Haddonfield Road, Suite 600
Cherry Hill, NJ 08002-2220
856-488-7700
Fax 856-488-7720

Cornerstone Commerce Center

1201 New Road, Suite 100

Linwood, NJ 08221

609-601-3010

Fax 609-601-3011

1235 Westlakes Drive, Suite 200

Berwyn, PA 19312-2401

610-889-2210

Fax 610-889-2220

JPMorgan Chase Bank, N.A.,
as Administrative Agent, to the Issuing Bank
and to the Lenders referred to below

Re:	Liberty Bell Equipment Corporation

Ladies and Gentlemen:

We have been engaged by Liberty Bell Equipment Corporation, a Pennsylvania corporation (“LBEC”), as special Pennsylvania counsel in connection with the matters described herein.  We understand that Essendant Co., an Illinois corporation (“Borrower”), is executing and delivering a Fifth Amended and Restated Credit Agreement, dated as of February 22, 2017, among Borrower, Essendant Inc., a Delaware corporation (“Holdings”), LBEC and the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended to date, the “Credit Agreement”).  Any capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

In connection with the loans and advances to be made by the Lenders under, and the letters of credit to be issued pursuant to, the Credit Agreement, LBEC is required to execute and deliver (i) the Credit Agreement, (ii) a Second Amended and Restated Pledge and Security Agreement, dated as of February 22, 2017, among Borrower, Holdings, the other Grantors party thereto, and the Administrative Agent (the “Pledge and Security Agreement”), (iii) a Confirmatory Grant of Security Interest in United States Trademarks made by LBEC in favor of the Administrative Agent (the “Trademarks Confirmation”), and (iv) a Deposit Account Control

Agreement by and among LBEC, the other Loan Parties, PNC Bank, National Association, and JPMorgan Chase Bank, N.A., as secured party, and a Multi-Party Account Control Agreement,

by and among Borrower, CPO Commerce, LLC, Label Industries, Inc., LBEC and Nestor Sales LLC, collectively as the account customer, JPMorgan Chase Bank, N.A., as secured party, and The Northern Trust Company (together, the “DACAs”).  The Credit Agreement, the Pledge and Security Agreement, the Trademarks Confirmation and the DACAs are sometimes referred to herein as the “Opinion Documents.”

This opinion is delivered to you at the request of LBEC pursuant to Section 4.01(a) of the Credit Agreement.

I.	Documents Reviewed

In rendering the opinions set forth herein, we have examined originals or copies of the following:

(i)	the Credit Agreement;
(ii)	the Pledge and Security Agreement;
(iii)	the Trademarks Confirmation;
(iv)	the DACAs;
(v)

the Articles of Incorporation, certified by the Commonwealth of Pennsylvania, Department of State, as of January 24, 2017, the Bylaws of LBEC, and the resolutions of the directors of LBEC approving the transactions contemplated by the Opinion Documents to which LBEC is a party, together with a certificate of the Secretary or an Assistant Secretary of LBEC certifying as to such documents and as to the incumbency of officers of LBEC (the “Secretary’s Certificate”);

(vi)

the UCC Financing Statement Amendment identifying JPMorgan Chase Bank, N.A., as administrative agent, as secured party, amending initial UCC Financing Statement No. 2014122306474, filed December 3, 2014; identifying LBEC as debtor (the “Financing Statement”), each in the form attached hereto as Exhibit A; and

(vii)	a subsistence certificate for LBEC dated January 24, 2017 from the Secretary of State of the Commonwealth of Pennsylvania (the “Subsistence Certificate”).

We have not reviewed any document other than the documents listed above for purposes of rendering the opinions expressed herein and we have assumed that there are no provisions of any such other document that bear upon or are inconsistent with such opinions.  The Articles of Incorporation and Bylaws of LBEC, as attached to the Secretary’s Certificate, are hereinafter collectively called the “Organizational Documents”.

II.	Opinions

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

(1)LBEC is duly incorporated as a Pennsylvania corporation under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation as of the date set forth in the Subsistence Certificate.

(2)LBEC has corporate power to execute and deliver each of the Opinion Documents to which it is a party and to consummate the transactions effected thereby.

(3)The execution and delivery by LBEC of each of the Opinion Documents to which it is a party have been properly authorized by all necessary corporate action on the part of LBEC.

(4)LBEC has duly executed and delivered each of the Opinion Documents to which it is a party.

(5)The execution and delivery by LBEC of each of the Opinion Documents to which it is a party and the consummation by LBEC of the transactions effected thereby do not (i) violate LBEC’s Organizational Documents, or (ii) violate any provisions of statutory law or regulation of the Commonwealth of Pennsylvania applicable to LBEC.

(6)The execution and delivery by LBEC of each of the Opinion Documents to which it is a party and the consummation by LBEC of the transactions effected thereby do not require LBEC to obtain the consent or approval of, or make any filing with, the government of the Commonwealth of Pennsylvania or any department, commission or agency thereof under any provision of statutory law or regulation of the Commonwealth of Pennsylvania applicable to LBEC, except for consents, approvals and filings that have already been obtained or made.

(7)The amendment to the Financing Statement is in appropriate form for filing in the office of the Secretary of State of the Commonwealth of Pennsylvania.  Upon the filing of such amendment to the Financing Statement in the office of the Secretary of State of the Commonwealth of Pennsylvania, including the payment of applicable filing fees, the security interest of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in LBEC’s right, title and interest in the Collateral described in the Financing Statement will be perfected to the extent a security interest in such Collateral may be perfected by the filing of a financing statement under the UCC in the offices of the Secretary of State of the Commonwealth of Pennsylvania.

III.	Assumptions, Qualifications and Exceptions

In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

We have relied solely on the Subsistence Certificate as to the opinion set forth in Paragraph (1) above, and we have assumed that the information set forth in such certificate is true and correct as of the date of this opinion letter.  We have not conducted any independent factual investigation of our own for purposes of rendering the opinions expressed above, but rather have relied, as to the accuracy of all relevant factual matters, on representations made by LBEC in the Opinion Documents, the assumptions set forth below, and the statements and information set forth in the Secretary’s Certificate, in each case without independent verification thereof or other investigation; provided, however, that no member of the firm who has been involved in the preparation of this opinion has Actual Knowledge concerning the factual matters upon which reliance is placed that would render such reliance unreasonable.  For purposes hereof, the term “Actual Knowledge” means the conscious awareness by the applicable persons at the time this opinion letter is delivered of facts or other information without any other investigation.

This opinion letter is limited to the laws of the Commonwealth of Pennsylvania.

We have relied, without investigation, upon the following assumptions:  (i) natural persons who are involved on behalf of LBEC have sufficient legal capacity to enter into and perform the transactions contemplated by the Opinion Documents or to carry out their role in such transactions; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) LBEC will not in the future take any discretionary action (including a decision not to act) permitted under the Opinion Documents that would result in a violation of law; and (vi) LBEC will obtain all permits and governmental approvals required in the future, and will make all governmental filings and take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Opinion Documents or performance of the Opinion Documents.

The opinions expressed above are limited to the specific issues addressed and to laws and facts existing on the date hereof.  By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any changes in facts, that may occur after the date hereof.

In rendering the opinions expressed herein, we have only considered the applicability of statutes, rules and regulations that a lawyer admitted to practice in the Commonwealth of Pennsylvania exercising customary professional diligence would reasonably recognize as being directly applicable to LBEC, the transactions effected pursuant to the Opinion Documents, or both.

The opinions expressed above do not address any of the following legal issues:  (i) securities laws and regulations and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (ii) pension and employee benefit laws and regulations; (iii) antitrust and unfair competition laws and regulations; (iv) other than with respect to the filing of the amendment to the Financing Statement described above, laws and regulations concerning filing and notice requirements; (v) compliance with fiduciary duty and conflict of interest requirements; (vi) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (vii) environmental laws and regulations; (viii) land use and subdivision laws and regulations; (ix) tax laws and regulations; (x) intellectual property laws and regulations; (xi) racketeering laws and regulations; (xii) health and safety laws and regulations; (xiii) labor laws and regulations; (xiv) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; (xv) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xvi) any steps necessary to perfect a security interest and lien against LBEC in the Collateral, except as set forth in Paragraph (7) above.

We express no opinion as to any actions that may be required to be taken periodically under the UCC or any other applicable law for the continued effectiveness of any financing statement filed to perfect any liens, or the validity or perfection of any security interest, to be maintained.  We express no opinion herein as to the status of title to or the rights of LBEC in any collateral, or the priority of the liens created in the Collateral.

The opinions expressed above are limited by the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable transactions, receivership, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general principles of equity.  We express no opinion as to whether a subsidiary may guarantee, jointly and severally, indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent.

This opinion letter is being furnished to the Administrative Agent, the Issuing Bank and to the Lenders (as defined in the Credit Agreement) in connection with the consummation of the transactions effected pursuant to the Opinion Documents, and may not be used for any other purpose or relied on by or assigned, published or communicated to any other person or entity without our prior written consent in each instance.  Notwithstanding the foregoing, copies of this opinion letter may be delivered to permitted assignees of the Loans (as defined in the Credit Agreement) in connection with such assignments, to participants in connection with their purchasing of participating interests in the Loans, to the accountants, attorneys and other professionals advising the Lenders or the Administrative Agent in connection with the transactions effected pursuant to the Opinion Documents, and, to any applicable rating agency or agencies, the servicer for any securitization backed by payments under the Credit Agreement, or any regulator, government agency or auditor of any Lender or the Administrative Agent, or as may otherwise be required pursuant to a Requirement of Law, provided that none of such persons or entities shall be entitled to rely on this opinion letter.

Very truly yours,

MMWR:JTS:WLK

exhibit a

[redacted]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE NUMBER
2014122306474 Filed: 12/03/2014

1b. [ ] This FINANCING STATEMENT AMENDMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS
Filer: attach Amendment Addendum (Form UCC3Ad) and provide Debtor's name in item 13

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to the security interest(s) of Secured Party authorizing this Termination Statement

3. [ ] ASSIGNMENT (full or partial): Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9
For partial assignment, complete items 7 and 9 and also indicate affected collateral in item 8

4. [ ] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law

5. [✓] PARTY INFORMATION CHANGE:
Check one of these two boxes: This Change affects [ ] Debtor or [✓] Secured Party of record
AND Check one of these three boxes to: [✓] CHANGE name and/or address: Complete item 6a or 6b; and item 7a or 7b and item 7c [ ] ADD name: Complete item 7a or 7b, and item 7c [ ] DELETE name: Give record name to be deleted in item 6a or 6b

6. CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)

6a. ORGANIZATION'S NAME
JPMorgan Chase Bank, N.A., as Collateral Agent

OR 6b. INDIVIDUAL'S SURNAME | FIRST PERSONAL NAME | ADDITIONAL NAME(S)/INITIAL(S) | SUFFIX

7. CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name)

7a. ORGANIZATION'S NAME
JPMorgan Chase Bank, N.A., as Administrative Agent

OR 7b. INDIVIDUAL'S SURNAME

INDIVIDUAL'S FIRST PERSONAL NAME

INDIVIDUAL'S ADDITIONAL NAME(S)/INITIAL(S) | SUFFIX

7c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
10 S. Dearborn, 7th Floor, IL 1-1625	**Chicago**	**IL**	**60603**	**USA**

8. [ ] COLLATERAL CHANGE: Also check one of these four boxes: [ ] ADD collateral [ ] DELETE collateral [ ] RESTATE covered collateral [ ] ASSIGN collateral
Indicate collateral:

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment)
If this is an Amendment authorized by a DEBTOR, check here [ ] and provide name of authorizing Debtor

9a. ORGANIZATION'S NAME
JPMorgan Chase Bank, N.A., as Collateral Agent

OR 9b. INDIVIDUAL'S SURNAME | FIRST PERSONAL NAME | ADDITIONAL NAME(S)/INITIAL(S) | SUFFIX

10. OPTIONAL FILER REFERENCE DATA:
To be filed in the office of the Secretary of the Commonwealth of Pennsylvania Debtor: Liberty Bell Equipment Corporation

FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 04/20/11) International Association of Commercial Administrators (IACA)

Exhibit B

[redacted]

File Number: 2014122306474
Date Filed: 12/03/2014 08:00 AM
Carol Aichele
Secretary of the Commonwealth

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
PO Box 29071
Glendale, CA 91209-9071
Order 45911117

Commonwealth of Pennsylvania
UCC1 Initial Filing 1 Page(s)

T1435768036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here [ ] and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME				
Liberty Bell Equipment Corporation				
OR 1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
3201 South 76th Street	Philadelphia	PA	19153	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here [ ] and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME				
JPMorgan Chase Bank, N.A., as Collateral Agent				
OR 3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
10 South Dearborn Street	Chicago	IL	60603	USA

4. COLLATERAL: This financing statement covers the following collateral:

All of the Debtor's personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all proceeds and products thereof, substitutions and replacements therefor, and additions and accessions thereto.

5. Check only if applicable and check only one box: Collateral is [ ] held in a Trust (see UCC1Ad, item 17 and Instructions) [ ] being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: [ ] Public-Finance Transaction [ ] Manufactured-Home Transaction [ ] A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: [ ] Agricultural Lien [ ] Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): [ ] Lessee/Lessor [ ] Consignee/Consignor [ ] Seller/Buyer [ ] Bailee/Bailor [ ] Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
To be filed in the office of the Pennsylvania Department of State.

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)
International Association of Commercial Administrators (IACA)

Exhibit B

February 22, 2017

To the Administrative Agent and the Lenders

  That are parties to the Credit Agreement referred to below

Re:Nestor Sales LLC

Ladies and Gentlemen:

We have been engaged by Nestor Sales LLC, a Georgia limited liability company (“Nestor Sales), as special Georgia counsel in connection with the matters described herein.  We understand that Nestor Sales is an indirect wholly-owned subsidiary of Essendant Co., an Illinois corporation (“ECO”).  We further understand that ECO is the “Borrower” under that certain Fifth Amended and Restated Credit Agreement, dated as of February 22, 2017, among ECO, Essendant Inc., a Delaware corporation (“ESND”), various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

This opinion is delivered to you at the request of the Administrative Agent pursuant to Section 4.01(a)(iii) of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to those terms in the Credit Agreement.

I.Documents Reviewed

For purposes of rendering the opinions set forth below, we have made such examination of law as we have deemed necessary as a basis for such opinions and have reviewed originals or facsimile or electronic copies of the following documents (the “Opinion Documents”), each dated as of the date hereof (unless otherwise noted):

A.	the Credit Agreement;
B.	the Security Agreement;
C.	the Confirmatory Grant of Security Interest in United States Trademarks delivered by Nestor Sales to the Administrative Agent on this date;
D.	the Confirmatory Grant of Security Interest in United States Copyrights delivered by Nestor Sales to the Administrative Agent on this date;

Exhibit B

E.

the Multi-Party Account Control Agreement of even date herewith by and among JPMorgan Chase Bank, N.A., as administrative agent, The Northern Trust Company, ECO, CPO Commerce, LLC, an Illinois limited liability company, Label Industries, Inc., a Missouri corporation, and Nestor Sales;

F.

the Deposit Account Control Agreement of even date herewith by and among PNC Bank, National Association, JPMorgan Chase Bank, N.A., Essendant Industrial LLC, an Illinois limited liability company, Essendant Receivables LLC, an Illinois limited liability company, Liberty Bell Equipment Corporation, a Pennsylvania corporation, and Nestor Sales;

G.

the Articles of Organization, as amended, and the Amended and Restated Operating Agreement of Nestor Sales, and the Unanimous Written Consent of the Board of Managers of Nestor Sales approving the transactions contemplated by the Opinion Documents, together with a certificate of the Secretary or an Assistant Secretary of Nestor Sales certifying the authenticity and validity of such documents and the incumbency of officers of Nestor Sales (the “Secretary’s Certificate”);

H.	a certificate of existence for Nestor Sales dated January 25, 2017 from the Secretary of State of Georgia (the “Certificate of Existence”);
I.	the filed UCC-1 financing statement attached as Exhibit A hereto filed with the Superior Court in Fulton County, Georgia (the “Filed Financing Statement”); and
J.

the UCC-3 financing statement in the form attached as Exhibit B hereto for filing with the Superior Court of any county in the State of Georgia (the “Financing Amendment” and together with the Filed Financing Statement as amended by the Financing Amendment, the “Financing Statement”).

We have not reviewed any document other than the documents listed above for purposes of rendering the opinions expressed herein and we have assumed that there are no provisions of any such other document that bear upon or are inconsistent with such opinions.  The Articles of Organization, as amended, and the Amended and Restated Operating Agreement of Nestor Sales, as attached to the Secretary’s Certificate, are hereinafter collectively called the “Organizational Documents.”

II.Opinions

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

A.

Nestor Sales is duly organized as a limited liability company under the laws of the State of Georgia and remains an existing limited liability company as of the date set forth in the Certificate of Existence.

Exhibit B

B.	Nestor Sales has limited liability company power to execute and deliver each of the Opinion Documents and to consummate the transactions effected thereby.

C.

The execution and delivery by Nestor Sales of each of the Opinion Documents and the consummation of the transactions effected thereby have been properly authorized by all necessary limited liability company action on the part of Nestor Sales.

D.	Nestor Sales has duly executed and delivered each of the Opinion Documents.
E.

The execution and delivery by Nestor Sales of each of the Opinion Documents and the consummation by Nestor Sales of the transactions effected thereby do not (i) violate the Organizational Documents of Nestor Sales, or (ii) violate any provisions of statutory law or regulation of the State of Georgia applicable to Nestor Sales.

F.

The execution and delivery by Nestor Sales of each of the Opinion Documents and the consummation by Nestor Sales of the transactions effected thereby do not require Nestor Sales to obtain the consent or approval of, or make any filing with, the government of the State of Georgia or any department, commission or agency thereof under any provision of statutory law or regulation of the State of Georgia applicable to Nestor Sales, except for consents, approvals and filings that have already been obtained or made.

G.

The provisions of the Security Agreement are sufficient to create in favor of the Administrative Agent a security interest in all right, title and interest of Nestor Sales in those items and types of collateral (the “Article 9 Collateral”) described in the Security Agreement in which a security interest may be created under Article 9 of the UCC as in effect on the date hereof in the State of Georgia .

H.

The Financing Amendment is in proper form for filing and the Financing Statement is sufficient to perfect the security interest created by the Security Agreement in all right, title and interest of Nestor Sales in those items and types of collateral described in the Security Agreement in which a security interest may be perfected by the filing of a financing statement under the UCC.

III.Assumptions, Qualifications and Exceptions

In rendering the foregoing opinions, we advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

A.

We have relied solely on the Certificate of Existence as to the opinion set forth in paragraph II.A above, and we have assumed that the information set forth in such certificate is true and correct as of the date of this opinion letter.

Exhibit B

We have not conducted any independent factual investigation of our own for purposes of rendering the opinions expressed above, but rather have relied, as to the accuracy of all relevant factual matters, on representations made by Nestor Sales in the Opinion Documents, the assumptions set forth below, and the statements and information set forth in the Secretary’s Certificate, in each case without independent verification thereof or other investigation; provided, however, that no member of the firm who has been involved in the preparation of this opinion has Actual Knowledge concerning the factual matters upon which reliance is placed that would render such reliance unreasonable.  For purposes hereof, the term “Actual Knowledge” means the conscious awareness by the applicable persons at the time this opinion letter is delivered of facts or other information without any other investigation.

B.

This opinion letter is limited to the laws of the State of Georgia and we do not express any opinion concerning any other law.  To the extent that the law of a jurisdiction other than the State of Georgia is the governing law for any of the Opinion Documents, we have assumed, with your permission, that the law of such jurisdiction is the same as the law of the State of Georgia.  All references herein to the UCC refer to the UCC as currently enacted in the State of Georgia.

C.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation the enforceability of the governing law provisions contained in any Opinion Document, or which jurisdiction's laws govern enforceability of any Opinion Document.

D.	We call your attention to the following matters as to which we express no opinion:

(i)Choice of Law.  Any provision in any Opinion Document with respect to governing law to the extent that such provision purports to affect the choice of law governing perfection and non-perfection of the security interests.

(ii)Sale of Collateral.  Any provision in any Opinion Document relating to the sale or other disposition of Collateral except in compliance with the UCC (including any purchase thereof by the Administrative Agent).

(iii)Custody of Collateral.  Any provisions in any Opinion Document providing for the care of collateral in the possession of the Administrative Agent to the extent inconsistent with Section 11-9-207 of the UCC.

(iv)Waivers.  Any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (collectively, a “Waiver”) by Nestor Sales under any Opinion Document to the extent limited by Sections 11-1-102(3) or 11-9-602 of the UCC or other provisions of applicable law (including judicial decisions), except to the extent that such Waiver is effective under and is not

Exhibit B

prohibited by or void or invalid under Section 11-9-602 of the UCC or other provisions of applicable law (including judicial decisions).

(v)Title or Priority.  Any person’s ownership rights in or title to, or priority of any security interest or lien on or with respect to, any property or assets forming any part of the Collateral.

(vi)Security Interest in Certain Types of Collateral.  The creation of any security interest purported to be granted in or in respect of the following:  (a) any real property or fixtures, equipment used in farming operations, farm products, crops, timber to be cut, as-extracted collateral, “know how”, copyrights, service marks, licenses, trade secrets, trade names and rights therein; (b) policies of insurance, receivables due from any government or agency thereof, inventory which is subject to any negotiable documents of title (such as negotiable bills of lading or warehouse receipts), consumer goods, beneficial interests in a trust, letters of credit or accounts resulting from the sale of any of the foregoing; or (c) any other property or assets, the creation of a security interest in which is excluded from the coverage of Article 9 of the UCC (in the case of our opinion in paragraphs II.G and II.H), including such property or assets the creation, perfection or priority of a security in which are subject to (i) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect or record such security interest, (ii) a certificate of title statute or (iii) the laws of any jurisdiction other than the State of Georgia, Article 9 of the UCC or the United States.

(vii)Enforceability of Lien on Certain Types of Collateral.  The enforceability of any lien on or security interest in any Collateral:

(a)consisting of goods of a consignor who has delivered such goods to Nestor Sales under a true consignment (as distinguished from a consignment intended as security);

(b)as against a “buyer in the ordinary course of business” (within the meaning of Article 9 of the UCC) of the Collateral; and

(c)consisting of inventory of Nestor Sales in the event of any failure by Nestor Sales to have fully complied with the Fair Labor Standards Act of 1932, as amended, including Sections 206 and 207 thereof.

(viii)Security Interests.  The creation, validity, perfection or enforceability of any security interest or lien purported to be granted in or in respect of any of the Article 9 Collateral, other than as expressly provided in paragraphs II.G and II.H above, as well the termination or release of any security interest in the Collateral.

E.	The opinions expressed above are limited to the specific issues addressed and to laws and facts existing on the date hereof. By rendering these opinions,

Exhibit B

we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any changes in facts, that may occur after the date hereof.
F.

The opinions expressed above are limited by the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by general principles of equity.

G.

In rendering the opinions expressed herein, we have only considered the applicability of statutes, rules and regulations that a lawyer admitted to practice in the State of Georgia exercising customary professional diligence would reasonably recognize as being directly applicable to Nestor Sales, the transactions effected pursuant to the Opinion Documents, or both.

H.

The opinions expressed above do not address any of the following legal issues: (i) securities laws and regulations and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (ii) pension and employee benefit laws and regulations; (iii) antitrust and unfair competition laws and regulations; (iv) other than with respect to the Financing Statement, laws and regulations concerning filing and notice requirements; (v) compliance with fiduciary duty and conflict of interest requirements; (vi) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (vii) environmental laws and regulations; (viii) land use and subdivision laws and regulations; (ix) tax laws and regulations; (x) intellectual property laws and regulations; (xi) racketeering laws and regulations; (xii) health and safety laws and regulations; (xiii) labor laws and regulations; (xiv) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; (xv) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xvi) any steps necessary to perfect a first priority security interest and lien against Nestor Sales collateral, other than those expressly addressed in paragraphs II.G and H above.

I.

We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent, or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

Exhibit B

J.	With respect to the Collateral and the security interests granted therein:

(i)Security Interest in Proceeds.  The continuation and perfection of the Administrative Agent’s security interest in the proceeds of the Collateral are limited to the extent set forth in Section 11-9-315 of the UCC.

(ii)Actions to Continue Effectiveness.  We express no opinion as to any actions that may be required to be taken periodically under the UCC or any other applicable law for the effectiveness of any financing statements, or the validity or perfection of any security interest, to be maintained.

(iii)After-Acquired Property.  A security interest in any Collateral that constitutes after-acquired collateral does not attach until Nestor Sales has rights in such after-acquired collateral.

(iv)Property Acquired after Commencement of Bankruptcy Case.  In the case of property which becomes part of the Collateral after the date hereof, Section 552 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(v)After-acquired Property as Voidable Preference.  In the case of property which becomes part of the Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code.

(vi)Rights of Third Parties in Certain Collateral.  The rights of the Administrative Agent with respect to Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against Nestor Sales.

(vii)Licenses or Permits as Collateral.  In the case of any Collateral consisting of licenses or permits issued by governmental authorities or other persons or entities, Nestor Sales may not have sufficient rights therein for the security interest of the Administrative Agent to attach and, even if Nestor Sales has sufficient rights for the security interest of the Administrative Agent to attach, the exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

(viii)Collateral Evidenced by Instruments.  We note that, if any of the Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as

Exhibit B

defined, and as provided for, in the UCC), the local law of the jurisdiction where such property is located will govern the priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property.

(ix)Other UCC Limitations.  Our opinions may also be limited by Sections 11-9-320, 11-9-323, 11-9-335 and 11-9-336 of the UCC.

(x)Lender Information.  We have assumed that all information relating to the Administrative Agent, as a secured party, as set forth in the Opinion Documents is accurate and complete, that “value” has been given within the meaning of Section 11-9-203(b) of the UCC, and that Nestor Sales has rights in that portion of the Collateral described in the Agreements to the extent collateral is subject to Article 9 of the UCC, and that Nestor Sales has rights in its Collateral sufficient in each case for the security interest of the Administrative Agent to attach and that Nestor Sales and the Administrative Agent have not otherwise agreed to postpone the time of attachment.

(xi)Miscellaneous.  We express no opinion as to the enforceability of provisions of the Opinion Documents:  (A) which purport to or permit the Administrative Agent to give notice of the time and place of any sale or other intended disposition for a period or in a manner which may be deemed to be unreasonable; (B) to the extent that such provisions purport to constitute an agreement prior to default that the sale of Collateral thereunder shall be deemed to have been made in a commercially reasonable manner; (C) which purport to waive or vary any of the rules enumerated in Sections 11-9-602 or 11-9-603(b) of the UCC to the extent prohibited thereby; (D) which purport to operate as a waiver of the obligations of good faith, fair dealing, diligence and reasonableness; or (E) would result in a breach of the peace or be contrary to applicable laws in connection with the exercise of self-help remedies.

(a)

This opinion letter is being furnished to the Administrative Agent in connection with the consummation of the transactions effected pursuant to the Opinion Documents, and may not be used for any other purpose or relied on by or assigned, published or communicated to any other person or entity (other than the Lenders who are parties to the Credit Agreement as of the date hereof) without our prior written consent in each instance.  Notwithstanding the foregoing, copies of this opinion letter may be delivered to permitted assignees of the Loans (as defined in the Credit Agreement) in connection with such assignments, to participants in connection with their purchasing of participating interests in the Loans, to the accountants, attorneys and other professionals advising the Lenders or the Administrative Agent in connection with the transactions effected pursuant to the Opinion Documents, and to any applicable rating agency or agencies, the servicer for any securitization backed by payments under the Credit Agreement, or any regulator, government agency or auditor of any Lender or the Administrative Agent or

Exhibit B

as may otherwise be required pursuant a Requirement of Law, provided that none of such persons or entities shall be entitled to rely upon this opinion letter.

Very truly yours,

Taylor English Duma LLP

Exhibit B

EXHIBIT C-1

REVOLVING BORROWING BASE CERTIFICATE

[ATTACHED]

C - 18

BORROWING BASE CERTIFICATE SETUP WORKSHEET

	Client Information		Bank Personnel	Phone Number
Client Name:	Essendant Co.	Credit Risk Manager:	Hilda Carbajal	312-732-7567
Corporate Address:	1 Parkway North Blvd, Deerfield IL 60015	Credit Risk Director:	Pam Eskra	312-732-3082
Client Contact:		Credit Risk Executive:	Elizabeth Manning	312-732-7288
Phone Number:
Email @:
Other:

	Control & Frequency		AR Collateral Components
Type of Control:	Springing Dominion	AR01:	Trade AR
Reporting Frequency:	Monthly Borrowing Base	AR02:	Trade AR
		AR03:	Trade AR
	Borrowing Base Report Period	AR04:	Trade AR
Certificate #:	1	AR05:	Trade AR
Certificate Date:	12/31/16	AR06:	Trade AR
Period Start Date:	12/01/16	AR07:	Trade AR
Period End Date:	12/31/16	AR08:	Trade AR
AR As Of:	12/31/16	AR09:	Trade AR
AR Ineligibles As Of:	12/31/16
INV As Of:	12/31/16		INV Collateral Components
INV Ineligibles As Of:	12/31/16	INV01:	Inventory
SLC As Of:		INV02:	Inventory
SLC Ineligibles As Of:		INV03:	Inventory
GL As Of:	11/30/16	INV04:	Inventory
		INV05:	Inventory
	Entity Name	INV06:	Inventory
BBC 1:	Office and Facilities	INV07:	Inventory
BBC 2:	Automotive	INV08:	Inventory
BBC 3:	ORS / Industrial	INV09:	Inventory
BBC 4:	CPO

		REVOLVING BORROWING BASE CERTIFICATE and FILO BORROWING BASE CERTIFICATE
	(Actual in US Dollars)
	Client Name: Essendant Co. (Combined)	Trade AR	Inventory	Certificate #	1
	Collateral Component Name:			Certificate Date:	12/31/16
	Collateral Component:	Combined	Combined	Period Covered:	12/01/16	to	12/31/16
	COLLATERAL AVAILABILITY
1	Beginning Collateral Balance (Previous Certificate Line 10)	0.00	0.00
2	Additions to Collateral (Gross Sales)	0.00
3	Additions to Collateral (Debit Memos, all)	0.00
4	Additions to Collateral (Other Non-Cash)	0.00
5	Deductions to Collateral (Net Cash Received)	0.00
6	Deductions to Collateral (Discounts)	0.00
7	Deductions to Collateral (Credit Memos, all)	0.00
8	Deductions to Collateral (Other Non-Cash)	0.00
9	Net Change to Collateral	0.00	0.00
10	Ending Collateral Balance	0.00	0.00	Total Revolver Gross Collateral		0.00
11	Less Collateral Ineligibles (see attached schedule)	0.00	0.00
12	Eligible Collateral	0.00	0.00	Total Revolver Eligible Collateral		0.00
12.A	Advance Rate Percentage	0.0%	0.0%
13	Gross Available - Borrowing Base Value	0.00	0.00	Total Revolver Available Collateral		0.00
13.A	Collateral CAPS	0.00	0.00
14	Net Available - Borrowing Base Value	0.00	0.00
14.A	Suppressed Availability	0.00	0.00
14.B	Effective Advance Rate	0.0%	0.0%
15	Total Gross Availability - Borrowing Base Value (AR & Inventory)	0.00
16	Less Availability Reserves (see attached schedule)	0.00
17	Total Availability - Maximum Borrowing Base Value	0.00
18	Revolver Line of Credit	1,000,000,000.00
18.A	Less Line Reserves (see attached schedule)	0.00
19	Maximum Borrowing Limit (Lesser of Lines 17 less 18.A or 18 less 18.A)	0.00		Total Revolver Available to Borrow		0.00
19.A	Suppressed Availability	0.00
20	FILO Gross Availability	0.00
21	FILO Cap ($100MM)	100,000,000.00
22	Maximum FILO Borrowing Limit (Lesser of Lines 20 or 21)	0.00		Total FILO Available to Borrow		0.00
22.A	Suppressed Availability	0.00
				Total Available to Borrow (FILO + Revolver)		0.00
23	LOAN STATUS
24	Previous Revolver Loan Balance (Previous Certificate Line 29)	0.00
25	Less: Net Collections (Current Certificate Line 5)	0.00
26	Less: Adjustments / Payoff	0.00
27	Add: Request for Funds	0.00
28	Add: Adjustments / Term Loan Proceeds	0.00
29	Current Revolver Loan Balance	0.00		Total Current Revolver Loan Balance		0.00
30	Letters of Credit/Bankers Acceptance Outstanding	0.00		Outstanding Letters of Credit		0.00
31	FILO Outstanding	0.00		FILO Outstanding		0.00
32	Availability Not Borrowed (Lines 19 and 22 less 29 less 30 less 31)	0.00		Revolver Availability Not Borrowed		0.00
33	OVERALL EXPOSURE (lines 29, 30 & 31)	0.00		OVERALL EXPOSURE		0.00

Pursuant to, and in accordance with, the terms and provisions of certain Fifth Amended and Restated Credit Agreement dated as of February [ ], 2017 (as it may be amended or modified from time to time, the "Agreement") among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank, the Lenders party thereto from time to time, Essendant Co. (the "Company", together with any additional Persons joined hereto as a borrower from time to time, each individually a "Borrower" and collectively jointly and severally, the "Borrowers"), and Essendant Inc. as Holdings, the Borrower is executing and delivering to the Administrative Agent this BORROWING BASE CERTIFICATE accompanied by supporting data (collectively referred to as the "Certificate").  The Borrower warrants and represents to Administrative Agent that this Certificate is true, correct, and is based on information contained in Borrower's own financial accounting records.  The Borrower, by the execution of this Certificate, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this _______ day of February, 2017, that the Borrower is in compliance with the Agreement.  Further, the representations and warranties of the Loan Parties set forth in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof.  No Default has occurred or is continuing or would result after giving effect to any Borrowing as of the date hereof.  Unless otherwise defined herein, capitalized terms used herein without definition are used as defined in the Agreement.

BORROWER NAME:					AUTHORIZED SIGNATURE:

Essendant Co.

FILO Borrowing Base Calculation
(Actual in USD)

	Office and Facilities	Automotive Liberty Bell/Nestor		ORS / Industrial	CPO	Total	Total

Accounts Receivable

Net Eligible A/R	-	-		-	-

Advance Rate	10%	10%		10%	10%
Available FILO AR	$ -	$ -		$ -	$ -	$ -	$ -

Inventory	B&FE	Automotive Medco	Automotive Nestor	ORS / Industrial	CPO

Total Eligible Inventory Per Standard Calculation	0	0	0	0	0
Advance Rate (See below)	0.0%	0.0%	0.0%	0.0%	0.0%
Available FILO (if Field Exam Lower)	$ -	$ -	$ -	$ -	$ -	$ -

Total Eligible Inventory Per NOLV Calculation	0	0	0	0	0

NOLV Percentage (%) based on 11-30-16 appraisal	0.0%	0.0%	0.0%	0.0%	0.0%
Advance Rate	10%	10%	10%	10%	10%
Marginal Rate	0.0%	0.0%	0.0%	0.0%	0.0%

Available FILO (if NOLV lower)	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Client Name: Essendant Co. (Office and Facilities)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	AR01	AR02	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00	0.00

Additions to Collateral (Gross Sales)	0.00			Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00			Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00			Update (as applicable)
Deductions to Collateral (Discounts)	0.00			Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00			Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Ending Rollforward Balance	0.00	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00		SAP Aging Dec 31.xlsx (Summary Aging)
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	AR01	AR02	Notes
Delinquent A/R > 60 PDD	0.00	0.00		This amount represents those invoices aged over 60 days past due date
Cross-age @ 50%	0.00			The amount represents customers who have balances over 60 days past the due date (PDD) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Ineligible Jurisdiction	0.00			Other AR Ineligibles (Static)
Contras	0.00			Top 200 Vendor Listing updated monthly
COD, Credit Card, etc.	0.00			Other AR Ineligibles (Static)
Chargebacks, debit memos, etc	0.00			Other AR Ineligibles (Static)
Notes Receivable	0.00			Dec 16 Set-a-side.xlsx
Service / Finance Charges	0.00			Other AR Ineligibles (Static)
In Collection/High Risk Customers	0.00			Other AR Ineligibles (Static)
In Dispute	0.00			Specific "In dispute" column in the AR aging as of Dec 31 2016.xlsx. Adjusted for any Costco or Sam's Club product disputes.
Advertising Billings / Non-Trade A/R	0.00			Current value calculated per the December 2016 ABS Report
Certain Account Debtor	0.00			Total balance of customer adjusted for any previously included AR ineligible
Allowance for Rebates	0.00

Represents the total general ledger account balances for G/L accounts #217445 (Accrued Freight Rebates), #217470 (Accrued Customer Rebate), and #217476 (Accrued Independent Edge Rebates).  Additionally, the total includes adjusted general ledger balances for G/L accounts #217473 (Accrued National Accounts Rebates), #217474 (Accrued WB Mason Rebates), and #217475 (Accrued Local Partner Rebates).  These accounts are offset with the general ledger prepaid asset accounts #152110 (LPR Prepayments) and #191351 (LPR Prepayments - Long Term) at the customer level.  The Company provided a customer level detail report and offsetting analysis which was received by the Examiner. A final adjustment was made to the balance to offset the Non-Central Pay Buying Groups which should be considered as regular Accounts Payable and do not have the right to offset the Accounts Receivable balances through the accrued rebate accounts.

Other AR ineligibles	0.00			Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00	0.00
Concentration in excess of allowed caps	0.00
	0.00	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory	In transit
Collateral Component(s):	Total	INV01	INV02	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00			From Individual VRI Reports (.txt.)
Domestic In-Transit Inventory from Vendors	0.00			BFE In Transit Detail FOB Dest and Ship Point December 2016
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Account #133020 Manufacturers Allowances - Inventory Cap.	0.00	0.00		Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00	0.00		Other Inventory Ineligibles (Static)
Shrink/ Physical Inventory reserve	0.00			G/L# 131030 Shrinkage Year 1 and G/L# 131040 Shrinkage Year 2
Consumables / Supplies	0.00	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00		Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Shrink/ Physical Inventory reserve	0.00	0.00		G/L# 131030 Shrinkage Year 1 and G/L# 131040 Shrinkage Year 2
Consumables / Supplies	0.00	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00		Static Reserve - 0.1% (NOLV) per survey field exam
Total Inventory NOLV Ineligibles	0.00	0.00	0.00

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00	0.00

NOLV Percentage (%)		0.0%	0.0%
x 85% (Marginal Rate)	0.00%	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00	0.00

Client Name: Essendant Co. (Automotive)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00

Additions to Collateral (Gross Sales)	0.00			Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00			Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00			Update (as applicable)
Deductions to Collateral (Discounts)	0.00			Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00			Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Ending Rollforward Balance	0.00	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00			Medco: "DEC 2016 AR Detail Aging.xlsx" Nestor: "1030 - Accounts Receivable.xlsm"
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Delinquent A/R >90 PID	0.00			This amount represents those invoices aged over 90 days from invoice date. Invoices greater than 90 days past invoice date for Liberty Bell, Invoices greater than 60 days past due date for Nestor
Delinquent A/R - Extended Terms	0.00

Part I - represents customers with installment terms greater than 6 months (invoice of "D7" or higher (D8, D9, DA, etc.).

Part II - represents entire installment balances of any customer that has an otherwise eligible installment invoice that is over 15 days past due as of the aging date.

Cross-age @ 50%	0.00			The amount represents customers who have balances over 90 days past the invoice date (PID) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Intercompany / Affiliate	0.00			All Essendant affiliated accounts: Medco, Nestor Sales, ORS Nasco, CPO Outlets, G2S Equipment, NationalToolWarehouse.com, Liberty Bell Equipment Corp (Nestor)
Contras	0.00
COD, Credit Card, etc.	0.00			Other AR Ineligibles (Static)
Samples	0.00
In Collection/High Risk Customers	0.00			Other AR Ineligibles (Static)
Commissions, service charges etc	0.00			Other AR Ineligibles (Static)
Reserve for Credit Memos (G/L#217490)	0.00			Other AR Ineligibles (Static)
Allowance for Rebates	0.00			Accrued Rebates - GL #217470 and #217473 (G2S)
Other AR ineligibles	0.00			Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00	0.00
Concentration in excess of allowed caps	0.00
Total Accounts Receivable Ineligibles (sum of (a) thru )	0.00	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00			Medco: "2016 year-end inventory detail file - 01.03.17.xlsx" Nestor: "1100-Inventory.xlsx"
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Inventory located Off-Site - 3rd Party Processors	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Locations with < $250K in Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Slow Moving/Excess Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Account #133020 Manufacturers Allowances - Inventory Cap.	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	0.00	Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Locations with < $250K in Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	0.00	Static Reserve - 0.1% (NOLV) per survey field exam
Total Inventory NOLV Ineligibles	0.00	0.00	0.00

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00	0.00

NOLV Percentage (%)		0.0%	0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%	0.00%

Total Available Inventory Per NOLV Calculation	0.00	0.00	0.00

Client Name: Essendant Co. (ORS / Industrial)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00		Prior month ended A/R balance

Additions to Collateral (Gross Sales)	0.00		Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00		Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00		Update (as applicable)
Deductions to Collateral (Discounts)	0.00		Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00		Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Ending Rollforward Balance	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00		Based on the detail AR Aging: IE_AR Detail_01-10-17.xlsx (needs to be ran at end of month)
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Delinquent A/R >90 PID	0.00		This amount represents those invoices aged over 90 days from invoice date. Going forward, delinquent A/R > 60 PDD will be calculated
Delinquent A/R - Extended Terms	0.00
Cross-age @ 50%	0.00		The amount represents customers who have balances over 90 days past the invoice date (PID) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Ineligible Jurisdiction	0.00		The amount represents invoices issued to customers not located in the U.S. or Canada, or any eligible U.S. locations and not covered with an L/C.
Intercompany / Affiliate	0.00

The amount represents accounts that include sales between the borrower and its subsidiaries or affiliates.  Intercompany accounts are not eligible due to lack of recourse in the event of a default, as well as the potential for borrower manipulation or fabrication.

Contras	0.00
COD, Credit Card, etc.	0.00		Other AR Ineligibles (Static)
Chargebacks, debit memos, etc	0.00		Other AR Ineligibles (Static)
Samples	0.00
In Collection/High Risk Customers	0.00		Other AR Ineligibles (Static)
Customer Deposits/Unapplied Cash	0.00
Allowance for Rebates	0.00		Based on the balance to G/L #217470 Accrued Customer Rebate
Other AR ineligibles	0.00		Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00
Concentration in excess of allowed caps	0.00
Total Accounts Receivable Ineligibles (sum of (a) thru )	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00		F1 ICRTT Report 12.31.16.xlsx
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Manufacturers Allowance Cap (G/L #133020)	0.00		Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00		Other Inventory Ineligibles (Static)
Reserve for Returned Merchandise (G/L #131061)	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00		Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate) (No NOLV Ineligibles Noted)

Inventory Lesser of Calculation
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00

NOLV Percentage (%)		0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00

Client Name: Essendant Co. (CPO)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	CPO	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00

Additions to Collateral (Gross Sales)	0.00		Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00		Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00		Update (as applicable)
Deductions to Collateral (Discounts)	0.00		Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00		Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Ending Rollforward Balance	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00		Based on the detail AR Aging: IE_AR Detail_01-10-17.xlsx
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	CPO	Notes
Delinquent A/R >90 PID	0.00		Other AR Ineligibles (Static), Going forward, delinquent A/R > 60 PDD will be calculated
Non-Trade A/R	0.00		Other AR Ineligibles (Static)
Other AR ineligibles	0.00	0.00	Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00
Concentration in excess of allowed caps	0.00
	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00		Inventory Reconciliation 12 31 16-Summary.xlsx
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Manufacturers Allowance Cap (G/L #133020)	0.00	0.00	Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	Static Reserve - 7.5% per survey field exam
	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate) (No NOLV Ineligibles Noted)

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00

NOLV Percentage (%)		0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00

EXHIBIT C-2

FILO BORROWING BASE CERTIFICATE

[ATTACHED]

BORROWING BASE CERTIFICATE SETUP WORKSHEET

	Client Information		Bank Personnel	Phone Number
Client Name:	Essendant Co.	Credit Risk Manager:	Hilda Carbajal	312-732-7567
Corporate Address:	1 Parkway North Blvd, Deerfield IL 60015	Credit Risk Director:	Pam Eskra	312-732-3082
Client Contact:		Credit Risk Executive:	Elizabeth Manning	312-732-7288
Phone Number:
Email @:
Other:

	Control & Frequency		AR Collateral Components
Type of Control:	Springing Dominion	AR01:	Trade AR
Reporting Frequency:	Monthly Borrowing Base	AR02:	Trade AR
		AR03:	Trade AR
	Borrowing Base Report Period	AR04:	Trade AR
Certificate #:	1	AR05:	Trade AR
Certificate Date:	12/31/16	AR06:	Trade AR
Period Start Date:	12/01/16	AR07:	Trade AR
Period End Date:	12/31/16	AR08:	Trade AR
AR As Of:	12/31/16	AR09:	Trade AR
AR Ineligibles As Of:	12/31/16
INV As Of:	12/31/16		INV Collateral Components
INV Ineligibles As Of:	12/31/16	INV01:	Inventory
SLC As Of:		INV02:	Inventory
SLC Ineligibles As Of:		INV03:	Inventory
GL As Of:	11/30/16	INV04:	Inventory
		INV05:	Inventory
	Entity Name	INV06:	Inventory
BBC 1:	Office and Facilities	INV07:	Inventory
BBC 2:	Automotive	INV08:	Inventory
BBC 3:	ORS / Industrial	INV09:	Inventory
BBC 4:	CPO

		REVOLVING BORROWING BASE CERTIFICATE and FILO BORROWING BASE CERTIFICATE
	(Actual in US Dollars)
	Client Name: Essendant Co. (Combined)	Trade AR	Inventory	Certificate #	1
	Collateral Component Name:			Certificate Date:	12/31/16
	Collateral Component:	Combined	Combined	Period Covered:	12/01/16	to	12/31/16
	COLLATERAL AVAILABILITY
1	Beginning Collateral Balance (Previous Certificate Line 10)	0.00	0.00
2	Additions to Collateral (Gross Sales)	0.00
3	Additions to Collateral (Debit Memos, all)	0.00
4	Additions to Collateral (Other Non-Cash)	0.00
5	Deductions to Collateral (Net Cash Received)	0.00
6	Deductions to Collateral (Discounts)	0.00
7	Deductions to Collateral (Credit Memos, all)	0.00
8	Deductions to Collateral (Other Non-Cash)	0.00
9	Net Change to Collateral	0.00	0.00
10	Ending Collateral Balance	0.00	0.00	Total Revolver Gross Collateral		0.00
11	Less Collateral Ineligibles (see attached schedule)	0.00	0.00
12	Eligible Collateral	0.00	0.00	Total Revolver Eligible Collateral		0.00
12.A	Advance Rate Percentage	0.0%	0.0%
13	Gross Available - Borrowing Base Value	0.00	0.00	Total Revolver Available Collateral		0.00
13.A	Collateral CAPS	0.00	0.00
14	Net Available - Borrowing Base Value	0.00	0.00
14.A	Suppressed Availability	0.00	0.00
14.B	Effective Advance Rate	0.0%	0.0%
15	Total Gross Availability - Borrowing Base Value (AR & Inventory)	0.00
16	Less Availability Reserves (see attached schedule)	0.00
17	Total Availability - Maximum Borrowing Base Value	0.00
18	Revolver Line of Credit	1,000,000,000.00
18.A	Less Line Reserves (see attached schedule)	0.00
19	Maximum Borrowing Limit (Lesser of Lines 17 less 18.A or 18 less 18.A)	0.00		Total Revolver Available to Borrow		0.00
19.A	Suppressed Availability	0.00
20	FILO Gross Availability	0.00
21	FILO Cap ($100MM)	100,000,000.00
22	Maximum FILO Borrowing Limit (Lesser of Lines 20 or 21)	0.00		Total FILO Available to Borrow		0.00
22.A	Suppressed Availability	0.00
				Total Available to Borrow (FILO + Revolver)		0.00
23	LOAN STATUS
24	Previous Revolver Loan Balance (Previous Certificate Line 29)	0.00
25	Less: Net Collections (Current Certificate Line 5)	0.00
26	Less: Adjustments / Payoff	0.00
27	Add: Request for Funds	0.00
28	Add: Adjustments / Term Loan Proceeds	0.00
29	Current Revolver Loan Balance	0.00		Total Current Revolver Loan Balance		0.00
30	Letters of Credit/Bankers Acceptance Outstanding	0.00		Outstanding Letters of Credit		0.00
31	FILO Outstanding	0.00		FILO Outstanding		0.00
32	Availability Not Borrowed (Lines 19 and 22 less 29 less 30 less 31)	0.00		Revolver Availability Not Borrowed		0.00
33	OVERALL EXPOSURE (lines 29, 30 & 31)	0.00		OVERALL EXPOSURE		0.00

Pursuant to, and in accordance with, the terms and provisions of certain Fifth Amended and Restated Credit Agreement dated as of February [ ], 2017 (as it may be amended or modified from time to time, the "Agreement") among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank, the Lenders party thereto from time to time, Essendant Co. (the "Company", together with any additional Persons joined hereto as a borrower from time to time, each individually a "Borrower" and collectively jointly and severally, the "Borrowers"), and Essendant Inc. as Holdings, the Borrower is executing and delivering to the Administrative Agent this BORROWING BASE CERTIFICATE accompanied by supporting data (collectively referred to as the "Certificate").  The Borrower warrants and represents to Administrative Agent that this Certificate is true, correct, and is based on information contained in Borrower's own financial accounting records.  The Borrower, by the execution of this Certificate, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this _______ day of February, 2017, that the Borrower is in compliance with the Agreement.  Further, the representations and warranties of the Loan Parties set forth in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof.  No Default has occurred or is continuing or would result after giving effect to any Borrowing as of the date hereof.  Unless otherwise defined herein, capitalized terms used herein without definition are used as defined in the Agreement.

BORROWER NAME:					AUTHORIZED SIGNATURE:
Essendant Co.

FILO Borrowing Base Calculation
(Actual in USD)

	Office and Facilities	Automotive Liberty Bell/Nestor		ORS / Industrial	CPO	Total	Total

Accounts Receivable

Net Eligible A/R	-	-		-	-

Advance Rate	10%	10%		10%	10%
Available FILO AR	$ -	$ -		$ -	$ -	$ -	$ -

Inventory	B&FE	Automotive Medco	Automotive Nestor	ORS / Industrial	CPO

Total Eligible Inventory Per Standard Calculation	0	0	0	0	0
Advance Rate (See below)	0.0%	0.0%	0.0%	0.0%	0.0%
Available FILO (if Field Exam Lower)	$ -	$ -	$ -	$ -	$ -	$ -

Total Eligible Inventory Per NOLV Calculation	0	0	0	0	0

NOLV Percentage (%) based on 11-30-16 appraisal	0.0%	0.0%	0.0%	0.0%	0.0%
Advance Rate	10%	10%	10%	10%	10%
Marginal Rate	0.0%	0.0%	0.0%	0.0%	0.0%

Available FILO (if NOLV lower)	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Client Name: Essendant Co. (Office and Facilities)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	AR01	AR02	Notes
Prior Month Net Accounts Receivable Per Subledger (Previous Certificate - Row 24)	0.00	0.00

Additions to Collateral (Gross Sales)	0.00			Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00			Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00			Update (as applicable)
Deductions to Collateral (Discounts)	0.00			Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00			Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Ending Rollforward Balance	0.00	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00		SAP Aging Dec 31.xlsx (Summary Aging)
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	AR01	AR02	Notes
Delinquent A/R > 60 PDD	0.00	0.00		This amount represents those invoices aged over 60 days past due date
Cross-age @ 50%	0.00			The amount represents customers who have balances over 60 days past the due date (PDD) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Ineligible Jurisdiction	0.00			Other AR Ineligibles (Static)
Contras	0.00			Top 200 Vendor Listing updated monthly
COD, Credit Card, etc.	0.00			Other AR Ineligibles (Static)
Chargebacks, debit memos, etc	0.00			Other AR Ineligibles (Static)
Notes Receivable	0.00			Dec 16 Set-a-side.xlsx
Service / Finance Charges	0.00			Other AR Ineligibles (Static)
In Collection/High Risk Customers	0.00			Other AR Ineligibles (Static)
In Dispute	0.00			Specific "In dispute" column in the AR aging as of Dec 31 2016.xlsx. Adjusted for any Costco or Sam's Club product disputes.
Advertising Billings / Non-Trade A/R	0.00			Current value calculated per the December 2016 ABS Report
Certain Account Debtor	0.00			Total balance of customer adjusted for any previously included AR ineligible
Allowance for Rebates	0.00

Represents the total general ledger account balances for G/L accounts #217445 (Accrued Freight Rebates), #217470 (Accrued Customer Rebate), and #217476 (Accrued Independent Edge Rebates).  Additionally, the total includes adjusted general ledger balances for G/L accounts #217473 (Accrued National Accounts Rebates), #217474 (Accrued WB Mason Rebates), and #217475 (Accrued Local Partner Rebates).  These accounts are offset with the general ledger prepaid asset accounts #152110 (LPR Prepayments) and #191351 (LPR Prepayments - Long Term) at the customer level.  The Company provided a customer level detail report and offsetting analysis which was received by the Examiner. A final adjustment was made to the balance to offset the Non-Central Pay Buying Groups which should be considered as regular Accounts Payable and do not have the right to offset the Accounts Receivable balances through the accrued rebate accounts.

Other AR ineligibles	0.00			Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00	0.00
Concentration in excess of allowed caps	0.00
	0.00	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory	In transit
Collateral Component(s):	Total	INV01	INV02	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00			From Individual VRI Reports (.txt.)
Domestic In-Transit Inventory from Vendors	0.00			BFE In Transit Detail FOB Dest and Ship Point December 2016
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Account #133020 Manufacturers Allowances - Inventory Cap.	0.00	0.00		Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00	0.00		Other Inventory Ineligibles (Static)
Shrink/ Physical Inventory reserve	0.00			G/L# 131030 Shrinkage Year 1 and G/L# 131040 Shrinkage Year 2
Consumables / Supplies	0.00	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00		Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Shrink/ Physical Inventory reserve	0.00	0.00		G/L# 131030 Shrinkage Year 1 and G/L# 131040 Shrinkage Year 2
Consumables / Supplies	0.00	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00		Static Reserve - 0.1% (NOLV) per survey field exam
Total Inventory NOLV Ineligibles	0.00	0.00	0.00

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	INV01	INV02	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00	0.00

NOLV Percentage (%)		0.0%	0.0%
x 85% (Marginal Rate)	0.00%	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00	0.00

Exhibit C-1

Client Name: Essendant Co. (Automotive)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00

Additions to Collateral (Gross Sales)	0.00			Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00			Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00			Update (as applicable)
Deductions to Collateral (Discounts)	0.00			Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00			Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00			Update (as applicable)
Ending Rollforward Balance	0.00	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00			Medco: "DEC 2016 AR Detail Aging.xlsx" Nestor: "1030 - Accounts Receivable.xlsm"
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR	Trade AR
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Delinquent A/R >90 PID	0.00			This amount represents those invoices aged over 90 days from invoice date. Invoices greater than 90 days past invoice date for Liberty Bell, Invoices greater than 60 days past due date for Nestor
Delinquent A/R - Extended Terms	0.00

Part I - represents customers with installment terms greater than 6 months (invoice of "D7" or higher (D8, D9, DA, etc.).

Part II - represents entire installment balances of any customer that has an otherwise eligible installment invoice that is over 15 days past due as of the aging date.

Cross-age @ 50%	0.00			The amount represents customers who have balances over 90 days past the invoice date (PID) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Intercompany / Affiliate	0.00			All Essendant affiliated accounts: Medco, Nestor Sales, ORS Nasco, CPO Outlets, G2S Equipment, NationalToolWarehouse.com, Liberty Bell Equipment Corp (Nestor)
Contras	0.00
COD, Credit Card, etc.	0.00			Other AR Ineligibles (Static)
Samples	0.00
In Collection/High Risk Customers	0.00			Other AR Ineligibles (Static)
Commissions, service charges etc	0.00			Other AR Ineligibles (Static)
Reserve for Credit Memos (G/L#217490)	0.00			Other AR Ineligibles (Static)
Allowance for Rebates	0.00			Accrued Rebates - GL #217470 and #217473 (G2S)
Other AR ineligibles	0.00			Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00	0.00
Concentration in excess of allowed caps	0.00
Total Accounts Receivable Ineligibles (sum of (a) thru )	0.00	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00			Medco: "2016 year-end inventory detail file - 01.03.17.xlsx" Nestor: "1100-Inventory.xlsx"
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Inventory located Off-Site - 3rd Party Processors	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Locations with < $250K in Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Slow Moving/Excess Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Account #133020 Manufacturers Allowances - Inventory Cap.	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	0.00	Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Locations with < $250K in Inventory	0.00	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	0.00	Static Reserve - 0.1% (NOLV) per survey field exam
Total Inventory NOLV Ineligibles	0.00	0.00	0.00

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory	Inventory
Collateral Component(s):	Total	Liberty Bell	Nestor	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00	0.00

NOLV Percentage (%)		0.0%	0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00	0.00

Exhibit C-2

Client Name: Essendant Co. (ORS / Industrial)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00		Prior month ended A/R balance

Additions to Collateral (Gross Sales)	0.00		Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00		Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00		Update (as applicable)
Deductions to Collateral (Discounts)	0.00		Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00		Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Ending Rollforward Balance	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00		Based on the detail AR Aging: IE_AR Detail_01-10-17.xlsx (needs to be ran at end of month)
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Delinquent A/R >90 PID	0.00		This amount represents those invoices aged over 90 days from invoice date. Going forward, delinquent A/R > 60 PDD will be calculated
Delinquent A/R - Extended Terms	0.00
Cross-age @ 50%	0.00		The amount represents customers who have balances over 90 days past the invoice date (PID) that exceed 50% of the customer’s total amount due.
Aged Credits	0.00

The amount represents credit balances aged in the past due categories that reduce the overall delinquent A/R.  These receivables are considered ineligible since such credits understate the true past due amount and can be offset by the customer against more recent balances.  The past due credit ineligible is limited to a customer’s net positive non-delinquent balance.

Ineligible Jurisdiction	0.00		The amount represents invoices issued to customers not located in the U.S. or Canada, or any eligible U.S. locations and not covered with an L/C.
Intercompany / Affiliate	0.00

The amount represents accounts that include sales between the borrower and its subsidiaries or affiliates.  Intercompany accounts are not eligible due to lack of recourse in the event of a default, as well as the potential for borrower manipulation or fabrication.

Contras	0.00
COD, Credit Card, etc.	0.00		Other AR Ineligibles (Static)
Chargebacks, debit memos, etc	0.00		Other AR Ineligibles (Static)
Samples	0.00
In Collection/High Risk Customers	0.00		Other AR Ineligibles (Static)
Customer Deposits/Unapplied Cash	0.00
Allowance for Rebates	0.00		Based on the balance to G/L #217470 Accrued Customer Rebate
Other AR ineligibles	0.00		Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00
Concentration in excess of allowed caps	0.00
Total Accounts Receivable Ineligibles (sum of (a) thru )	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00		F1 ICRTT Report 12.31.16.xlsx
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Manufacturers Allowance Cap (G/L #133020)	0.00		Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00		Other Inventory Ineligibles (Static)
Reserve for Returned Merchandise (G/L #131061)	0.00		Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00		Static Reserve - 7.5% per survey field exam
Total Inventory Ineligibles	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate) (No NOLV Ineligibles Noted)

Inventory Lesser of Calculation
Collateral Component(s):	Total	Industrial Tools & Supplies	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00

NOLV Percentage (%)		0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00

Exhibit C-3

Client Name: Essendant Co. (CPO)
Collateral Balances, Ineligibles and Reserves Detail
(Actual in USD)

Accounts Receivable by Component
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	CPO	Notes
Prior Month Net Accoiunts Receivable Per Subledger (Previous Certificate - Row 24)	0.00

Additions to Collateral (Gross Sales)	0.00		Update (as applicable)
Additions to Collateral (Debit Memos, all)	0.00		Update (as applicable)
Additions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Deductions to Collateral (Net Cash Received)	0.00		Update (as applicable)
Deductions to Collateral (Discounts)	0.00		Update (as applicable)
Deductions to Collateral (Credit Memos, all)	0.00		Update (as applicable)
Deductions to Collateral (Other Non-Cash)	0.00		Update (as applicable)
Ending Rollforward Balance	0.00	0.00
Difference / Net Change (Rollforward Over/(Under) Subledger)	0.00	0.00

Gross Accounts Receivable Per Subledger as of: 12/31/16	0.00		Based on the detail AR Aging: IE_AR Detail_01-10-17.xlsx
Net Accounts Receivable Per Subledger as of: 12/31/16	0.00	0.00

Accounts Receivable Ineligibles
Accounts Receivable Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Trade AR
Collateral Component(s):	Total	CPO	Notes
Delinquent A/R >90 PID	0.00		Other AR Ineligibles (Static), Going forward, delinquent A/R > 60 PDD will be calculated
Non-Trade A/R	0.00		Other AR Ineligibles (Static)
Other AR ineligibles	0.00	0.00	Static Reserve - 1.1% per survey field exam
Sub-total Accounts Receivable Ineligibles before Concentration Limits	0.00	0.00
Concentration in excess of allowed caps	0.00
	0.00	0.00

Inventory by Component
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Prior Month Net Inventory Per Subledger/GL (Previous Certificate - Row 68)	0.00

Gross Inventory Per Subledger/General Ledger as of: 12/31/16	0.00		Inventory Reconciliation 12 31 16-Summary.xlsx
Net Inventory Per Subledger/General Ledger as of: 12/31/16	0.00	0.00

Inventory Ineligibles (if using standard advance rates)
Inventory Ineligibles as of: 12/31/16
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Manufacturers Allowance Cap (G/L #133020)	0.00	0.00	Other Inventory Ineligibles (Static)
Slow moving, obsolete, defective etc.	0.00	0.00	Other Inventory Ineligibles (Static)
Other Inventory ineligibles	0.00	0.00	Static Reserve - 7.5% per survey field exam
	0.00	0.00

Inventory Ineligibles (if using Net Orderly Liquidation Value advance rate) (No NOLV Ineligibles Noted)

Inventory Lesser of Calculation
Entity/Collateral Component Name:		Inventory
Collateral Component(s):	Total	CPO	Notes
Eligible Inventory @ Standard Advance Rate Calculation	0.00	0.00
Advance Rate Percentage (%)	0.0%	0.0%
Total Available Inventory Per Standard Advance Rate Calculation	0.00	0.00

Eligible Inventory @ Net Orderly Liquidation Value (NOLV)	0.00	0.00

NOLV Percentage (%)		0.0%	Projected NOLV per 11/30/16 inventory appraisal
x 85% (Marginal Rate)	0.00%	0.00%
Total Available Inventory Per NOLV Calculation	0.00	0.00

Exhibit C-4

EXHIBIT D

COMPLIANCE CERTIFICATE

To:The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc. (“Holdings”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.I am the duly elected of Holdings;

2.The attached financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

3.Except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since December 31, 2015;

4.Schedule I attached hereto sets forth financial data and computations evidencing the reasonably detailed calculation of the Fixed Charge Coverage Ratio and, during any Covenant Trigger Period, computations demonstrating compliance with Section 6.12 of the Agreement.

5.Schedule II hereto sets forth any Subsidiaries that have, as of the delivery of the last Compliance Certificate, qualified independently as, or are being designated by the Borrower to become, Material Domestic Subsidiaries or Material Foreign Subsidiaries.

1.

Exhibit D

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this    day of               ,      .

4571365-16129000By:	Name: Title:

Exhibit D

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Calculations as of , Pursuant to

Section 5.01(c) of the Agreement] [Compliance as of , with Provisions of Section 6.12 of the Agreement]

The computations set forth in this Schedule I are designed to facilitate the calculation of financial covenants and certain other provisions in the Agreement relating to the information set forth in Holding’s consolidated financial statements delivered with this Certificate. The use of abbreviated terminology and/or descriptions in the computations below are not in any way intended to override or eliminate the more detailed descriptions for such computations set forth in the relevant provisions of the Agreement, all of which shall be deemed to control. In addition, the failure to identify any specific provisions or terms of the Agreement in this Schedule I does not in any way affect their applicability during the periods covered by such financial statements or otherwise, which shall in all cases be governed by the Agreement.

FINANCIAL COVENANTS:

I.  FIXED CHARGE COVERAGE RATIO:4

A. Coverage Amount

1.Consolidated EBITDA 2.minus Unfinanced Capital Expenditures		$
3. equals coverage amount	=	$
B. Fixed Charges5
1. cash Consolidated Interest Expense		$
2. plus scheduled principal payments on Indebtedness actually made [(excluding the payment of all outstanding principal under the Senior Notes on the final scheduled maturity thereof)]	+	$
3. plus expenses for taxes paid in cash	+	$
4. plus Restricted Payments paid in cash	+	$
5. plus Capital Lease Obligation payments	+	$
6. plus cash contributions to any Plan to the extent expensed	+	$
7. equals Fixed Charges	=	$
4

Calculated for the Test Period ended on the calculation date first set forth above (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

5	Items below calculated for Holdings, the Borrower and their Subsidiaries on a consolidated basis in accordance with GAAP.

Exhibit D

C. Fixed Charge Ratio (Ratio of I.A.3. to I.B.7)

                                                                                                    to 1.0

[II.  MINIMUM FIXED CHARGE COVERAGE RATIO

During the continuance of a Covenant Trigger Period, the Fixed Charge Coverage Ratio in I.C. as of the last day of any Test Period, commencing with the fiscal quarter ending immediately preceding the first date that a Covenant Trigger Period exists, shall not be less than 1.0 to 1.0.

Is the total set forth on line I.C less than 1.0 to 1.0                                     [Yes]/[No]]6

6	Applicable when demonstrating compliance with Section 6.12.
4

SCHEDULE II

Additional Material Domestic Subsidiaries or Material Foreign Subsidiaries:

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of , , 20    , is

entered   into   between   ,   a

(the   “New

Subsidiary”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc., the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from the New Subsidiary, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

2.If required under the Loan Documents, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

1.

5.This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER   SHALL   BE   GOVERNED   BY   AND   CONSTRUED   AND   INTERPRETED   IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By: Name: Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: Name: Title:

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc., as Holdings, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT F-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc., as Holdings, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc., as Holdings, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Essendant Co. (the “Borrower”), Essendant Inc., as Holdings, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent ”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS  Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

SCHEDULE 1.01

ELIGIBLE REAL PROPERTY

	Address	City, State	Postal Code
1.	2000 Wolf Business Park	Greenville, IL	62246
2.	5345 W. 81st Street	Indianapolis, IN	46268
3.	415 Wildwood Avenue	Woburn, MA	01801
4.	7441 Candlewood Rd.	Hanover, MD	21076
5.	7509 Boone Avenue North	Brooklyn Park, MN	55428
6.	1720 Alexander Rd	Eagan, MN	55121
7.	13 Centre Drive	Orchard Park, NY	14127
8.	Hwy 9 West & Wolf Road	Coxsackie, NY	12051
9.	2100 Highland Road	Twinsburg, OH	44087
10.	432 S. G Street	Muskogee, OK	74403
11.	1870 N. 109th E. Avenue	Tulsa, OK	74116
12.	900 S. Cherokee Street	Muskogee, OK	74403

SCHEDULE 2.06

EXISTING LCs

As of Date:
December 31, 2016

CURRENT OUTSTANDING

Letter of Credit Number	Issuer	Applicant	Beneficiary	Amount	Issue Date	Expiration Date[1]
NZS634211	Wells Fargo Bank N.A.	Essendant Co.	Sentry Insurance A Mutual Company	$750,000.00	Jan 9, 2009	Jan 6, 2017
NZS634262	Wells Fargo Bank N.A.	Essendant Co.	Lumbermens Mutual Casualty Company, CO., American Manufacturers Mutual Protections Ins. Co.	$497,542.17	Jan 12, 2009	Jan 6, 2017
NZS634212	Wells Fargo Bank N.A.	Essendant Co.	The Travelers Indemnity Company	$11,250,000.00	Jan 9, 2009	Jan 6, 2017

TOTAL LETTERS OF CREDIT				$12,497,542.17

NOTE
1. Automatic renewal unless notice given.

SCHEDULE 3.05

PROPERTIES

Owned or Leased Real Property

FACILITY NAME	Address	City	ST	Zip
Albany1	Hwy 9 West & Wolf Road	Coxsackie	NY	12051
Atlanta	125 Horizon Drive	Suwanee	GA	30024
Azerty1	13 Centre Drive	Orchard Park	NY	14127
Baltimore1	7441 Candlewood Road	Hanover	MD	21076
Baltimore Annex	7090 Troy Hill Drive	Elkridge	MD	21075
Boston1	415 Wildwood Avenue	Woburn	MA	01801
Charlotte	10800 Withers Cove Park Drive	Charlotte	NC	28278
Chicago	810 Kimberly Drive	Carol Stream	IL	60188
Chicago Annex (L)	230 E. Lies Road	Carol Stream	IL	60188
Cleveland1	2100 Highland Road	Twinsburg	OH	44087
Cleveland Annex	2477 Edison Blvd	Twinsburg	OH	44087
Columbus	1634 Westbelt Drive	Columbus	OH	43228
Cranbury	100 Liberty Way	Cranbury	NJ	08512
Dallas	5425 FAA Blvd	Irving	TX	75061
Denver	9910 East 47th Ave	Denver	CO	80238
FSC - Deerfield	One Parkway North, Ste 100	Deerfield	IL	60015
Grand Rapids	2640 Northridge Drive	Walker	MI	49544
Houston	7677 Pinemont Drive	Houston	TX	77040
Houston Annex	8518 W. Little York Road	Houston	TX	77040
Indianapolis1	5345 West 81st St	Indianapolis	IN	46268
Kansas City	1606, 1722, 1736 Lin Street	N. Kansas City	MO	64116
Kansas City Annex	1202-1222 Atlantic St.	N. Kansas City	MO	64116
Los Angeles	918 S. Stimson Ave	City of Industry	CA	91745
Los Angeles Annex	21508 Ferrero Pkwy, Building A	City of Industry	CA	91789
Memphis	5300 Hickory Hill Dr, Ste 105	Memphis	TN	38141
Miami (L)	10801 NW 103rd St, Ste 21	Medley	FL	33178
Minneapolis1	1720 Alexander Rd	Eagan	MN	55121
Nashville	455 Industrial Blvd, Ste A	Lavergne	TN	37086
Oaks (Philly)	125 Greentree Road	Oaks	PA	19456
Orlando	2405 Commerce Park Dr., Ste 100	Orlando	FL	32819
Phoenix	1013 W. Alameda Ave	Tempe	AZ	85282
Phoenix Annex	2910 S Hardy, Bldg No. 2, Ste 101	Tempe	AZ	85282
Portland	14330 N. Lombard St	Portland	OR	97203
Sacramento	5440 Stationers Way	Sacramento	CA	95842
Sacramento Annex	7021 Roseville Rd	Sacramento	CA	95747
Salt Lake City	4625 W 1730 S St.	Salt Lake City	UT	84104
Seattle	18351 Cascade Ave S, Bldg 255	Tukwila	WA	98188

1Location owned by Essendant Co.

1

FACILITY NAME	Address	City	ST	Zip
Seattle Annex A	18300 S Center Pkwy	Tukwila	WA	98188
Seattle Annex B	3703 I Street NW, Ste 200	Auburn	WA	98002
St. Louis1	2000 Wolf Business Pk	Greenville	IL	62246
Tulsa1	1870 N 109th East Ave	Tulsa	OK	74116
Atlanta	2200 Thornton Rd, Ste 100	Lithia Springs	GA	30122
Atlanta Call Ctr	3800 Camp Creek Pkwy, B1400, S100	E Pointe	GA	30331
Baltimore	7481 Coca Cola Dr	Hanover	MD	21076
Boston	33 Suffolk Road	Mansfield	MA	02048
Cleveland	2479 Edison Blvd, Bdlg II, Ste 2C	Twinsburg	OH	44087
Dallas	410 W Trinity Blvd, Suite 100 & 300	Grand Prairie	TX	75050
Edison	60 Saw Mill Pond Road	Edison	NJ	08817
Los Angeles	3963 Workman Mill Rd	Whittier	CA	90601
Minneapolis1	7509 Boone Avenue North	Brooklyn Park	MN	55428
Phoenix	1002 S 63rd Ave, Ste 104	Phoenix	AZ	85043
Pittsburgh	270 48th Street	Pittsburgh	PA	15201
Raleigh	3071 Business Park Dr	Raleigh	NC	27610
San Antonio	4500 NE Loop 410, Ste 100	San Antonio	TX	78218
San Francisco	4100 & 30336 Whipple Rd, Bld E&F	Union City	CA	94587
Tampa	9945 Currie Davis Drive	Tampa	FL	33619
Birmingham	2545 US Highway 78, Ste 100	Moody	AL	35004
Boston	574 West Street	Mansfield	MA	02048
Cincinnati	9901 Princeton-Glendale Rd	Union Twnshp	OH	45246
Harrisburg	1400 AIP Drive, Ste 200	Middletown	PA	17057
Muskogee DC2	432 S. G Street	Muskogee	OK	74403
Muskogee Annex2	900 S. Cherokee Street	Muskogee	OK	74403
Tulsa Office	907 S Detroit, Suite 300 & 400	Tulsa	OK	74120
Visalia	2234 North Plaza Drive	Visalia	CA	93291
CPO - Pasadena	110 & 120 W. Bellevue Drive	Pasadena	CA	91105
Atlanta	5362 Royal Woods Parkway	Tucker	GA	30084
Baltimore	1018 Wilso Drive	Baltimore	MD	21223
Mansfield	572 West St.	Mansfield	MA	02048
Fresno	2843 S. East Ave.	Fresno	CA	93725
Chicago	2143 International Parkway Suite 100	Woodridge	IL	605617
Cleveland	21548 Alexander Road	Oakwood Village	OH	44146
Philadelphia	3201 South 76th Street	Philadelphia	PA	19153
St. Louis	810 N. Jefferson Ave	St. Louis	MO	63106
Largo	7337 Bryan Dairy Road	Largo	FL	33777
Charlotte	3301-J Woodpark Blvd.	Charlotte	NC	28206
Cleveland	211 Hayes Drive	Brooklyn Heights	OH	44131
Denver	14200 E. 35th Place	Aurora	CO	80011
Des Moines	2408 E. 22nd Street	Des Moines	IA	50317
Tukwila	18360 Olympic Ave. South	Tukwila	WA	98188
Woburn	35 Industrial Prkwy	Woburn	MA	1801
Memphis	3544 Democrat Road	Memphis	TN	38118
Elkhart	205 CR 17	Elkhart	IN	46516

2Location owned by Essendant Industrial LLC.

1

Intellectual Property

Patent Applications and Issued Patents None.

Pending and Registered Trademarks

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
ALERA	Registered	3,234,856	ESSENDANT CO.	4/24/2007
ANCHOR	Registered	4,643,660	ESSENDANT INDUSTRIAL LLC	11/25/2014
AZERTY	Registered	1,496,309	ESSENDANT CO.	7/12/1988
BEST WELDS	Registered	3,241,886	ESSENDANT INDUSTRIAL LLC	5/15/2007
BEST WELDS	Registered	2,577,149	ESSENDANT INDUSTRIAL LLC	6/11/2002
BEST WELDS & DESIGN (SPARK LOGO)	Registered	3,241,888	ESSENDANT INDUSTRIAL LLC	5/15/2007
BEST WELDS & DESIGN (SPARK LOGO)	Registered	2,549,518	ESSENDANT INDUSTRIAL LLC	3/19/2002
BEYOND ESSENTIAL	Pending	86/538467	ESSENDANT CO.	2/18/2015
B FLEX	Registered	2,492,668	ESSENDANT INDUSTRIAL LLC	9/25/2001
B FLEX	Registered	2,390,033	ESSENDANT INDUSTRIAL LLC	9/26/2000
B-LINE	Registered	2,387,946	ESSENDANT INDUSTRIAL LLC	9/19/2000

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
B-LINE & DESIGN (HONEY BEE LOGO)	Registered	2,387,947	ESSENDANT INDUSTRIAL LLC	9/19/2000
BOARDWALK	Registered	3,397,269	ESSENDANT CO.	3/18/2008
BOARDWALK	Registered	3,687,043	ESSENDANT CO.	9/22/2009
BOARDWALK	Pending	86/480848	ESSENDANT CO.	12/15/2014
BOARDWALK	Pending	86/884356	ESSENDANT CO.	1/23/2016
BOARDWALK	Registered	4,994,926	ESSENDANT CO.	7/5/2016
BOARDWALKand Design	Registered	2,429,442	ESSENDANT CO.	2/20/2001
COMFORT	Registered	2,566,483	ESSENDANT INDUSTRIAL LLC	5/7/2002
COMFORT	Registered	2,566,484	ESSENDANT INDUSTRIAL LLC	5/7/2002
COMFORT GRIP	Registered	2,116,492	ESSENDANT CO.	11/25/1997
CPO	Registered	3,638,023	CPO COMMERCE LLC	6/16/2009
DESIGN	Registered	3,814,089	LABEL INDUSTRIES, INC.	7/6/2010
DESIGN	Registered	2,461,182	ESSENDANT INDUSTRIAL LLC	6/19/2001
EAGLE	Registered	1,437,761	ESSENDANT INDUSTRIAL LLC	4/28/1987
EAGLE	Registered	2,404,097	ESSENDANT INDUSTRIAL LLC	11/14/2000
EAGLE	Registered	2,613,747	ESSENDANT INDUSTRIAL LLC	9/3/2002

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
ELUSION	Pending	87/033700	ESSENDANT CO.	5/11/2016
ENVELOPEDesign Only	Registered	2,492,017	ESSENDANT CO.	9/25/2001
ESSENDANT	Registered	4,818,382	ESSENDANT CO.	9/22/2015
ESSENDANT Stylized A	Pending	86/568623	ESSENDANT CO.	3/18/2015
ESSENDANT Word Mark	Pending	86/568664	ESSENDANT CO.	3/18/2015
FINISH PRO	Pending	87/142022	LIBERTY BELL EQUIPMENT CORPORATION	8/17/2016
FINISH PRO & Design	Pending	87/142063	LIBERTY BELL EQUIPMENT CORPORATION	8/17/2016
GALAXY	Registered	3,247,619	ESSENDANT CO.	5/29/2007
HANDS AND BOX Design Only	Registered	2,571,420	ESSENDANT CO.	5/21/2002
I LOVE COPY PAPER	Registered	4,385,500	ESSENDANT CO.	8/13/2013
INNOVERA	Registered	3,326,145	ESSENDANT CO.	10/30/2007
JAGUAR PLASTICS	Registered	3,324,456	ESSENDANT CO.	10/30/2007
LAGASSE	Pending	86/798115	ESSENDANT CO.	10/23/2015
LAGASSE	Registered	2,619,155	ESSENDANT CO.	9/10/2002
MECHANICS TOOLS WAREHOUSE	Registered	3,846,780	LABEL INDUSTRIES, INC.	9/7/2010
MEDCO & Device	Registered	2,496,093	LIBERTY BELL EQUIPMENT CORPORATION	10/9/2001

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
NATIONAL TOOL WAREHOUSE	Registered	4,149,606	LABEL INDUSTRIES, INC.	5/29/2012
NATIONAL TOOL WAREHOUSE	Registered	3,012,392	LABEL INDUSTRIES, INC.	11/1/2005
NED	Registered	2,587,795	ESSENDANT CO.	7/2/2002
NERATOLI	Registered	4,998,314	ESSENDANT CO.	7/12/2016
NESCO	Registered	2,570,562	NESTOR SALES LLC	5/21//2002
OFFICE IMPRESSIONS	Registered	3,348,288	ESSENDANT CO.	12/4/2007
OKI BERING	Registered	2,404,096	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,616,298	ESSENDANT INDUSTRIAL LLC	9/10/2002
OKI BERING	Registered	2,406,111	ESSENDANT INDUSTRIAL LLC	11/21/2000
OKI BERING	Registered	2,404,098	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,404,099	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,404,100	ESSENDANT INDUSTRIAL LLC	11/14/2000
ORS NASCO	Pending	86/798136	ESSENDANT CO.	10/23/2015
ORS NASCO PURE WHOLESALE. PURE VALUE	Registered	3,305,657	ESSENDANT INDUSTRIAL LLC	10/9/2007
PAINTERS PRIDE PRODUCTS	Registered	2,644,896	LIBERTY BELL EQUIPMENT CORPORATION	11/5/2002

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
PAPER FOR THE PEOPLE	Registered	4,404,631	ESSENDANT CO.	9/17/2013
PAPERRAP	Registered	3,062,671	ESSENDANT CO.	2/28/2006
PERFECTLY PRACTICAL	Registered	3,306,730	ESSENDANT CO.	10/9/2007
PERFORMANCE 1	Registered	3,212,093	NESTOR SALES LLC	2/27/2007
PREMIERE PADS	Registered	3,256,063	ESSENDANT CO.	6/26/2007
POWERING POSSIBILITIES	Pending	87/264003	ESSENDANT CO.	12/9/2016
QUIPALL	Registered	4,993,809	LIBERTY BELL EQUIPMENT CORPORATION	7/5/2016
QUIPALL	Pending	87/203829	LIBERTY BELL EQUIPMENT CORPORATION	10/14/2016
THE BIGGEST BOOK	Registered	2,614,572	ESSENDANT CO.	9/3/2002
The UNCOMMON PLATFORM	Pending	86/859270	ESSENDANT CO.	12/28/2015
Uand Design	Registered	3,306,757	ESSENDANT CO.	10/9/2007
UStylized Letters	Registered	3,306,731	ESSENDANT CO.	10/9/2007
UNISAN	Registered	2,004,776	ESSENDANT CO.	10/1/1996
UNISAN	Registered	2,010,540	ESSENDANT CO.	10/22/1996
UNITED STATIONERS	Pending	86/798095	ESSENDANT CO.	10/23/2015
UNITED STATIONERS	Registered	2,486,918	ESSENDANT CO.	9/11/2001
UNITED STATIONERSand Design	Registered	1,118,921	ESSENDANT CO.	5/22/1979

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
UNITED STATIONERSand Design	Registered	1,249,235	ESSENDANT CO.	8/23/1983
UNITED STATIONERSand Design	Registered	1,514,147	ESSENDANT CO.	11/22/1988
UNIVERSAL	Registered	3,250,457	ESSENDANT CO.	6/12/2007
UNIVERSAL	Registered	3,357,434	ESSENDANT CO.	12/18/2007
UNIVERSAL ONE	Registered	4,617,934	ESSENDANT CO.	10/7/2014
WINDSOFT	Registered	2,544,665	ESSENDANT CO.	3/5/2002
UNILINK	Registered	1,637,064	ESSENDANT CO.	3/5/1991
WEBSCORE	Registered	2,609,037	ESSENDANT CO.	8/20/2002

State Trademark Registrations

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
ORS NASCO	Registered – Alabama	115818	ESSENDANT INDUSTRIAL LLC	12/8/2015
ORS NASCO AN ESSENDANT COMPANY	Registered – South Carolina	N/A	ESSENDANT INDUSTRIAL LLC	11/19/2015

Registered Copyrights

Title	Status	Reg. No.	Owner
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1064590	Essendant Co.
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1168772	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1301077	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1301126	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1301127	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1301129	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1301130	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1301131	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX1301133	Essendant Co.

Title	Status	Reg. No.	Owner
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX1301134	Essendant Co.
Office furnishings catalog.	Registered	TX1301135	Essendant Co.
Added emphasis.	Registered	TX1301136	Essendant Co.
Price tag sale of office products.	Registered	TX1301137	Essendant Co.
Red tag sale of office products!.	Registered	TX1301138	Essendant Co.
Added emphasis.	Registered	TX1301139	Essendant Co.
Office furnishings catalog.	Registered	TX1301140	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX1301141	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX1301142	Essendant Co.
The ... retail loose leaf catalog pricing service.	Registered	TX1301143	Essendant Co.
I S S matchbook 1984 : v. one.	Registered	TX1324271	Essendant Co.
I S S matchbook 1984 : v. two.	Registered	TX1324272	Essendant Co.
Store fixtures and accessories catalog price list.	Registered	TX1394624	Essendant Co.
Store fixtures & accessories.	Registered	TX1394662	Essendant Co.
Unitape pricing service	Registered	TX1406478	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1429825	Essendant Co.

Title	Status	Reg. No.	Owner
Office products catalog/ United Stationers.	Registered	TX1430423	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1433311	Essendant Co.
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1451858	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1454413	Essendant Co.
Cost 'n' sell pricing guide: for office products / United Stationers.	Registered	TX1461458	Essendant Co.
Price busters.	Registered	TX1463710	Essendant Co.
Price tag sale of office products.	Registered	TX1463711	Essendant Co.
Office furniture catalog/ United Stationers.	Registered	TX1471117	Essendant Co.
The New Johnson & Staley catalog ....	Registered	TX1575872	Essendant Co.
Computer Supplies Matchbook: the complete guide for matching information systems supplies to office machines & computerized equipment.	Registered	TX1576366	Essendant Co.
The Computer products catalog ....	Registered	TX1596538	Essendant Co.
File under savings! : ending date Feb. 28, 1985.	Registered	TX1596539	Essendant Co.

Title	Status	Reg. No.	Owner
Super savings on computer products : sale ends June 30, 1985.	Registered	TX1596540	Essendant Co.
Impact!: office products sale news.	Registered	TX1596541	Essendant Co.
Terrific buys on computer supplies : diskettes, paper, ribbons, furniture, computer accessories : sale ends June 30, 1985.	Registered	TX1596542	Essendant Co.
Red tag sale.	Registered	TX1596543	Essendant Co.
Red tag sale of office products.	Registered	TX1596544	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1705156	Essendant Co.
Office furniture catalog/ United Stationers.	Registered	TX1711405	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1714547	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1917621	Essendant Co.
The Computer products catalog ....	Registered	TX1918408	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1918409	Essendant Co.
The Computer products catalog ....	Registered	TX1929215	Essendant Co.
Office furniture ....	Registered	TX1929216	Essendant Co.
Get ready for a New Year sale!	Registered	TX1929453	Essendant Co.
Price tag sale : office products.	Registered	TX1929579	Essendant Co.

Title	Status	Reg. No.	Owner
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1930529	Essendant Co.
Cost 'n' sell pricing guide: for office products / United Stationers.	Registered	TX1934044	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1938655	Essendant Co.
Red tag office supply sale.	Registered	TX1941094	Essendant Co.
The Computer products catalog ....	Registered	TX1941449	Essendant Co.
Computer products sale!	Registered	TX1972211	Essendant Co.
Office products sale.	Registered	TX1979469	Essendant Co.
Red tag sale! on office supplies.	Registered	TX2025635	Essendant Co.
Office products price tag sale.	Registered	TX2026206	Essendant Co.
Computer Supplies Matchbook: the complete guide for matching information systems supplies to office machines and computerized equipment.	Registered	TX2076889	Essendant Co.
Cost & sell dealer net pricer: corresponds to ... general line catalog / United Stationers Supply Company.	Registered	TX2077011	Essendant Co.
Price tag sale--a harvest of fall savings.	Registered	TX2167491	Essendant Co.
The Computer products catalog ....	Registered	TX2167492	Essendant Co.
Computer accessories/ United Stationers Supply Company.	Registered	TX2167493	Essendant Co.

Title	Status	Reg. No.	Owner
Basic office needs/ United Stationers.	Registered	TX2172284	Essendant Co.
Office furniture ....	Registered	TX2179060	Essendant Co.
United Stationers impact flyer	Registered	TX2179837	Essendant Co.
United Stationers red tag	Registered	TX2179838	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2204237	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2382245	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2738376	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2900077	Essendant Co.
United selling skills : v. 1.	Registered	TX2950470	Essendant Co.
Accounts receivable quick reference manual.	Registered	TX3000835	Essendant Co. (assigned to United Business Computers, Inc.)
United Stationers, Inc., A/R system training instructor guide.	Registered	TX3000879	Essendant Co. (assigned to United Business Computers, Inc.)
A/R system accounts receivable participant guide.	Registered	TX3049219	Essendant Co.
Office innovations.	Registered	TX3050497	Essendant Co.
Office showcase: ... supplement.	Registered	TX3050498	Essendant Co.
Today's workplace. -- Spring 1991-.	Registered	TX3050499	Essendant Co.
9 to 5.	Registered	TX3050500	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX3060108	Essendant Co.

Title	Status	Reg. No.	Owner
Office products catalog/ United Stationers.	Registered	TX3299391	Essendant Co.
COPAS.	Registered	TX3313950	Essendant Co. (assigned to United Business Computers, Inc.)
Office products catalog/ United Stationers.	Registered	TX3433966	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX3443908	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX3443909	Essendant Co.
The Computer products catalog ....	Registered	TX3443910	Essendant Co.
Sanitary & maintenance supply.	Registered	TX3720944	Essendant Co.
Office furniture ....	Registered	TX3720945	Essendant Co.
Payment by receipt : implementation guide.	Registered	TX3730184	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3735855	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3735859	Essendant Co.
United customer label system : user guide.	Registered	TX3756732	Essendant Co.
The Computer products catalog ....	Registered	TX3757483	Essendant Co.

Title	Status	Reg. No.	Owner
Uniterm : user guide for United Stationers' terminal emulation software.	Registered	TX3783441	Essendant Co.
Dealer net pricer.	Registered	TX3844164	Essendant Co.
Dealer net pricer.	Registered	TX3844165	Essendant Co.
Dealer net pricer.	Registered	TX3859313	Essendant Co.
Electronic management systems : your complete business advantage.	Registered	TX3859397	Essendant Co.
Dealer net pricer.	Registered	TX3913103	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3936741	Essendant Co.
Purchase to payment guide.	Registered	TX4084723	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4092344	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4092355	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4112533	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4366726	Essendant Co.
Office products, 1996.	Registered	TX4122825	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX4122915	Essendant Co.
1996 catalog quick find directory.	Registered	TX4132788	Essendant Co.
Office products 1999.	Registered	TX4258463	Essendant Co.

Title	Status	Reg. No.	Owner
1996 computer products.	Registered	TX4366724	Essendant Co.
Office products, 1997.	Registered	TX4377282	Essendant Co.
1997 office products.	Registered	TX4377283	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4402446	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4366727	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4415515	Essendant Co.
The Computer products catalog ....	Registered	TX4418869	Essendant Co.
United Stationers Supply Company dealer net pricer, Apr.-Jun. 97.	Registered	TX4504833	Essendant Co.
Micro United price book.	Registered	TX4530609	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4562705	Essendant Co.
Micro United price book.	Registered	TX4670664	Essendant Co.
Business products ....	Registered	TX4690436	Essendant Co.
The Computer products catalog ....	Registered	TX4690950	Essendant Co.
Micro United price book.	Registered	TX4690959	Essendant Co.
Micro United price book.	Registered	TX4092354	Essendant Co.
Essendant Co., 97 Oct.-Dec. dealer net pricer.	Registered	TX4691004	Essendant Co.

Title	Status	Reg. No.	Owner
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4694647	Essendant Co.
Office furniture ....	Registered	TX4818476	Essendant Co.
Micro United price book.	Registered	TX4819062	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX4819378	Essendant Co.
Essendant Co., dealer net pricer : Oct.-Dec. 98.	Registered	TX4857522	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX5187186	Essendant Co.
Price tag sale of office products.	Registered	TX840051	Essendant Co.
Red tag sale of office products.	Registered	TX840052	Essendant Co.
Office furnishings ...: [office products for the 80's].	Registered	TX840053	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX840054	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX840055	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX840056	Essendant Co.
Office furniture catalog/ United Stationers.	Registered	TX840057	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX840058	Essendant Co.

Title	Status	Reg. No.	Owner
Office products catalog/ United Stationers.	Registered	TX840059	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX840060	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX840061	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX840062	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX840063	Essendant Co.
Price tag sale of office products.	Registered	TX849570	Essendant Co.
I. S. S. matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment : magnetic media, ribbons, copier supplies	Registered	TX910208	Essendant Co.
Consumer Sales marketing Program	Registered	TXu548226	Essendant Co.
1995 MU computer products dealer net pricer Jan-Mar			Essendant Co.
Information systems supplies: [catalog]: for data processing, word processing, mircrofiche	Registered	TX1301128	Essendant Co.
Office products catalog	Registered	TX1301132	Essendant Co.

Title	Status	Reg. No.	Owner
1983 information systems supplies catalog	Registered	TX1391130	Essendant Co.
Oklahoma Rig and Supply Company : wholesale oilfield/industrial supplies.	Registered	TX1384157	Essendant Industrial LLC
The Comfort line; brochure	Registered	RE0000440158	O.K.I. Supply, LLC
Wholesaler/distributor accounting system	Registered	TXu000113369	O.K.I. Supply, LLC
Wholesaler/distributor inventory control system	Registered	TXu000113368	O.K.I. Supply, LLC
ETW Catalog supplement to “Equipment and tools…catalog	Registered	TX0001479649	Nestor Sales LLC

SCHEDULE 3.06

DISCLOSED MATTERS

None except as set forth in the Disclosure Side Letter.

SCHEDULE 3.14

INSURANCE

Description of insurance set forth in the Disclosure Side Letter.

SCHEDULE 3.15

CAPITALIZATION AND SUBSIDIARIES

Holdings is a Delaware corporation.

Each company listed in the table below is a Subsidiary of Holdings.

Issuer	Designated as Material Domestic Subsidiary or Material Foreign Subsidiary?	Owner	Type	Number Shares	Class
Essendant Co.	Yes	Essendant Inc.	Illinois corporation	849	Common
Label Industries, Inc.	Yes, and a Subsidiary Guarantor.	Essendant Co.	Missouri corporation	2,000	Common
TransSupply Group, LLC	Yes, and a Subsidiary Guarantor.	Essendant Co.	Illinois limited liability company	NA	Membership Interest
Liberty Bell Equipment Corporation	Yes, and a Subsidiary Guarantor.	Essendant Co.	Pennsylvania corporation	111 Voting 3,014 (Non Voting)	Common Common
Nestor Holding Company	Yes, and a Subsidiary Guarantor.	Essendant Co.	Delaware corporation	100	Common
Nestor Sales Holdco, LLC	Yes, and a Subsidiary Guarantor.	Nestor Holding Company	Delaware limited liability company	NA	Membership Interest

Issuer	Designated as Material Domestic Subsidiary or Material Foreign Subsidiary?	Owner	Type	Number Shares	Class
Nestor Sales LLC	Yes, and a Subsidiary Guarantor.	Nestor Sales Holdco, LLC	Georgia limited liability company	NA	Membership Interest
Essendant Industrial LLC	Yes, and a Subsidiary Guarantor.	Essendant Co.	Illinois limited liability company	NA	Membership Interest
O.K.I. Supply, LLC	Yes, and a Subsidiary Guarantor.	Essendant Industrial LLC	Illinois limited liability company	NA	Membership Interest
OKI Bering Middle East FZE	No	O.K.I. Supply, LLC	Jebel Ali Free Zone (FZE)	1	UAE Dirhams One Million
Essendant Canada, Inc.	No	O.K.I. Supply, LLC	Ontario, Canada corporation	1	Common
G2S Equipement de Fabrication et d’Entretien, Inc.	No	Essendant Canada, Inc.	Quebec, Canada corporation	100	Common
Essendant Management Services LLC	Yes, and a Subsidiary Guarantor.	Essendant Co.	Illinois limited liability company	NA	Membership interest
Essendant Financial Services LLC	Yes, and a Subsidiary Guarantor.	Essendant Co.	Illinois limited liability company	NA	Membership interest

Issuer	Designated as Material Domestic Subsidiary or Material Foreign Subsidiary?	Owner	Type	Number Shares	Class
Essendant Receivables LLC3	Yes, and a Subsidiary Guarantor.	Essendant Financial Services LLC	Illinois limited liability company	NA	Membership interest
Essendant Hong Kong Limited	No	Essendant Co.	Hong Kong private company limited by shares	1,000	Common
CPO Commerce, LLC	Yes, and a Subsidiary Guarantor.	Essendant Co.	Illinois limited liability company	NA	Membership interest
CPO Commerce, Acquisition, LLC	Yes, and a Subsidiary Guarantor.	CPO Commerce, LLC	Delaware limited liability company	NA	Membership interest

3The Borrower intends to merge Essendant Receivables LLC into Essendant Management Services LLC shortly after the Effective Date. Following the merger, the surviving company, Essendant Management Services LLC, will change its name to Essendant Receivables LLC.

1

SCHEDULE 6.01

EXISTING INDEBTEDNESS None.

SCHEDULE 6.02

EXISTING LIENS

1.

UCC-1 Financing Statement filed 6/21/2016 against Liberty Bell Equipment Corporation by Toyota Industries Commercial Finance, Inc. and Atlanta Fork Lifts, Inc. with the PA Dept of State as filing no. 2016062101214

2.

Trademark security interest granted by O.K.I. Supply, LLC, as successor-in-interest to O.K.I. Supply Co., granted to The Fifth Third Bank and recorded in the U.S. Patent and Trademark Office on November 5, 1990 at Reel 0749, Frame 0823.  The trademark is immaterial to the business of any of the Loan Parties and of immaterial value.

3.

Copyright security interest granted by Nestor Sales LLC to PNC Bank, National Association and recorded in the U.S. Copyright Office on July 25, 2011 at Volume 3605, Document No. 887. The trademark is immaterial to the business of any of the Loan Parties and of immaterial value.

1.

SCHEDULE 6.04

EXISTING INVESTMENTS

Description of existing Investments set forth in the Disclosure Side Letter.

SCHEDULE 6.10

EXISTING RESTRICTIONS None.